                                                                   EXHIBIT 10.13

                              CONSENT TO SUBLEASE

     This Consent is entered into as of this ____ day of June, 2000, by and among Davis Associates, a California limited partnership ("Landlord"), Oracle Corporation, a Delaware Corporation ("Sublandlord"), Extricity, Inc., a California corporation ("Subtenant"). The parties hereby certify, represent, warrant and acknowledge as follows:

     1. Pursuant to that certain Lease dated as of December ___, 1995 and executed December 21, 1995, as the same has been amended by that certain letter dated May 18, 2000 from Landlord to Sublandlord (as amended, the "Lease"), Landlord, as landlord, leased to ("Sublandlord"), as tenant, 69,925 square feet of rentable space (the "Premises") consisting of the entire Building located at 1 Davis Drive in the City of Belmont, California (the "Building").

     2. The Lease constitutes the entire agreement between Landlord and Sublandlord with respect to the Premises, and is presently in full force and effect. The Lease has not been further modified, changed, altered or amended in writing, orally or otherwise. As of the date of this Consent to Sublease (this "Consent"), Landlord has not assigned, encumbered or hypothecated its interest in the Lease. All capitalized terms used herein shall have the meaning given those terms in the Lease.

     3. As of the date of this Consent and to the best of Landlord's knowledge, neither Landlord nor Sublandlord is in default under the Lease nor has either of them committed any breach of the Lease; no event has occurred which, but for the passing of time or the giving or receipt of notice, or both, would constitute a default under the Lease; and no notice of default has been given under the Lease. There are no disputes between Landlord and Sublandlord concerning the Lease, the Premises or the improvements thereon.

     4. As of the date hereof, Sublandlord has made no alterations to the Premises that pursuant to the provisions of the Lease, Landlord would require Sublandlord to remove.

     5. Landlord has executed this Consent in contemplation of that certain sublease (the "Sublease") by and between Sublandlord and Subtenant, which sublease is attached hereto as Exhibit "A", and Landlord hereby consents to
                               -----------
Sublandlord's subleasing of the Premises to Subtenant pursuant to the terms of the Sublease.

     6. Sublandlord hereby represents and warrants that Sublandlord (i) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (ii) has full power and authority to enter into the Sublease and this Consent. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease and this Consent.

     7. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease.

     8. Nothing contained in the Sublease or this Consent shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease.

     9. In no event shall the Sublease or this Consent be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease.

     1. IN WITNESS WHEREOF, the undersigned has executed this Consent as of the date first written above.

                              "LANDLORD"

                              DAVIS ASSOCIATES,
                              a California limited partnership

                              By: /s/ Phillip Raiser
                                 ------------------------------

                              Print Name:   PHILLIP RAISER
                                            -------------------

                              Title: Agent for the JHR Trust
                                     --------------------------
                                     General Partner

                                  EXHIBIT "A"
                                  -----------

                                    Sublease
                                    --------

                                                         THE RAISER ORGANIZATION

Philip J. Arnautou                                    800 SOUTH CLAREMONT STREET
May 18,2000                                          SAN MATEO. CALIFORNIA 94402
Page 1                                             650 342 - 9026 FAX 344 - 4158
                                                   E-MAIL raiserhq@ix.netcom.com

                                                                       MXX-54640

                                  May 18, 2000

Oracle Corporation
c/o Philip J. Arnautou
Colliers International
100 Hamilton Avenue - Suite 275
Palo Alto, California 94301

          Re:  Oracle Corporation Lease of One Davis Drive, Belmont
               ----------------------------------------------------

Dear Phil:

          In response to your letter of May 9, 2000, we would prefer that Oracle sublease One Davis Drive for the entire remaining term rather than offer a three-year sublease. Therefore, by this letter, Davis Associates, a California limited partnership, as Landlord under the above-referenced Lease, agrees to waive its rights under Section 14.2 of the Lease to recapture or sublease the premises due to any sublease of One Davis Drive by Oracle with a sublease term expiring on September 30, 2006. All other provisions of Section 14 shall remain in effect, including, without limitation, Landlord's right to consent to any subletting or assignment and Landlord's right to share in any sublease or assignment profits.

          This waiver of Section 14.2 does not apply to any Option Period (as defined in the Lease). Should Oracle exercise either or both of its extension options, then Section 14.2 will remain in full force and effect during each Option Period.

                              Very truly yours,

                              Davis Associates,
                              a California limited partnership

                              By:  /s/Phillip H. Raiser
                                   --------------------------------
                                    Phillip H. Raiser,
                                    for the General Partner

                                                     RAISER CONSTRUCTION COMPANY
                                                     RAISER DEVELOPMENT COMPANY
                                                     RAISER PROPERTY MANAGEMENT
                                                     RAISER REAL ESTATE SERVICES
                                                     RAISER SENIOR SERVICES. LLC
                                                     RAISER RESOURCES, LLC

                                   SUBLEASE

                                    BETWEEN

                              ORACLE CORPORATION,

                            a Delaware corporation

                                      AND

                               EXTRICITY, INC.,

                           a California corporation

                                 June 22, 2000

                                ONE DAVIS DRIVE
                              BELMONT, CALIFORNIA

                                    SUBLEASE

         THIS SUBLEASE ("Sublease") is entered into as of June 22, 2000, is made by and between ORACLE CORPORATION, a Delaware corporation (herein called "Sublandlord") and EXTRICITY, INC., a(n) California Corporation (herein called "Subtenant"), with reference to the following facts:

     A. Pursuant to that certain Lease dated as of December ___, 1995 and executed December 21, 1995, as the same has been amended by that certain letter dated May 18, 2000 from Landlord (defined below) to Sublandlord (as amended, the "Master Lease"), Davis Associates ("Landlord"), as Landlord, leased to Sublandlord, as tenant, certain space (the "Master Lease Premises") consisting of 69,925 rentable square feet consisting of the entire Building located at 1 Davis Drive in the City of Belmont, California (the "Building").

     B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, the entire Master Lease Premises (hereinafter called the "Subleased Premises").

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

          1.  Sublease. Sublandlord hereby subleases to Subtenant and Subtenant
              --------
hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises.

          2.  Term. The term of this Sublease ("Term") shall commence on the
              ----
later to occur of (i) the date Sublandlord procures Landlord's consent to the Sublease (the "Consent") or (ii) the date Sublandlord tenders possession of the Subleased Premises to Subtenant (the "Commencement Date") and shall end on September 30, 2006 (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof. Upon the determination of the Commencement Date, the parties will enter into a letter agreement memorializing the Commencement Date and the Schedule of Base Rent payable hereunder.

          3.  Rent.
              ----

              3.1  Rent Payments.
                   -------------

                   (a) From and after the Commencement Date Subtenant shall pay to Sublandlord as Base Rent for the Subleased Premises during the Term the following:


                              Monthly Rate Per Rentable
            Months                  Square Foot               Monthly Payment
            ------                  -----------               ---------------

             1- 12                      $6.75                   $471,993.75
            13- 24                      $7.02                   $490,873.50
            25- 36                      $7.30                   $510,452.50
            37- 48                      $7.59                   $530,730.75
            49- 60                      $7.89                   $551,708.25
            60- 72                      $8.21                   $574,084.25
      72-Expiration Date                $8.54                   $597,159.50

Provided, that Tenant will not be obligated to pay Base Rent with respect to the final seven (7) days of the Term so long as Tenant has vacated the Subleased Premises in accordance with the terms of this Sublease as of the date that is seven (7) days prior to the Expiration Date.

                   (b) If the Term does not end on the last day of a month, the Base Rent and Additional Rent for that partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the address stated herein or to such other persons or at such other places as Sublandlord may designate in writing.

              3.2  Operating Expenses.
                   ------------------

                   (a) Definitions. For purposes of this Sublease and in
                       -----------
addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

                       (1) "Additional Rent" shall mean the sums payable
                            ---------------
pursuant to subparagraph 3.2(b) of this Sublease.

                       (2) "Operating Costs" shall mean "Operating Expenses" (as
                            ---------------
defined in the Master Lease) charged by Landlord to Sublandlord pursuant to the Master Lease.

                       (3) "Rent" shall mean, collectively, Base Rent,
                            ----
Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as "rent", all of which are deemed and designated as rent pursuant to the terms of this Sublease.

                       (4) "Subtenant's Percentage Share" shall mean one hundred
                            ----------------------------
percent (100%).

                   (b) In addition to the Base Rent payable pursuant to Section
3.1 above, from and after the Commencement Date, for each calendar year of the Term, Subtenant, as Additional Rent, shall pay Subtenant's Percentage Share of Operating Costs payable by Sublandlord for the then current calendar year. It is expressly acknowledged by the parties hereto that this Subleased is intended to be "triple net" Sublease, pursuant to which Subtenant shall pay all "pass-throughs" payable by Sublandlord under the Master Lease and attributable to the Term. Sublandlord shall give Subtenant written notice of Sublandlord's estimate of the amount of Additional Rent per month payable pursuant to this Subsection
(b) for each calendar year following the Sublandlord's receipt of Landlord's estimate of the Operating Costs payable under the Master Lease. Thereafter, the Additional Rent payable pursuant to this Subsection (b) shall be determined and adjusted in accordance with the provisions of Subsection 3.2(c) below.

                   (c) For partial calendar years during the term of this Sublease, the amount of Additional Rent payable pursuant to Subsection 3.2(d) that is applicable to that partial calendar year shall be prorated based on the ratio of the number of days of such partial calendar year falling during the term of this Sublease to 365. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to Subsection 3.2(d), and such obligations shall survive, remain to be performed after, any expiration or earlier termination of this Sublease.

          4.  Security Deposit.
              ----------------

                   (a) Concurrently with Subtenant's execution of this Sublease, Subtenant shall deposit with Sublandlord an irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall: (a) be in the amount of $8,609,166.00; (b) be issued on the form attached hereto as Exhibit B, with no
                                                            ---------
modifications; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution satisfactory to the Landlord; and (e) expire no earlier than sixty (60) days after the Termination Date of this Lease. If any amendment to the Letter of Credit or issuance of a substitute Letter of Credit results in fees or charges, then such fees or charges shall be payable solely by Subtenant.

                   (b) If a default by Subtenant occurs in the payment or performance of any of the terms, covenants or conditions of this Sublease, including the payment of Rent (beyond any applicable notice and/or cure periods), Sublandlord may, to the extent necessary to cure such default, apply or retain the whole or any part of the Letter of Credit by drawing down upon the Letter of Credit (the Letter of Credit shall be deemed the "Security Deposit" for the purposes of this Sublease) and use, apply or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Rent or any other sum as to which Subtenant is in default (beyond any applicable notice and/or cure periods) including (i) any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default and/or (ii) any damages to which Sublandlord is entitled pursuant to this Sublease, whether such damages accrue before or after summary proceedings or other reentry by Sublandlord. If Sublandlord applies or retains any part of the Security Deposit, Subtenant, upon demand, shall deposit with Sublandlord the amount so applied or retained so that Sublandlord shall have the full Security Deposit (i.e., a Letter of Credit in the initial face amount described above) on hand at all times during the Term. If Subtenant shall fully and faithfully comply with all the terms, covenants and conditions of this Sublease, the Security Deposit shall be returned to Subtenant after the later to occur of (i) the Expiration Date, (ii) delivery of possession of the Subleased Premises to Sublandlord in the manner required by this Sublease, (iii) the final reconciliation of any payments of Additional Rent by Subtenant and
(iv) completion by Subtenant to the satisfaction of Landlord and Sublandlord of any restoration work required in the Subleased Premises or with respect to the monument signage described in Section 12 below.

          5.  Warrant Agreements. Concurrently with Subtenant's execution and
              ------------------
delivery of this Sublease, Subtenant shall execute Warrant Agreements in the form of Exhibit C-1 and Exhibit C-2 attached hereto, pursuant to which Subtenant shall grant to Sublandlord warrants to purchase 20,000 shares of Subtenant's "Series F" convertible preferred stock at a purchase price of $6.45 per share and will grant to Landlord warrants to purchase 20,000 shares of Subtenant's "Series F" convertible preferred stock at a purchase price of $6.45 per share.

          6.  Use and Occupancy.
              -----------------

              6.1  Use. The Subleased Premises shall be used and occupied only
                   ---
for the purposes described in Section 1.9 of the Master Lease.

              6.2  Compliance with Master Lease.
                   ----------------------------

                   (a) Generally. Subtenant agrees that it will occupy the
                       ---------
Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including attorneys fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant's failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of the use by Subtenant of additional Building services (e.g. charges associated with after-hour or excess HVAC usage and overstandard electrical charges).

                   (b) Sublandlord Not Required to Perform Landlord's
                       ----------------------------------------------
Obligations. Subtenant agrees that Sublandlord shall not be required to perform
-----------
any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of

Subtenant's obligations under this Sublease, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to secure such performance upon Subtenant's request to Sublandlord to do so.

                   (c) Sublandlord's Responsibility. Sublandlord represents to
                       ----------------------------
Subtenant that the Master Lease is in full force and effect and that no notices of default have been sent or received by Sublandlord with respect to the Master Lease.

                   (d) Landlord's On-Site Employee. Subtenant expressly
                       ---------------------------
acknowledges that an employee of Landlord who performs maintenance responsibilities for the Subleased Premises (as well as the property located at 20 Davis Drive) maintains an office in the basement of the Building, without any deduction in Rent payable hereunder. Such employee shall have access to the Subleased Premises (other than computer rooms) and the basement of the Building at all times, as well as use of an office in the Building, in order to allow Landlord to provide the maintenance and service responsibilities required of Landlord under the Master Lease, without any deduction in Rent. Subtenant shall not impair such employee from performing his or her work tasks within the Subleased Premises.

          7.  Master Lease and Sublease Terms.
              -------------------------------

              7.1  Subject to Master Lease. This Sublease is and shall be at all
                   -----------------------
times subject and subordinate to the Master Lease. Additionally, Subtenant's rights under this Sublease shall be subject to the terms of the Consent. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertains to the Subleased Premises and/or this Sublease.

              7.2  Incorporation of Master Lease. The terms, conditions and
                   -----------------------------
respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of the Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean the Sublandlord herein and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean the Subtenant herein. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by three days, so that in each instance Subtenant shall have three days less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of Landlord, or for the exercise by Landlord of any right, remedy or option, are changed for the purposes of incorporation herein by reference by doubling the same in each instance, so that in each instance Sublandlord shall have twice as much time to observe or perform hereunder than Landlord has under the Master Lease.

Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease of access or inspection and any right of Landlord under the Master Lease to do work in the Master Lease premises or in the Building and any right of Landlord under the Master Lease in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

              7.3  Clarification on Incorporation of Master Lease. For the
                   ----------------------------------------------
purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

                   (a) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

                   (b) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

                   (c) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

                   (d) In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

              7.4  Exclusions. Notwithstanding the terms of Section 7.3 above,
                   ----------
Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease: Articles 1, 2, 3, Section 4.3(c) (second sentence only), Section 5.1, Section 6.1.1 (3/rd/through 8/th/sentences), Section 6.3.1, Section 16.3, Article 21, Article 22, Article 26, Article 27, Article 28, Article 30, Section 31.2, Exhibit C.

              7.5  Sublandlord's Agreement. Sublandlord agrees to maintain the
                   -----------------------
Master Lease, as it pertains to the Subleased Premises, during the Term of this Sublease.

          8.  Indemnity. Subtenant shall indemnify, defend and hold harmless
              ---------
Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to the landlord under the Master Lease) by reason of (i) any accidents, damages or injuries to persons or property occurring in or on the Subleased Premises or the parcel on which the Subleased Premises are located (including the parking lot) (unless the same shall have been caused by Sublandlord's gross negligence or willful misconduct), (ii) any breach or default hereunder on Subtenant's part, (iii) the successful enforcement of Sublandlord's rights under this Section 8 or any other Section of this Sublease, (iv) any work done after the date hereof in or to the Subleased Premises, or (v) any act, omission or negligence on the part of Subtenant and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Subtenant.

          9.  Limitation on Liability. Sublandlord shall not be liable for
              -----------------------
personal injury or property damage to Subtenant, its officers, agents, employees, invitees, guests, licensees or any other person in the Sublease Premises, regardless of how such injury or damage may be caused (unless the same shall have been caused by Sublandlord's gross negligence or willful misconduct and, in any event, subject to the application of proceeds of Subtenant's insurance coverage required hereunder). Any property of Subtenant kept or stored in the Sublease Premises shall be kept or stored at the sole risk of Subtenant. Subtenant shall hold Sublandlord harmless from any claims arising out of any personal injury or property damage occurring in the Sublease Premises, including subrogation claims by Subtenant's insurance carrier(s).

          10.  Consents and Approvals. In any instance when Sublandlord's
               ----------------------
consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord. If Subtenant shall seek the approval by or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being agreed that Subtenant's sole remedy in connection with an alleged wrongful refusal or failure to approve or consent shall be an action for injunction or specific performance and that said remedy of an action for injunction or specific performance shall be available only in those cases where Sublandlord shall have expressly agreed in this Sublease not to unreasonably withhold or delay its consent.

          11.  Furniture. Concurrently with Subtenant's execution and delivery
               ---------
of this Sublease to Sublandlord, Subtenant shall execute and deliver a furniture lease in the form of Exhibit D attached hereto, pursuant to which Subtenant will lease from Sublandlord all existing furniture (including cubicles, office furniture, chairs and conference tables) except that furniture previously removed by Sublandlord (as more particularly described in Furniture Lease, the "Furniture"), as well as existing wiring to office and work stations within the Premises.

          12.  Signage. Provided Landlord consents to Subtenant having monument
               -------
signage rights, Subtenant shall have the right, at Subtenant's sole cost and expense during the Term to install monument signage identifying Subtenant (but not any other entity other than assignee of Subtenant's interest hereunder pursuant to the provisions of a Permitted Transfer). The method of installation of any such signage and the materials used, shall be subject to the approval of Sublandlord and Landlord. Subtenant shall have the obligation, at the expiration or sooner termination of this Sublease, to remove any and all such signage at Subtenant's sole cost and expense and repair any damage caused by such removal to the reasonable satisfaction of Sublandlord and Landlord.

          13.  Attorney's Fees. If Sublandlord, Subtenant or Landlord brings an
               ---------------
action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court.

          14.  Subtenant's Acceptance.
               ----------------------

              14.1  Generally. Sublandlord shall deliver, and Subtenant shall
                    ---------
accept, possession of the Subleased Premises in their "AS IS" condition as the Subleased Premises exists on the Commencement Date hereof; Subtenant expressly acknowledges that Sublandlord will, prior to the Commencement Date, remove Sublandlord's security system, all computer servers, and all overhead projectors, and will deliver the Subleased Premises to Subtenant in "broom clean" condition. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant's occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in the same condition as the Subleased Premises were at the commencement of the Term hereof, reasonable wear and tear excepted; Subtenant expressly acknowledges that if Subtenant performs alterations within the Subleased Premises and Landlord or Sublandlord requires their removal, Subtenant will be solely responsible for the cost of such removal (and any repairs necessitated by such removal), and that Sublandlord shall have no responsibility to return the Security Deposit to Subtenant until all such restoration work has been completed to the satisfaction of Landlord and Sublandlord.

              14.2  Code Issues. If the performance of any work in or about the
                    -----------
Subleased Premises by Subtenant "triggers" a requirement for code-related upgrades to or improvements of the Master Leased Premises or any common areas, Subtenant shall be solely responsible for the cost of such code-required upgrade or improvements.

          15.  Notices: Any notice by either party to the other required,
               -------
permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed (i) if to Sublandlord, at the following addresses:

               Oracle Corporation
               500 Oracle Parkway
               Box LGN2
               Redwood Shores, CA 94065
               Attn: Lease Administrator

               With a copy to:

               Oracle Corporation
               500 Oracle Parkway
               Box 5OP7
               Redwood Shores, CA 94065
               Attn: Legal Department

and (ii) if the Subtenant, at the Subleased Premises, attn: General Counsel.

Or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

          16.  Assignment and Subletting.
               -------------------------

                   (a) Generally; Sublandlord's Right to Recapture.
                       -------------------------------------------
Supplementing Article 14 of the Master Lease as incorporated herein, Subtenant shall have the right to assign or sublease all or a portion of the Subleased Premises with the consent of Landlord (to be withheld or granted pursuant to the provisions of the Master Lease) and Sublandlord's consent to any such transaction to which Landlord has consented shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, in the event that Subtenant proposes to sublease all or a portion of the Subleased Premises or to assign its interest in the Sublease (other than pursuant to Permitted Transfer [defined below]), Sublandlord shall have the right, to be exercised within twenty (20) days following receipt of Subtenant's notice of request for consent to such transaction, to terminate this Sublease with respect to the portion of the Subleased Premises that is the subject of the proposed transaction, effective as of the date upon which Subtenant's proposed sublease or assignment is to take effect. If such termination applies to a portion, but not all, of the Subleased Premises, Subtenant will be responsible for one-half (1/2) of the cost of design and construction of any demising walls and corridors required in order to separate the Subleased Premises from the area that is the subject of such termination and Sublandlord shall be responsible for the remaining one-half (1/2).

                   (b) Permitted Transfers. Notwithstanding anything to the
                       -------------------
contrary contained herein, Tenant may assign its entire interest under this Sublease or sublet the Subleased Premises to a wholly owned corporation, partnership or other legal entity or affiliate, subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "Permitted Transfer") without the consent of Sublandlord, provided: (i) Tenant is not in default under this Sublease; (ii) if such proposed transferee is a successor to Tenant by purchase, merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant and shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Sublease or Tenant's net worth at the date of the Permitted Transfer; (iii) in no event shall any Permitted Transfer release or relieve Tenant from any of its obligations under this

Sublease and (iv) Subtenant must still procure any consents or approvals required by Landlord. Tenant shall give Sublandlord written notice at least thirty (30) days prior to the effective date of such Permitted Transfer. As used herein: (a) "parent" shall mean a company which owns a majority of Tenant's voting equity; (b) "subsidiary" shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and
(c) "affiliate" shall mean an entity controlled, controlling or under common control with Tenant. Notwithstanding the foregoing, sale of the shares of equity of any affiliate or subsidiary to which this Sublease. has been assigned or transferred other than to another parent, subsidiary or affiliate of the original Tenant named hereunder shall be deemed to be an assignment requiring the consent of Sublandlord hereunder.

          17.  Brokers. Subtenant represents that it has dealt directly with and
               -------
only with CPS ("CPS"), as a broker in connection with this Sublease. Sublandlord represents that it has dealt directly with and only with Colliers International ("Colliers"), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than CPS and Colliers claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that CPS and Colliers shall be paid commissions in connection with this Sublease pursuant to a separate agreement.

          18.  Complete Agreement. There are no representations, warranties,
               ------------------
agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

          19.  Interpretation. Irrespective of the place of execution or
               --------------
performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

          20.  Counterparts. This Sublease may be executed in separate
               ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

          IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

                                    SUBLANDLORD:
                                    -----------

                                    ORACLE CORPORATION,
                                    a Delaware corporation

                                    By:  /s/ Bruce Lange
                                         ---------------------------------
                                    Print Name:  Bruce Lange
                                                 -------------------------
                                    Title:   VP and Corporate Treasurer
                                             -----------------------------

                                    SUBTENANT:
                                    ----------

                                    EXTRICITY, INC.
                                    a California corporation

                                    By:  /s/ Stephen Albertolle
                                         ---------------------------------

                                    Print Name:   Stephen Albertolle
                                                 -------------------------

                                    Title:   CFO
                                            ------------------------------

                               Subleased Premises
                               ------------------

                                  First Floor
                                  -----------


                                   [Graphic]

                               Subleased Premises
                               ------------------

                                  Second Floor
                                  ------------


                                   [Graphic]

                              Subleased Premises
                              ------------------

                                  Lower Level
                                  -----------

                                   [Graphic]

                                   EXHIBIT B
                                   ---------

     DATE:  _____________

     FROM:                         IMPERIAL BANK
                              INTERNATIONAL DIVISION
                              2015 MANHATTAN BEACH BLVD.
                              REDONDO BEACH, CA 90278
                              U.S.A.
                              TELEX: 3730628 (IMPERIAL INW)
                              SWIFT: IMPBUS66

     APPLICANT:               EXTRICITY, INC.
                              555 TWIN DOLPHIN DRIVE
                              SUITE 600
                              REDWOOD SHORES, CA 94065

     IN FAVOR OF:             ORACLE CORPORATION
                              500 ORACLE PARKWAY
                              REDWOOD CITY, CALIFORNIA 94065

     WE HEREBY ESTABLISH OUR IRREVOCABLE TRANSFERABLE STANDBY LETTER OF CREDIT NO. _____ EXPIRING 11/22/01 AT OUR COUNTERS FOR AMOUNT: USD 8,609,166.00 (EIGHT MILLION SIX HUNDRED NINE THOUSAND ONE HUNDRED SIXTY SIX EXACTLY).

     CREDIT IS AVAILABLE WITH        IMPERIAL BANK
                                     INTERNATIONAL DIVISION
                                     275 BATTERY STREET
                                     SUITE 1100
                                     SAN FRANCISCO, CALIFORNIA
     94111-3305

     BY PAYMENT OF DRAFTS AT SIGHT

     DRAFTS DRAWN ON:                IMPERIAL BANK
                                     INTERNATIONAL DIVISION
                                     275 BATTERY STREET
                                     SUITE 1100
                                     SAN FRANCISCO, CALIFORNIA
     94111-3305

     REQUIRED DOCUMENTS:

1.   THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND AMENDMENT(S) IF ANY.

2. BENEFICIARY'S STATEMENT DATED AND PURPORTEDLY SIGNED BY ONE OF ITS OFFICERS WORDED AS FOLLOWS: WE HEREBY CERTIFY THAT THIS DRAW IN THE AMOUNT OF USD______ (U.S. DOLLARS ____) UNDER YOUR IREVOCABLE STANDBY LETTER OF CREDIT NO. ____ REPRESENTS FUNDS DUE AND OWING TO US AS A RESULT OF THE APPLICANT'S FAILURE TO COMPLY WITH ONE OR MORE OF THE TERMS OF THAT CERTAIN SUBLEASE BY AND BETWEEN ORACLE CORPORATION, AS SUBLANDLORD, AND EXTRICITY, INC., AS SUBTENANT.

     ADDITIONAL CONDITIONS:

     ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.

     ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

     PARTIAL DRAWINGS MAY BE MADE UNDER THIS LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

     IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR PERIODS FROM THE PRESENT EXPIRATION DATE HEREOF, AND EACH APPLICABLE ANNIVERSARY THEREOF UNLESS SIXTY (60) DAYS PRIOR TO ANY SUCH DATE, WE SHALL NOTIFY YOU IN WRITING BY CERTIFIED MAIL OR COURIER SERVICE AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS IRREVOCABLE LETTER OR CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD. UPON RECEIPT BY YOU OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT (S) ON US AT SIGHT ACCOMPANIED BY YOUR ORIGINAL SIGNED STATEMENT WORDED AS FOLLOWS: ORACLE CORPORATION HAS RECEIVED NOTICE FROM IMPERIAL BANK THAT THE EXPIRATION DATE OF LETTER OF CREDIT NO. ________ WILL NOT BE EXTENDED FOR AN ADDITIONAL PERIOD AS OF THE DATE OF THIS DRAWING, ORACLE CORPORATION HAS NOT RECEIVED A SUBSTITUTE LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO ORACLE CORPORATION AS SUBSTITUTE FOR IMPERIAL BANK LETTER OF CREDIT NO. ________.

     ISSUING BANK WILL SEND CONCURRENTLY WITH ANY NOTICE SENT TO BENEFICIARY, BY A NATIONALLY RECOGNIZED COURIER SERVICE OR CERTIFIED MAIL, AN ADDITIONAL NOTICE TO:

     SHARTSIS, FRIESE & GINSBURG LLP, ONE MARITIME PLAZA, 18TH FLOOR, SAN FRANCISCO, CALIFORNIA, 94111 ATTENTION: JONATHAN M. KENNEDY.

     NOTWITHSTANDING THE ABOVE, THE FINAL EXPIRATION DATE SHALL BE 11/22/06.

     THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE ONLY. YOU MAY TRANSFER THIS LETTER OF CREDIT TO YOUR TRANSFEREE OR SUCCESSOR UPON SATISFACTORY DELIVERY AND PRESENTATION TO THE ISSUING BANK OF (1) THE ORIGINAL STANDBY L/C AND AMENDMENTS, IF ANY, FOR PROPER ENDORSEMENT (2) A REQUEST FOR TRANSFER ON THE ISSUER'S USUAL TRANSFER FORM (3) VERIFICATION OF SIGNATURE AND AUTHORITY ON SUCH TRANSFER FORM SIGNING FOR THE BENEFICIARY (4) PAYMENT OF A TRANSFER FEE (NOT TO EXCEED 1/4 OF 1 PERCENT) AND (5) ANY OTHER REQUIREMENTS RELATIVE TO THE UCP 500 AND U.S. GOVERNMENT REGULATIONS.

     IMPERIAL BANK, UPON RECEIPT OF BENEFICIARY'S REQUEST, IN A MANNER AS STATED HEREIN, TO TRANSFER THIS LETTER OF CREDIT, WILL REQUIRE THAT THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS THERETO, IF ANY, BE RETURNED TO US FOR CANCELLATION. UPON OUR RECEIPT OF SAME, A NEW LETTER OF CREDIT SHALL BE ISSUED TO THE TRANSFEREE, AS BENEFICIARY.

     ALL DRAFTS AND DOCUMENTS REQUIRED UNDER THIS LETTER OF CREDIT MUST BE
     MARKED: "DRAWN UNDER IMPERIAL BANK LETTER OF CREDIT NO. ________-.

     ALL DOCUMENTS ARE TO BE DISPATCHED IN ONE LOT BY COURIER SERVICE TO IMPERIAL BANK INTERNATIONAL DIVISION, 275 BATTERY STREET, SUITE 1100, SAN FRANCISCO, CALIFORNIA 94111-3305.

     THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING.

     WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AN IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT THIS OFFICE ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT. WE FURTHER ACKNOWLEDGE AN AGREE THAT UPON RECEIPT OF THE COMPLYING DOCUMENTATION REQUIRED HEREIN, WE WILL HONOR YOUR DRAW (S) AGAINST THIS IRREVOCABLE STANDBY LETTER OF CREDIT WITHOUT INQUIRY INTO THE ACCURACY OF BENEFICIARY'S SIGNED STATEMENT.

     EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS CREDIT IS SUBJECT TO THE "UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS" (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 500).

                                  EXHIBIT C-1
                                  -----------

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                 WARRANT TO PURCHASE SERIES F PREFERRED STOCK

                                      OF

                                EXTRICITY, INC.

                            Void after July __, 2004

     This certifies that, for value received, Oracle Corporation or its permitted registered assigns ("Registered Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time before 5:00 p.m. Pacific Time on July , 2004 (the "Expiration Date"), to purchase from Extricity, Inc., a California corporation (the "Company"), Twenty Thousand (20,000) shares of the Company's Series F Preferred Stock, no par value per share (the "Warrant Stock"), as constituted on May 3, 2000 (the "Issue Date"), at the price of Six Dollars Forty-five Cents ($6.45) per share, or any amount less than $6.45 per share to which the conversion price of the Series F Preferred Stock may be reduced as a result of the issuance or deemed issuance of additional shares of common stock at less than the conversion price of the Series F Preferred Stock (the "Purchase Price") upon surrender of this Warrant at the principal office of the Company, together with a duly executed subscription in the form attached hereto as Exhibit 1 and simultaneous payment of the full Purchase Price therefor in lawful money of the United States as provided herein. The Purchase Price and the number and character of shares of Warrant Stock purchasable hereunder are subject to adjustment as provided herein. Unless the context otherwise requires, the term "Warrant Stock" shall mean and include the stock and other securities and property at any time receivable or issuable upon exercise of this Warrant. The term "Warrant" as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1.  Exercise.
    --------

          (a) Exercise Period. Subject to compliance with all applicable
              ---------------
securities laws, this Warrant may be exercised at any time, in whole or in part, on any business day prior to the Expiration Date, by surrendering this Warrant at the principal executive office of the Company, together with the subscription form attached hereto duly executed by the Registered Holder and payment in full of the Purchase Price or adjusted Purchase Price therefor, if applicable (as determined in accordance with the terms hereof) for the number of shares of Warrant Stock to be purchased upon such exercise of this Warrant. Upon a partial exercise of this Warrant, this Warrant shall be surrendered, and a new Warrant of the same tenor for purchase of the number of remaining shares of Warrant Stock not previously purchased shall be issued by the Company to the Registered Holder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and payment in full to the Company of the Purchase Price as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current fair market value of one whole share of Warrant Stock as of the date of exercise, as determined in good faith by the Company's Board of Directors. No fractional shares may be issued upon any exercise of this Warrant. Notwithstanding the above, this Warrant must be exercised on the earliest to occur off (i) the Expiration Date; (ii) six (6) months after the date of closing of the issuance and sale of shares of Common Stock of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; (iii) the sale of all or substantially all the assets of the Company; or (iv) the merger of the Company into or consolidation with any other entity (the "Expiration Date"). In the event of a proposed transaction of the kind described in (ii),
(iii) or (iv) above, the Company shall notify the Registered Holder at least thirty (30) days prior to the consummation of such event or transaction.

          (b) Conversion. In lieu of exercising this Warrant or any portion
              ----------
hereof, at any time after the effective date of a Form S-1 registration statement relating to Common Stock of the Company filed by the Company pursuant to the Securities Act of 1933, as amended, the Registered Holder shall have the right to convert this Warrant or any portion hereof into Common Stock by executing and delivering to the Company at its principal office the written Subscription Notice in the form attached hereto, specifying the portion of the Warrant to be converted, and accompanied by this Warrant. The number of shares of Common Stock to be issued to Registered Holder upon such conversion shall be computed using the following formula:

          X = (P)(Y)(A-B)/A

          Where

          X=

               the number of shares of Common Stock to be issued to the Registered Holder for the portion of the Warrant being converted.

          P=
               the portion of the Warrant being converted expressed as a decimal fraction.

          Y=

               the total number of shares of Common Stock issuable upon exercise of the Warrant in full.

          A=

               the fair market value of one share of Common Stock, which shall mean (i) the closing price of the Company's stock issuable upon conversion of such share as reported on the Nasdaq National Market or other national exchange on which such stock is traded on the last business day immediately prior to the date the notice of conversion is received by the Company, or (ii) if this Warrant is being converted in conjunction with a public offering of stock the per share price to the public pursuant to the offering.

          B=

               the Exercise Price on the date of conversion.

     Any portion of this Warrant that is converted shall be immediately canceled. This Warrant or any portion hereof shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as Registered Holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates' for the number of full shares of Common Stock issuable upon such conversion. If the Warrant shall be converted for less than the total number of shares of Common Stock then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Registered Holder to the balance of the Shares purchasable hereunder upon the same terms and conditions set forth herein.

2. Valid Issuance. All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Warrant Stock, or any Common Stock or other securities issuable upon conversion of such Warrant Stock ("Conversion Stock"), in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's satisfaction that no tax or other charge is due.

3. Transfer and Exchange. This Warrant and the rights hereunder may not be transferred unless such transfer complies with all applicable securities laws and the provisions of Section 4.

If a transfer of all or part of this Warrant is permitted in accordance with the preceding sentence, then this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Warrant Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner of this Warrant for all purposes.

4. Representations and Covenants of the Registered Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Registered Holder:

     (a) Investment Purpose. The right to acquire Warrant Stock or the Warrant
         ------------------
Stock issuable upon exercise of the Registered Holder's rights contained herein will be acquired for investment purposes only for the Registered Holder's own account and not with a view to the sale or distribution of any part thereof, and the Registered Holder has no present intention of selling, granting any participation in or otherwise distributing the same.

     (b) Private Issue. The Registered Holder understands (i) that the Warrant
         -------------
Stock issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section.

     (c) Securities Law Restrictions on Transfer. The Registered Holder agrees
         ---------------------------------------
that, absent an effective registration statement filed with the U.S. Securities and Exchange Commission under the Act covering the disposition or sale of this Warrant or the Warrant Stock issued or issuable upon exercise hereof, such Registered Holder may not sell or transfer this Warrant or any or all of such Warrant Stock, as the case may be, without first complying with Section 3 and without first providing the Company with an opinion of counsel, satisfactory to the Company, to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act, and such Registered Holder consents to the Company making a notation on its records, or giving instructions to any transfer agent of this Warrant, or such Warrant Stock, in order to implement such restriction on transfer. The shares issued upon exercise of this Warrant shall bear legends referring to the restrictions on transfer set forth herein. As a further condition to any transfer of this Warrant, any permitted transferee must execute and deliver to the Company representations and warranties similar to those set forth herein and agree in writing to accept and be bound by all of the terms and conditions of this Warrant.

     (d) Financial Risk. The Registered Holder has such knowledge and experience
         --------------
in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. The Registered Holder has not been organized for the specific purpose of acquiring this Warrant. The Registered Holder has had access to all information regarding the Company, its present and prospective business, assets, liabilities and financial condition that the Registered Holder considers important to making the decision regarding its investment and has had ample opportunity to ask questions of and receive answers from the Company's representatives concerning its investment and to obtain any and all documents requested in order to supplement or verify any of the information supplied.

     (e) Accredited Investor. Registered Holder is an "accredited investor"
         -------------------
within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

     (f) "Market Stand-Off" Agreement. The Registered Holder hereby agrees that
         ----------------------------
it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of this Warrant or any shares of Warrant Stock or other shares of stock of the Company then owned by the Registered Holder (other than to donees or partners of the Registered Holder who agree to be similarly bound) for up to one hundred eighty
(180) days following the effective date of a registration statement of the Company filed under the Act; provided, however, that:

         (i) such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to securities sold pursuant to such registration statement; and

         (ii) all executive officers and directors of the Company and holders of more than one (1%) of the Company's outstanding capital stock then holding Common Stock of the Company enter into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the shares of Warrant Stock and any other shares of stock of the Registered Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

5. Adjustment of Purchase Price and Number of Shares. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Purchase Price therefor, are subject to adjustment upon occurrence of the following events:

     (a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.
         --------------------------------------------------------------------
The Purchase Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of Warrant Stock.

          (b) Adjustment for Other Dividends and Distributions. In case the
              ------------------------------------------------
Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Stock payable in securities of the Company then, and in each such case, the Registered Holder of this Warrant, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Registered Holder would have been entitled upon such date if such Registered Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

     (c) Adjustment for Capital Reorganization, Consolidation, Merger. Subject
         ------------------------------------------------------------
to Section 5(d), if any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of Warrant Stock will be entitled to receive stock, securities or assets with respect to or in exchange for their Warrant Stock, and in each such case, the Registered Holder of this Warrant, upon the exercise this Warrant (as provided in Section
1), at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 5; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

     (d) Conversion of Warrant Stock. If all the outstanding shares of the
         ---------------------------
Series F Preferred Stock of the Company are converted into Common Stock pursuant to the Company's Articles of Incorporation or otherwise, or such Series F Preferred Stock otherwise ceases to exist, then, from and after the date on which such Series F Preferred Stock is so converted or ceases to exist then this Warrant will be exercisable for 20,000 shares of Common Stock of the Company and the term "Warrant Stock" (wherever used in this Warrant) will thereafter mean the Company's Common Stock and the Purchase Price will remain Six Dollars Forty-five Cents ($6.45) per share (subject to subsequent adjustment as provided herein).

6. No Impairment. Subject to the provisions of Section 5, the Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, subject to the provisions of Section 5, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon the exercise of this Warrant.

7. Certificate as to Adjustments. In each case of any adjustment in other stock, securities or property receivable on the exercise of this Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the Registered Holder of this Warrant.

8.   Notices of Record Date. In case:

     (a) the Company shall take a record of the holders of its Warrant Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any stock dividend; or

     (b) of any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

     (c) of any voluntary dissolution, liquidation or winding-up of the Company; or

     (d) of any redemption or conversion into Common Stock of all outstanding Warrant Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, and stating the amount and character of such dividend, or (ii) the date on which such consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock or Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Warrant Stock or Common Stock (or such other stock or securities) for securities or other property deliverable upon such consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the date therein specified.

9. Loss or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of a written indemnity agreement reasonably satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

10. Reservation of Warrant Stock. Subject to the provisions of Section 5(d), the Company shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Warrant Stock (and Common Stock if the Warrant Stock is not Common Stock) as will be sufficient to permit the exercise in full of this Warrant and the conversion of all shares of Warrant Stock issuable hereunder into Common Stock (if the Warrant Stock is then convertible into Common Stock).

11. No Rights or Liabilities as Shareholder. This Warrant does not by itself entitle the Registered Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by Registered Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Registered Holder shall cause such Registered Holder to be a shareholder of the Company for any purpose.

12. Notices. All notices and other communications from the Company to the Registered Holder shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder who shall have furnished an address to the Company in writing.

13. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

14. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

15. Law Governing. This Warrant shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Delaware, excluding that body of law applicable to conflicts of law.

Dated: July __,2000

                         EXTRICITY, INC.


                         By:  /s/ Stephen J. Albertolle
                              -------------------------

                              Stephen J. Albertolle

                              CFO

Acknowledged and Agreed:

Oracle Corporation

By:  /s/ BRUCE LANGE
     -------------------------------

Name:  Bruce Lange
       -----------------------------

Title:  V.P. and Corporate Treasurer
        ----------------------------

                                  EXHIBIT C-2
                                  -----------

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                 WARRANT TO PURCHASE SERIES F PREFERRED STOCK

                                      OF

                                EXTRICITY, INC.

                           Void after July __, 2004

     This certifies that, for value received, Davis Associates or its permitted registered assigns ("Registered Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time before 5:00 p.m. Pacific Time on July, __, 2004 (the "Expiration Date"), to purchase from Extricity, Inc., a California corporation (the "Company"), Twenty Thousand (20,000) shares of the Company's Series F Preferred Stock, no par value per share (the "Warrant Stock"), as constituted on May 3, 2000 (the "Issue Date"), at the price of Six Dollars Forty-five Cents ($6.45) per share, or any amount less than $6.45 per share to which the conversion price of the Series F Preferred Stock may be reduced as a result of the issuance or deemed issuance of additional shares of common stock at less than the conversion price of the Series F Preferred Stock (the "Purchase Price") upon surrender of this Warrant at the principal office of the Company, together with a duly executed subscription in the form attached hereto as Exhibit 1 and simultaneous payment of the full Purchase Price therefor in lawful money of the United States as provided herein. The Purchase Price and the number and character of shares of Warrant Stock purchasable hereunder are subject to adjustment as provided herein. Unless the context otherwise requires, the term "Warrant Stock" shall mean and include the stock and other securities and property at any time receivable or issuable upon exercise of this Warrant. The term "Warrant" as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1.  Exercise.
    --------

          (a) Exercise Period. Subject to compliance with all applicable
              ---------------
securities laws, this Warrant may be exercised at any time, in whole or in part, on any business day prior to the Expiration Date, by surrendering this Warrant at the principal executive office of the Company, together with the subscription form attached hereto duly executed by the Registered Holder and payment in full of the Purchase Price or adjusted Purchase Price therefor, if applicable (as determined in accordance with the terms hereof) for the number of shares of Warrant Stock to be purchased upon such exercise of this Warrant. Upon a partial exercise of this Warrant, this Warrant shall be surrendered, and a new Warrant of the same tenor for purchase of the number of remaining shares of Warrant Stock not previously purchased shall be issued by the Company to the Registered Holder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and payment in full to the Company of the Purchase Price as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current fair market value of one whole share of Warrant Stock as of the date of exercise, as determined in good faith by the Company's Board of Directors. No fractional shares may be issued upon any exercise of this Warrant. Notwithstanding the above, this Warrant must be exercised on the earliest to occur off (i) the Expiration Date; (ii) six. (6) months after the date of closing of the issuance and sale of shares of Common Stock of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; (iii) the sale of all or substantially all the assets of the Company; or (iv) the merger of the Company into or consolidation with any other entity (the "Expiration Date"). In the event of a proposed transaction of the kind described in (ii),
(iii) or (iv) above, the Company shall notify the Registered Holder at least thirty (30) days prior to the consummation of such event or transaction.

          (b) Conversion. In lieu of exercising this Warrant or any portion
              ----------
hereof, at any time after the effective date of a Form S-1 registration statement relating to Common Stock of the Company filed by the Company pursuant to the Securities Act of 1933, as amended, the Registered Holder shall have the right to convert this Warrant or any portion hereof into Common Stock by executing and delivering to the Company at its principal office the written Subscription Notice in the form attached hereto, specifying the portion of the Warrant to be converted, and accompanied by this Warrant. The number of shares of Common Stock to be issued to Registered Holder upon such conversion shall be computed using the following formula:

          X = (P)(Y)(A-B)/A

          Where

          X=

          the number of shares of Common Stock to be issued to the Registered Holder for the portion of the Warrant being converted.

          P=
               the portion of the Warrant being converted expressed as a decimal fraction.

          Y=

               the total number of shares of Common Stock issuable upon exercise of the Warrant in full.

          A=

               the fair market value of one share of Common Stock, which shall mean (i) the closing price of the Company's stock issuable upon conversion of such share as reported on the Nasdaq National Market or other national exchange on which such stock is traded on the last business day immediately prior to the date the notice of conversion is received by the Company, or (ii) if this Warrant is being converted in conjunction with a public offering of stock the per share price to the public pursuant to the offering.

          B=

               the Exercise Price on the date of conversion.

     Any portion of this Warrant that is converted shall be immediately canceled. This Warrant or any portion hereof shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as Registered Holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion. If the Warrant shall be converted for less than the total number of shares of Common Stock then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Registered Holder to the balance of the Shares purchasable hereunder upon the same terms and conditions set forth herein.

2. Valid Issuance. All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Warrant Stock, or any Common Stock or other securities issuable upon conversion of such Warrant Stock ("Conversion Stock"), in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's satisfaction that no tax or other charge is due.

3. Transfer and Exchange. This Warrant and the rights hereunder may not be transferred unless such transfer complies with all applicable securities laws and the provisions of Section 4.

If a transfer of all or part of this Warrant is permitted in accordance with the preceding sentence, then this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Warrant Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner of this Warrant for all purposes.

4. Representations and Covenants of the Registered Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Registered Holder:

     (a) Investment Purpose. The right to acquire Warrant Stock or the Warrant
         ------------------
Stock issuable upon exercise of the Registered Holder's rights contained herein will be acquired for investment purposes only for the Registered Holder's own account and not with a view to the sale or distribution of any part thereof, and the Registered Holder has no present intention of selling, granting any participation in or otherwise distributing the same.

     (b) Private Issue. The Registered Holder understands (i) that the Warrant
         -------------
Stock issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section.

     (c) Securities Law Restrictions on Transfer. The Registered Holder agrees
         ---------------------------------------
that, absent an effective registration statement filed with the U.S. Securities and Exchange Commission under the Act covering the disposition or sale of this Warrant or the Warrant Stock issued or issuable upon exercise hereof, such Registered Holder may not sell or transfer this Warrant or any or all of such Warrant Stock, as the case may be, without first complying with Section 3 and without first providing the Company with an opinion of counsel, satisfactory to the Company, to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act, and such Registered Holder consents to the Company making a notation on its records, or giving instructions to any transfer agent of this Warrant, or such Warrant Stock, in order to implement such restriction on transfer. The shares issued upon exercise of this Warrant shall bear legends referring to the restrictions on transfer set forth herein. As a further condition to any transfer of this Warrant, any permitted transferee must execute and deliver to the Company representations and warranties similar to those set forth herein and agree in writing to accept and be bound by all of the terms and conditions of this Warrant.

    (d) Financial Risk. The Registered Holder has such knowledge and experience
        --------------
in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. The Registered Holder has not been organized for the specific purpose of acquiring this Warrant. The Registered Holder has had access to all information regarding the Company, its present and prospective business, assets, liabilities and financial condition that the Registered Holder considers important to making the decision regarding its investment and has had ample opportunity to ask questions of and receive answers from the Company's representatives concerning its investment and to obtain any and all documents requested in order to supplement or verify any of the information supplied.

     (e) Accredited Investor. Registered Holder is an "accredited investor"
         -------------------
within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

     (f) "Market Stand-Off" Agreement. The Registered Holder hereby agrees that
         ----------------------------
it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of this Warrant. or any shares of Warrant Stock (other than to donees or partners of the Registered Holder who agree to be similarly bound) for up to one hundred eighty
(180) days following the effective date of a registration statement of the Company filed under the Act; provided, however, that:

         (i) such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to securities sold pursuant to such registration statement; and

         (ii) all executive officers and directors of the Company and holders of more than one (1%) of the Company's outstanding capital stock then holding Common Stock of the Company enter into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the shares of Warrant Stock (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

5. Adjustment of Purchase Price and Number of Shares. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Purchase Price therefor, are subject to adjustment upon occurrence of the following events:

     (a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.
         --------------------------------------------------------------------
The Purchase Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of Warrant Stock.

     (b) Adjustment for Other Dividends and Distributions. In case the Company
         ------------------------------------------------
shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Stock payable in securities of the Company then, and in each such case, the Registered Holder of this Warrant, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Registered Holder would have been entitled upon such date if such Registered Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

     (c) Adjustment for Capital Reorganization, Consolidation, Merger. Subject
         ------------------------------------------------------------
to Section 5(d), if any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of Warrant Stock will be entitled to receive stock, securities or assets with respect to or in exchange for their Warrant Stock, and in each such case, the Registered Holder of this Warrant, upon the exercise this Warrant (as provided in Section
1), at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 5; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

     (d) Conversion of Warrant Stock. If all the outstanding shares of the
         ---------------------------
Series F Preferred Stock of the Company are converted into Common Stock pursuant to the Company's Articles of Incorporation or otherwise, or such Series F Preferred Stock otherwise ceases to exist, then, from and after the date on which such Series F Preferred Stock is so converted or ceases to exist then this Warrant will be exercisable for 20,000 shares of Common Stock of the Company and the term "Warrant Stock" (wherever used in this Warrant) will thereafter mean the Company's Common Stock and the Purchase Price will remain Six Dollars Forty-five Cents ($6.45) per share (subject to subsequent adjustment as provided herein).

6. No Impairment. Subject to the provisions of Section 5, the Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, subject to the provisions of Section 5, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon the exercise of this Warrant.

7. Certificate as to Adjustments. In each case of any adjustment in other stock, securities or property receivable on the exercise of this Warrant, the Chief Financial Officer of the

Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the Registered Holder of this Warrant.

8.   Notices of Record Date. In case:

     (a) the Company shall take a record of the holders of its Warrant Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any stock dividend; or

     (b) of any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

     (c) of any voluntary dissolution, liquidation or winding-up of the Company; or

     (d) of any redemption or conversion into Common Stock of all outstanding Warrant
Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, and stating the amount and character of such dividend, or (ii) the date on which such consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock or Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Warrant Stock or Common Stock (or such other stock or securities) for securities or other property deliverable upon such consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the date therein specified.

9. Loss or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of a written indemnity agreement reasonably satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

10. Reservation of Warrant Stock. Subject to the provisions of Section 5(d), the Company shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Warrant Stock (and Common Stock if the Warrant Stock is not Common Stock) as will be sufficient to permit the exercise in full of this Warrant and the conversion of all shares of Warrant Stock issuable hereunder into Common Stock (if the Warrant Stock is then convertible into Common Stock).

11. No Rights or Liabilities as Shareholder. This Warrant does not by itself entitle the Registered Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by Registered Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights Or privileges of the Registered Holder shall cause such Registered Holder to be a shareholder of the Company for any purpose.

12. Notices. All notices and other communications from the Company to the Registered Holder shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder who shall have furnished an address to the Company in writing.

13. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

14. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

15. Law Governing. This Warrant shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Delaware, excluding that body of law applicable to conflicts of law.

Dated: July __,2000

                         EXTRICITY, INC.


                         By:  /s/ Stephen J. Albertolle
                              -------------------------

                              Stephen J. Albertolle

                              CFO

Acknowledged and Agreed:

Oracle Corporation

By:  /s/ Phillip Raiser
     --------------------------

Name:   Phillip Raiser
       ------------------------

Title:  Agent for the JHR Trust
        -----------------------
        General Partner

EXHIBIT 1
---------

                               SUBSCRIPTION FORM
                               -----------------

(To be executed only upon exercise of Warrant)

(1) The undersigned Registered Holder hereby elects to purchase _____ shares of the Series F Preferred Stock of the Company, pursuant to the terms of the Warrant dated July __, 2000 (the "Warrant") between the Company and the Registered Holder, and tenders herewith

     ( ) payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2) In exercising its rights to purchase the Series F Preferred Stock of the Company, the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 4 of the Warrant.

(3) Please issue a certificate or certificates representing said shares of Series F Preferred Stock in the name of the undersigned or in such other name as is specified below.

_______________________________
(Name)


_______________________________
(Address)

Registered Holder:

By:____________________________

Title:_________________________

Date:__________________________

                                   EXHIBIT D
                                   ---------

                                Furniture Lease
                                ---------------

     This Furniture and Equipment Lease ("Lease") is entered into as of June 22, 2000, by and between Oracle Corporation, a Delaware corporation ("Lessor"), and Extricity, Inc., a California corporation ("Lessee"), with reference to the following facts:

     A. Lessor currently leases space (the "Master Lease Premises") in that certain office building known as Belmont Shores located at 1 Davis Drive, Belmont, California (the "Building") pursuant to the terms of a lease (as amended) with Davis Associates ("Master Lease").

     B. Lessor and Lessee are entering into that certain Sublease of even date herewith (the "Sublease") pursuant to which Lessor will sublet the entire Master Lease Premises (referred to herein as the "Subleased Premises") to Lessee. In addition to subletting the Subleased Premises from Lessor, Lessee desires to lease from Lessor certain furniture, equipment and furnishings owned or leased by Lessor and presently located in the Subleased Premises, and Lessor is willing to lease the same to Lessee on the terms, covenants and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows (capitalized terms used and not defined herein will have the meaning given them in the Sublease):

          1.  LEASE. Lessor agrees to lease to Lessee and Lessee agrees to lease
              -----
from Lessor, subject to the terms, covenants and conditions herein, the items of furniture, equipment, furnishings and other personal property described in
Schedule I attached hereto and incorporated herein by this reference (the "Furniture"). Lessor being the owner or primary lessee of the Furniture for all purposes, this Lease is intended to constitute a true lease of the Furniture and not an agreement for the sale of or the grant of a security interest in any Furniture. Lessee's interest in the Furniture is limited to a leasehold.

          2.  TERM. The term of this Lease shall commence upon the Commencement
              ----
Date of the Term of the Sublease and, unless earlier terminated as provided herein, shall continue for so long as the Sublease shall remain in effect. Prior to the commencement of the term of this Lease, Lessor and Lessee shall conduct an inspection of the Furniture in order to identify and inventory the Furniture and verify its then current condition.

          3.  RENT. Lessee shall pay to Lessor rent for the Furniture (the
              ----
"Furniture Rent") in the amount of $20,208.50 per month. Such Furniture Rent shall be payable in advance on the first day of each calendar month during the term hereof, in lawful money of the United States, to Lessor at its offices at 500 Oracle Parkway, Mail Stop LGN2, Redwood City, California 94065, Attention:
Lease Administrator, or to such other person or at such other place as Lessor may from time to time designate in writing, provided that the first month's payment of Furniture Rent will be deemed payable concurrently with Lessee's execution and delivery of this Lease to Lessor. All Furniture Rent and other amounts payable hereunder shall be due and payable without any offset, deduction, prior notice or demand and without any abatement, reduction, counterclaim or other right Lessee may claim against Lessor.

          4.  CONDITION OF FURNITURE. Upon the commencement of the term of this
              ----------------------
Lease, Lessor shall deliver the Furniture to Lessee in good order and repair, subject to normal wear and tear. Lessee acknowledges that Lessor is not a seller under the California Uniform Commercial Code and that Lessor makes no warranties of any nature, including, but not limited to, warranties as to the merchantability of the Furniture, its fitness for any particular purpose, its installation, its size, design, capacity or condition, its quality, its compliance with any law, rule, specification or contract or latent defects.

          5.  LOCATION; LESSOR'S INSPECTIONS; LABELS. All of the Furniture shall
              --------------------------------------
remain in the Subleased Premises (other than the Generator, defined below, which is located outside of the Subleased Premises) and shall not be removed therefrom for any reason whatsoever without Lessor's prior written consent. Lessor shall have the right to enter the Subleased Premises and inspect the Furniture at any time during normal business hours and upon reasonable advance notice given to Lessee. If Lessor supplies Lessee with labels stating that the Furniture or any item thereof is owned by Lessor, Lessee shall affix and keep the same on each item of Furniture, Lessee shall not alter, deface or remove any of the same and Lessee shall promptly replace any such labels that may be removed, defaced or destroyed., Lessee shall not permit the name of any person other than Lessor (or any primary lessor identified to Lessee) to be placed on any item of Furniture in a manner that might be interpreted as a claim of any right, title or interest in or to such item. Notwithstanding the foregoing, Lessee, with Lessor's prior written consent as to the location and manner of storage and the items to be so stored, shall have the right to remove specific items of Furniture from the Subleased Premises and store such items, from time to time.

          6.  TITLE. Title to each item of Furniture (whether full legal title
              -----
or Lessor's interest as primary lessee) shall be and remain with Lessor at all times, and Lessee shall at no time make any assertion to the contrary. Lessee shall have no right, title or interest in or to any of the Furniture except its leasehold interest solely as lessee as provided herein. Each item of Furniture is and shall at all times remain personal property, notwithstanding the manner in which it may now or hereafter be affixed or attached to the Subleased Premises.

          7.  REPAIRS AND MAINTENANCE: USE; ALTERATIONS. Lessee, at its sole
              -----------------------------------------
expense, shall keep the Furniture in good working order, condition and repair throughout the term of this Lease, ordinary wear and tear excepted. Lessee represents, warrants and agrees that all Furniture will be used solely for business purposes and not for personal, family or household purposes. Lessee shall use the Furniture in a careful, proper manner and shall comply with all laws, regulations and ordinances relating to its possession, use or maintenance. Lessee shall use the Furniture in conformity with all insurance policies relating to the Furniture or its use, and shall use the Furniture only for the purposes for which it is intended to be used. Any alterations of Furniture shall be subject to Lessor's prior written approval, which approval, in the case of any alterations of cubicles located in the Subleased Premises may be conditioned upon Lessee's use of Lessor's specified vendor perform any such work. Lessee shall be solely responsible for all labor and materials cost associated with any such alterations, and Lessor shall have the right, at Lessor's sole option, to require that Lessee restore any such alterations prior to the expiration of the term and Lessee's surrender of the Furniture to Lessor.

          8.  SURRENDER. Lessee acknowledges and agrees that each item of the
              ---------
Furniture will have significant value to Lessor at the expiration or earlier termination of the term of this Lease, and that Lessor intends to retake possession of the Furniture at that time. In order to effect Lessor's right to retake possession of the Furniture, Lessor shall have the right to remove the Furniture and particular items thereof from the Subleased Premises at any time during the seven (7) day period prior to the expiration of the term of this Lease. Lessor shall notify Lessee of Lessor's schedule for removal of the Furniture, and Lessee shall cooperate with Lessor in effecting the removal of the Furniture from the Subleased Premises in accordance with Lessor's schedule. The parties shall agree upon an equitable proration of the rent for the final month of the term hereof based upon Lessor's schedule for removal of the Furniture.

          9.  RISK OF LOSS. Lessee shall at all times bear the entire risk of
              ------------
loss, theft, destruction or damage, whether partial or complete and whether or not insured, of each item of the Furniture, and of any condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of each item of Furniture, whether partial or complete, from any cause whatsoever (herein "Loss or Damage"), except to the extent that any such Loss or Damage may result from the negligence or willful misconduct of Lessor, or its agents, contractors or employees; and Lessee shall indemnify and defend Lessor and hold Lessor harmless from and against any and all Loss or Damage, except to the extent that any such Loss or Damage may result from the negligence or willful misconduct of Lessor, or its agents, contractors or employees, until such time as such item of Furniture shall have been returned to Lessor and received by Lessor in accordance with all terms and conditions of this Lease. No Loss or Damage shall release, impair or otherwise affect Lessee's obligation to pay rent or any other obligation of Lessee under this Lease. In the event of any Loss or Damage to any item of Furniture, Lessee shall notify Lessor thereof in writing within five (5) days after the occurrence of such Loss or Damage, and Lessee shall immediately, at Lessee's option and at Lessee's sole expense, with respect to such item of Furniture, (a) place the same in good working order, condition and repair, (b) replace the same with like Furniture in good working order, condition and repair, having equivalent value and utility and with clear title therein in Lessor (which shall thereupon be deemed substituted for such item of Furniture for all purposes), or (c) pay to Lessor an amount equal to the replacement cost of such item of Furniture.

          10.  INSURANCE. Lessee shall, at its own expense, at all times during
               ---------
the term of this Lease, insure the Furniture against risks customarily insured against (as reasonably approved by Lessor) on similar items of furniture in an amount not less than the full cost of replacement of the Furniture. The insurance shall provide thirty (30) days prior written notice to Lessor in the event of material change to or cancellation or expiration of the insurance. Lessee shall deliver to Lessor certificates of such insurance and evidence satisfactory to Lessor of Lessee's payment when due of all premiums on such insurance. Without relieving Lessee of its obligations under section 9 above, in the event of any Loss or Damage, if Lessor receives any insurance proceeds as a consequence of being the loss payee under any insurance policy maintained by Lessee, Lessor shall make such proceeds available to Lessee for replacement of any items of Furniture damaged or destroyed.

          11.  LIENS: TAXES. During the term of this Lease, Lessee shall pay all
               ------------
licenses or required fees pertaining to the Furniture and keep the same free of all claims, liens, charges, security interests and other encumbrances and pay all taxes, assessments, levies, fees and penalties which may be levied or assessed on or with respect to this Lease, the Furniture or its use or possession or any interest herein or therein, or any payments hereunder, including, but not limited to, all sales and use taxes and all other federal, state and local taxes however designated, levied or assessed, either on Lessee or Lessor (except for taxes measured solely by Lessor's net income), or On the ownership, use or operation of the Furniture. During the term of this Lease, Lessee shall comply with all federal, state and local laws requiring the filing of ad valorem and other tax returns relating to the Furniture. If such returns are required to be filed by

Lessor, Lessee shall so notify Lessor in writing, whereupon Lessee shall provide Lessor promptly on request such information as Lessor shall require to complete such returns, and Lessor shall file such returns. If Lessee does not pay any of the same when due, Lessor shall have the right, but shall not be obligated, to pay the same, in which event Lessee shall pay to Lessor on demand, as additional rent, an amount equal to all amounts paid or expenses incurred by Lessor, together with interest thereon at the annual rate of twelve percent or, if lower, the maximum rate that Lessor may lawfully charge.

          12.  INDEMNITY. Lessee shall indemnify and defend (by counsel engaged
               ---------
by Lessee, but satisfactory to Lessor) Lessor and its agents, employees, officers and directors and hold them harmless from and against any and all claims, liabilities, losses, damages and expenses, including, without limitation, all court costs and attorneys' and expert witnesses' fees and costs, arising from or in connection with or based on (a) any of the Furniture or the possession, condition, operation or use (by whomever operated or used) of any of the Furniture, or (b) the performance or enforcement of any of the terms, or any noncompliance or nonperformance of any condition, of this Lease, except to the extent that any of the foregoing result from the negligence or willful misconduct of Lessor, or its agents, contractors or employees, or from any breach on the part of Lessor under any contract made by Lessor affecting any of the Furniture. Lessee shall satisfy, pay and discharge any and all settlements, judgments and fines that may be recovered against Lessor in connection therewith. Lessor shall give Lessee written notice of any such claim.

          13.  ASSIGNMENT.
               ----------

              (a) Lessee expressly covenants and agrees that it shall not assign, mortgage or encumber this Lease or sublet or lend any of the Furniture or permit any of the Furniture to be used by anyone other than Lessee. Notwithstanding the foregoing, Lessee, in connection with a sublease or assignment consented to by Lessor pursuant to the provisions of the Sublease, shall have the right to sublease some or all of the Furniture, or assign its interest in the Furniture to the permitted subtenant or assignee under a such sublease, provided that (i) no such transaction shall serve to relieve Lessee from its liability hereunder; (ii) all terms and conditions of this Lease shall apply to any such sublease or assignment, which shall be expressly made subject to this Lease, (iii) any amounts received by Lessee in excess of the Furniture Rent as consideration for any such sublease or assignment of all or any portion of the Furniture shall be payable to Lessor as additional Furniture Rent. No assignment or sublease by Lessee shall in any event relieve or release Lessee of or from any debt, duty, obligation or liability hereunder, and Lessee shall remain primarily liable hereunder.

              (b) Lessor, in its sole and absolute discretion, may sell, assign, transfer, pledge, hypothecate, grant security interests in or otherwise encumber or dispose of this Lease or any of the Furniture or any interest herein or therein, as a whole or in part, without notice to Lessee. Notwithstanding any assignment by Lessor, Lessor warrants that so long as Lessee is not in default hereunder, Lessee shall quietly enjoy use of the Furniture subject to the terms and conditions of this Lease and, as part of any such assignment, the assignee thereunder shall agree that Lessee's rights hereunder in and to the Furniture shall not be disturbed so long as Lessee is not in default hereunder. Lessor shall notify Lessee in writing of any transfer of this Lease by Lessor; and Lessee agrees to acknowledge receipt of and comply with any notice thereof given by Lessor in writing and to provide Lessor or its assignee with such agreements, consents, conveyances, documents and certificates as may be reasonably requested by Lessor or its assignee to effect, facilitate or perfect any assignment by Lessor.

               (c) Subject to the foregoing, this Lease shall inure to the benefit of and bind Lessor, Lessee and their respective heirs, legatees, personal representatives, successors and assigns.

          14.  DELINQUENCY CHARGE. Should Lessee fail to pay any Furniture Rent
               ------------------
hereunder or any other sum required to be paid to Lessor by Lessee on the date due, Lessee agrees to pay to Lessor (a) an amount equal to five percent (5%) of such rent or other sum, and (b) all of Lessor's costs and expenses incurred or paid in collecting the delinquent payment, with interest thereon from the date paid by Lessor until paid by Lessee at the annual rate of twelve percent or, if lower, the maximum rate Lessor may lawfully charge.

          15.  DEFAULT. Any of the following shall constitute a "default"
               -------
hereunder: (a) Lessee fails to pay when due any rent or any other sum required to be paid hereunder and such failure continues for ten days from written notice thereof from Lessor;

               (a) Lessee fails to observe, keep or perform any other term, covenant or condition of this Lease and such failure continues for thirty days from written notice thereof from Lessor;

               (b) Lessee becomes insolvent or admits in writing its inability to pay or fails to pay its debts as they become due, or makes an assignment for the benefit of its creditors, or applies for or acquiesces in the appointment of a receiver, trustee or other custodian for any of its properties or assets;

               (c) any proceeding shall be commenced by or against Lessee for any relief which includes, or might result in, any modification of the obligations of Lessee under this Lease or relief under any bankruptcy or insolvency laws or other laws relating to the relief of debtors, adjustment of indebtedness, reorganization, composition or extension, unless, in the case of an involuntary proceeding not consented to or acquiesced in by Lessee, such proceeding shall have been dismissed within 90 days after the same shall have been commenced (,provided that this Lease shall terminate automatically if Lessee fails to pay any rent when due hereunder after a proceeding has been commenced by or against Lessee under the United States Bankruptcy Code);

               (d) Lessee voluntarily or involuntarily, by operation of law or otherwise, removes, sells, transfers, assigns, grants any security interest in, pledges, hypothecates, encumbers, parts with possession of or sublets this Lease or any Furniture, or attempts to do so, except only as and to the extent expressly permitted hereby; or

               (e) Lessee commits an event of default under the Sublease.

          16.  REMEDIES. On any default hereunder by Lessee, Lessor shall have
               --------
the right, but shall not be obligated, to exercise at any time or from time to time thereafter any one or more of the following rights and remedies, any of which rights and remedies may be exercised by Lessor without notice to or demand on Lessee:

               (a) Advance Rent. If Lessee shall have paid any rent hereunder in
                   ------------
advance of the due date therefor, Lessor may apply any or all thereof to any obligation of Lessee hereunder.

               (b) Acceleration. Lessor may declare all rent and other amounts
                   ------------
then due or to become due hereunder immediately due and payable and thereupon may forthwith recover all of such rent or other amounts, with such accelerated future rents discounted to their present value at the date of default (provided, however, that this remedy shall only be available to Lessor if Lessee is at any time in default with respect to the payment of two (2) or more months' rent hereunder).

               (c) Recovery of Sums Due and to Become Due. In lieu of such
                   --------------------------------------
acceleration, Lessor may recover all rent and other amounts due as of the date of such default and recover all rent and other sums as they accrue thereafter.

               (d) Proceeding in Court. Lessor may proceed by appropriate court
                   -------------------
action, either at law or in equity, to enforce performance by Lessee of the terms and conditions of this Lease or to recover damages for the breach hereof or to regain possession of the Furniture.

               (e) Termination. Any of the foregoing actions by Lessor under
                   -----------
this section 16 shall not constitute a termination of this Lease or any of Lessee's obligations under this Lease. Lessor may, in its exclusive discretion, terminate this Lease by express written notice thereof to Lessee.

               (f) Other Remedies. Lessor may pursue any other remedy available
                   --------------
to Lessor at law or in equity. Under all circumstances, Lessee shall also pay to Lessor, on demand, an amount equal to any and all incidental damages sustained by Lessor, including, without limitation, all costs of collection, repossession, transportation, storage, repair, reconditioning, resale or other disposition of the Furniture, all attorneys', expert witnesses' and accountants' fees and costs (whether or not suit is commenced), court costs and other costs and expenses incurred in exercising any rights or remedies hereunder or in enforcing any of the terms or conditions hereof.

     The discount rate for purposes of determining present value shall be a rate equal to one percent in excess of the discount rate of the Federal Reserve Bank of San Francisco as of the date of entry of judgment in favor of Lessor.

     The provisions of this section 16 shall not prejudice Lessor's right to recover or prove damages for unpaid rent accrued prior to default. No remedy referred to in this section 16 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity and may be exercised concurrently or consecutively. The exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. Lessor's remedies shall be available to Lessor's successors and assigns.

          17.  FURTHER ASSURANCES. Lessee will promptly and duly execute and
               ------------------
deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request in order more effectively to carry out the intent and purposes of this Lease and to establish and protect the rights, interests and remedies intended to be created in favor of Lessor hereunder, including, without limitation, the execution and filing of financing statements and continuation statements with respect to the Furniture and this Lease.

          18.  PERFORMANCE BY LESSOR OF LESSEE'S OBLIGATIONS. If Lessee fails
               ---------------------------------------------
promptly to perform any of its obligations under this Lease, Lessor, on written notice to Lessee, may (but shall not be obligated to and shall not incur any liability or obligation to Lessee or any third party for failure to) perform the same for the account of Lessee without waiving Lessee's failure as a default. All sums paid or expense or liability incurred by Lessor in such performance (including reasonable legal fees) shall be promptly reimbursed by Lessee on demand of Lessor, together with interest thereon from the date paid by Lessor to the date reimbursed by Lessee at the annual rate of twelve percent or, if lower, the maximum rate that Lessor may lawfully charge.

          19.  GENERATOR. The parties acknowledge that Furniture includes that
               ---------
certain generator and fuel tank which serve the Premises under the Master Lease (collectively, "Generator"). Lessee shall operate and maintain the Generator in accordance with the schedule of periodic maintenance approved in advance by Lessor, using a vendor either specified by, or approved in writing by, Lessor. The parties acknowledge that the Generator may be located on the property located at 20 Davis Drive, which is currently leased by Lessor under a lease other than the Master Lease, and that such additional lease may, during the term of this Lease, expire or be terminated, in which event Lessor may no longer have a right to lease the Generator to Lessee. In such event, Lessor shall reasonably cooperate with Lessee in attempting to locate an alternative site for the Generator or a replacement Generator (such replacement to be provided at Lessee's sole cost and expense). If a replacement Generator cannot ultimately be made available, the Furniture Rent shall be reduced, effective as of the date on which the Generator is no longer available to Lessee, to $18,110.75 per month.

          20.  Security System. The parties acknowledge that the Furniture also
               ---------------
includes the existing security system in the Subleased Premises. Lessee shall perform regularly scheduled maintenance with respect to such security system in accordance with the schedule approved in writing in advance by Lessor, and using either Lessor's specified vendor (as of the date of this Lease, such vendor is Mosler) or an alternative vendor proposed by Lessee and approved in writing in advance by Lessor in Lessor's sole and absolute discretion.

          21.  NOTICES. All notices, consents and other communications required
               -------
or permitted under this Lease shall be given in accordance with the provisions of the Sublease.

          22.  ENFORCEMENT. This Lease shall be deemed to have been entered into
               -----------
in the County of San Mateo, State of California, where this Lease is being signed on behalf of Lessor and Lessee, and all performance on the part of Lessee, including the payment of all rent and other sums due hereunder, shall be deemed to have been required to be performed by Lessee in said County. This Lease shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, without giving effect to principles of conflicts of law or choice of law. Jurisdiction and venue in any action or proceeding in connection with this Lease shall be in the proper state or Federal court located in the City and County of San Francisco or the County of San Mateo, State of California.

          23.  MISCELLANEOUS. The singular includes the plural and vice versa,
               -------------
as applicable. The term "Lessee" as used herein, if this Lease is signed by more than one Lessee, means each Lessee, and their obligations and representations hereunder shall be joint and several. The headings or captions at the beginning of sections hereof are solely for convenience of reference and are not part of this Lease.

          24.  TIME. Time is of the essence of this Lease.
               ----

          25.  ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Lease constitutes the
               -----------------------------------
entire agreement between Lessor and Lessee and supersedes all prior or contemporaneous agreements, promises, representations, correspondence and negotiations, regarding the subject matter hereof. This Lease may not be amended, altered or changed except by written agreement signed by Lessor and Lessee and supported by new consideration. No provision hereof for the benefit of Lessor and no default of Lessee hereunder may be waived except in writing signed by Lessor. No failure on the part of Lessor to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof. Waiver by Lessor of any provision hereof or default hereunder in any instance shall not constitute a waiver as to any other provision, default or instance.

          26.  SEVERABILITY. If any provision of this Lease is held invalid,
               ------------
such invalidity shall not affect the other provisions, which shall be given effect without the invalid provision.

     IN WITNESS WHEREOF, the parties hereto have executed this Furniture Lease as of the date first above written.

LESSOR:                               LESSEE:

ORACLE CORPORATION,                   EXTRICITY, INC.,
a Delaware corporation                a California corporation


By: /s/ Bruce Lange                   By: /s/ Stephen Albertolle
   --------------------------------      -------------------------------
Name: Bruce Lange                     Name: Stephen Albertolle
     ------------------------------        -----------------------------
Title: V.P. and Corporate Treasurer   Title:  CFO
      -----------------------------           --------------------------

                            SCHEDULE 1 TO EXHIBIT D

                     Furniture Inventory for 1 Davis Drive

Furniture

     Total Cubes: 310

Cube Furniture: Herman Miller Ethospace in 6'x8' configuration.

Each cube comes with the following equipment: 2 pedestal file cabinets, 1 rail tile, 1 whiteboard tile, 1 Herman Miller Ergon chair, 3 pieces of paper management trays: 1 vertical, 1 horizontal and 1 slotted, recycle bin and trash bin.

     Total Offices: 72

Office Furniture: Hayworth Lundstead Furniture. Each office has one desk and one return. Office 2020 has two sets of furniture.

Each office comes with the following equipment: two 48" overhead bookshelves, two 48" tacktiles, whiteboard, recycle bin, trash bin, and 3 Herman Miller Ergon chairs. 4 offices have four 48" tacktiles and four 48" overhead bookshelves, 3 offices have three 48" tacktiles and three 48" overhead bookshelves.

     Conference Rooms: 4

Furniture in Conference Rooms: one 72" credenza, one 12' conference table, 12 Herman Miller Ergon chairs.

Additional Furniture:
--------------------

Room                               Furniture

0112                Herman Miller Ethospace, 8'x 16' section

0116                Herman Miller Ethospace, 6'x22' section

1002                Reception Area desk, 7'6"x l1'

1100/1104/2100/2106   One Refrigerator each

2106                19" equipment rack with two 96 port patch panels

0102/0108/0110            24x7 supplemental HVAC units - 5 tons

1106/2106/2002            24x7 supplemental HVAC units - 5 tons

Note: See Exhibit A - Sublease Premises for cubicle and office locations.

Generator

Cummings Engine / Onan Generator #500 (500KW or 1000 watts) - Model DSED-82889-B; Serial # H960615510

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

Security Equipment Inventory:


Card access Equipment
---------------------

ApC control panels               3

APS(pwr supply)                  3

Star couplers                    3

MRM's(door controllers)         21

Card readers                    21

Lock pwr supplies                3

Relays                          21

CCTV Equipment
--------------

Cameras                         12

Lenses                          12

Time lapse VCR                   1

Multiplexers                     1

Misc.
-----

Rack                             1

UPS                              1

Panic buttons                    1

Exit buttons                     2

Locksets                        21

Transfer hinges                 21

Contacts                        23

                               NET OFFICE LEASE


                                One Davis Drive
                              Belmont, California


1.0  SUMMARY OF TERMS


1.1  Date: This Lease is dated for reference purposes only: December ____, 1995.


1.2  Parties and Notice Addresses:

               Tenant: Oracle Corporation, a Delaware corporation, 500 Oracle Parkway, Box 659601
                         Redwood City, California 94065
                         Attention: Lease Administration

        with a copy to:  Oracle Corporation
                         500 Oracle Parkway, Box 659507
                         Redwood City, California 94065
                         Attention: Legal Department.

               Landlord: Davis Associates, a California limited partnership
                         c/o The Raiser Organization
                         800 S. Claremont Street
                         San Mateo, California 94402

1.3  Premises (Section 2.1):   Approximately 69,925 Rentable Square Feet
                               consisting of the office building located at One
                               Davis Drive, Belmont, California, together with the right to use in common with the tenant of the warehouse building at Eleven Davis Drive the "common areas" of the land on which the buildings are situated (collectively, the "Property"). The
                               Property is more particularly described in Exhibit "A" attached hereto, and the Premises is outlined on Exhibit "B" attached hereto.

1.4  Scheduled Commencement Date (Section 3.2): October l, 1996.

1.5  Expiration Date (Section 3.1): September 30, 2006.

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

1.6   Base Rent (Section 5.1):

      (a)      Period                     Base Monthly Rent
               ------                     -----------------

               Months 1-30                $79,140.00
               Months 31-60                85,115.25
               Months 61-90                91,683.75
               Months 91-120               98,252.25

      (b) Advance Rent (Section 5.1): $79,140, payable by Tenant and credited against the first Base Monthly Rent due under the Lease in accordance with Section 22.1.

1.7   Initial Monthly Estimated Operating Expense Payment (Section 6.1):
      $36,900.00.

1.8   Tenant's Pro Rata Share of Shared Operating Expenses (Section 6.1):
      94'.96%.

1.9 Use (Section 4.1): Premises used solely for: general office purposes, which shall include conference, classroom, demonstration p.c. and data labs and software sales and development purposes.

1.10 Option to Renew (Section 26): Two five-year options to renew at the then existing Fair Market Rental Rate.

1.11 Right of First Offer (Section 27): Right of first offer to purchase the Premises.

1.12 Right of First Refusal (Section 28): Right of first refusal to lease the warehouse building at 11 Davis Drive, Belmont.

1.13  Brokers:

         Landlord's Broker: Cornish & Carey Commercial.

         Cooperating Broker: Colliers Advisory Group, a division of Colliers Parrish International, Inc.

1.14 Contents: This Lease consists of Sections 1 through 31, and Exhibits A through D.

1.15 Conflicts: In the event of any conflict between the foregoing summary of terms and the following, more detailed, provisions of this Lease, the more detailed provisions shall control.

2.0   PREMISES

2.1 Description. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the "Premises", as outlined in the site plan attached hereto as Exhibit "B", together with the right, in common with the occupants of the warehouse building at Eleven Davis Drive, to use the "Common Areas" (as defined in Section 6.4.3).

2.2   Initial Tenant Improvements.

      (a) Landlord shall be responsible, at Landlord's cost, for ensuring that as of the Commencement. Date the Premises is in compliance with all requirements of the Americans With Disabilities Act and that the deferred maintenance items with respect to the HVAC system described in the December 5, 1995 memorandum from Critchfield Mechanical, Incorporated to Cliff Berry has been completed.

      (b) Tenant shall be responsible for completing all refurbishments to the interior of the Premises, including, without limitation, repainting, recarpeting, erecting exterior signage complying with the provisions of this Lease, installing telecommunications and security systems, and making such minor modifications to the configuration of the existing offices as Landlord may reasonably approve (the "Initial Tenant Improvements"). Landlord may require, as a condition to its consent to any change in the existing floor plan or any other modification to the Premises which is structural in nature, that Tenant remove all such improvements at the end of the Lease Term and return the Premises to the its original condition, reasonable wear and tear excepted, if so requested by Landlord. Notwithstanding the foregoing, Tenant may make minor changes in office sizes and configurations (provided the total number of offices is not reduced by more than 5% and the reconfigured offices are of a standard and reusable size and incorporate the same finishes as the remainder of the Premises), eliminate the main corridor on the second floor of the Premises and eliminate the basement lunch room (provided that Tenant leaves in place all existing kitchen appliances and fixtures), without any obligation to restore the Premises at the end of the Lease Term. Landlord shall advise Tenant at the time it approves any request for modifications to the Premises whether Landlord reserves the right, as a condition of its consent, to require restoration with respect to the modification approved.

      (c) Tenant shall cause its architects and engineers to prepare all drawings and specifications necessary to describe in reasonable detail the scope and nature of the proposed Initial Tenant Improvements, including all documentation necessary to describe all structural, mechanical, electrical, lighting, life safety, fire sprinkler and other components of the proposed improvements (the "Contract Documents"). Tenant shall deliver the Contract Documents to Landlord's property manager for Landlord's approval. Within five (5) business days following delivery of the Contract Documents to Landlord's property manager, Landlord shall notify Tenant of its approval or disapproval of the Contract Documents and, if Landlord disapproves the Contract Documents, the revisions Landlord will require. As promptly as reasonably possible thereafter, Tenant shall submit revised Contract Documents to Landlord's property manager, incorporating the revisions required by Landlord. All revised Contract Documents shall be subject to Landlord's approval in the manner described above. If Landlord fails to approve or disapprove any Contract Documents within five (5) business days following delivery to Landlord's property manager, Landlord shall be deemed to have approved the Contract Documents so submitted, Tenant shall also be responsible for obtaining all government permits and approvals required to complete the Initial Tenant Improvements.

     (d) Tenant shall enter into a guaranteed maximum price construction contract with Raiser Construction Company substantially in the form attached hereto as Exhibit "C" to complete all of the Initial Tenant Improvements other than the installation of telecommunications and security systems, for which Tenant shall contract with specialty contractors reasonably acceptable to Landlord. Landlord agrees to have a Landlord representative in attendance at weekly project meetings with Tenant and its primary contractors during both the planning and construction phases of the Initial Tenant Improvements. Tenant shall not be required to pay Landlord a separate fee for construction administration or supervision in connection with the Initial Tenant Improvements.

     (e) Landlord shall provide to Tenant a tenant improvement allowance in the amount of Two Hundred Thirty-Seven Thousand Three Hundred and No/100 Dollars ($237,300) (the "Tenant Improvement Allowance") to cover costs actually incurred by Tenant in completing the Initial Tenant Improvements, including without limitation the cost of Tenant's architects and engineers, permit fees and related "soft costs." Tenant shall be responsible for paying all costs of the Initial Tenant Improvements in excess of the Tenant Improvement Allowance. In the event the full Tenant Improvement Allowance is not expended to pay for the Initial Tenant Improvements, the excess shall be applied by Landlord as a credit against the Base Monthly Rent next due and payable. All disbursements from the Tenant Improvement Allowance shall be made pro rata with payments made directly by Tenant, based on a budget for the Initial Tenant Improvements approved by Landlord and Tenant, as it may be amended from time to time. Landlord shall disburse funds from the Tenant Improvement Allowance either directly to Raiser Construction Company, its subcontractors and suppliers or Tenant's specialty contractors pursuant to draw requests submitted on AIA G702 or G703 forms and approved by Tenant or to Tenant upon presentation to Landlord of invoices evidencing amounts advanced by Tenant. All disbursements shall be made within five (5) business days following a request therefor, accompanied by appropriate supporting documentation, including without limitation evidence of corresponding direct payments by Tenant.

3.0  TERM

3.1 Period. The "Term" of this Lease shall be approximately ten years, commencing on the Commencement Date, as defined in Section 3.2 below and terminating on the Expiration Date set forth in Section 1.5 above. For purposes of this Lease, "Lease Month" shall mean a period of one (1) month, the first such period commencing on the first day of the first full calendar month of the Term, and consecutive periods beginning in one-month intervals thereafter.

3.2 Commencement. The Term shall commence on the earlier to occur of (a) the date Tenant opens for business in the Premises and (b) October 1, 1996, provided that the October 1, 1996 outside date for commencement of the Lease Term shall be extended by one day for each day (if any) beyond June 30, 1996 during which Visa International remains in possession of the Premises, thereby impeding commencement of the Initial Tenant Improvements. If the actual date of commencement of the Term of this Lease (the "Commencement Date") shall be any date other than the date set forth in
     Section 1.4, Landlord and Tenant shall confirm the same in writing promptly upon the occurrence of the same; provided, however, that failure of Landlord or Tenant to confirm the same in writing shall not affect any obligation or Tenant hereunder or Landlord's determination of such date pursuant to this Section 3.2. Except as otherwise expressly provided in
     Section 3.3, if Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the date specified in Section 1.4, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

3.3 Early Entry. Landlord shall deliver access to the Premises (which shall be in broom clean condition) to Tenant on or before July 1, 1996 solely for the purpose of completing the Initial Tenant Improvements. Such early entry shall be subject to all of the terms and conditions of this Lease, provided that Tenant shall not be obligated to pay any Base Rent or Additional Rent for the period prior to the Commencement Date. Tenant shall also have the right during such period to install furniture and equipment and otherwise prepare the Premises for the conduct of Tenant's business, provided that Tenant conducts such activities in a manner so as not to interfere with or delay completion of the initial Tenant Improvements. In the event that Landlord is unable to deliver access to the Premises on or before July 1, 1996 because of a holding over by the existing tenant, Visa International, Landlord shall not be deemed to be in breach of the Lease, but the October 1, 1996 outside Commencement Date shall be postponed by one day for each day of holding over beyond June 30, 1996, as provided in Section 3.2. In the event Visa International remains in possession of the Premises for a period of three full calendar months from and after June 30, 1996, Tenant shall have the right, at its sole discretion, to terminate this Lease.

4.0  USE

4.1 Authorized. The Premises may be used and occupied only for the purposes specified in Section 1.8 hereof, and for no other purpose or purposes.

4.2 Compliance. Tenant accepts the Premises by its occupancy and subject to all applicable laws, ordinances, rules, regulations, orders, permits, restrictions of record, and requirements in effect during the Term (collectively, "Laws"), with which Tenant shall comply at its sole cost as they relate to Tenant's use of the Premises or (o the operation of Tenant's business or to improvements or alterations made to the Premises by Tenant, Tenant shall not place a load upon the floor of the Premises exceeding the load per square foot such floor was designed to carry, as determined by Landlord or its structural engineer. Partitions shall be considered as part of the load. Landlord may prescribe the weight and position of all safes, files and heavy equipment that Tenant desires to place in the Premises, so as properly to distribute their weight.

4.3  Restricted Activities.

     (a) Tenant shall not do or permit to be done in or about the Premises anything that is prohibited by any Law that is now in force or may hereafter be enacted. Tenant shall not use or store on the Premises any hazardous or toxic or radioactive materials, substances, or wastes (collectively, "Hazardous Materials"), except for such substances as are required in the ordinary conduct of Tenant's business conducted in the Premises and are used and stored in compliance with all applicable Laws and all precautions and guidelines now or hereafter promulgated pursuant thereto. Tenant, at its sole cost, shall comply with all Laws and all precautions and guidelines now or hereafter promulgated pursuant thereto relating to the treatment, production, storage, handling, transfer, processing, transporting) use and disposal of any Hazardous Materials (collectively, "Restricted Activities"). If Tenant does engage in any Restricted Activities, Tenant shall deliver to Landlord advance written notice of its activities and Tenant shall be solely responsible for and shall defend, indemnify, reimburse, protect, and hold Landlord and each of Landlord's partners, employees, agents, successors or assigns harmless from and against all claims, losses, damages, expenses, costs and liabilities, including reasonable attorneys' fees, arising out of or in connection with (a) Restricted Activities by Tenant, its employees, agents, contractors, licensees, or invitees ("Agents") and (b) the removal, clean-up and restoration work and materials necessary to return the Premises and any other property to their condition existing prior to the Restricted Activities. If at any time during the term of this Lease, as it may be extended, Tenant becomes aware of any (i) actual or threatened material release of any Hazardous Materials on, under, or about the Premises or any adjacent property (except any release that is in compliance with applicable Laws and, if required, a permit issued by the appropriate governmental agency), or (ii) inquiry, investigation, proceeding or claim by any governmental agency or private party regarding Restricted Activities or Hazardous Materials on, under, or about the Premises, then Tenant shall within five (5) days after first learning of such inquiry, investigation, proceeding or claim give Landlord written notice of same.

     (b) Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no obligation to clean up or to indemnify, defend or hold Landlord harmless with respect to any Hazardous Materials which were not used, generated, manufactured, stored, released, disposed of or transported to, from or within the Premises by Tenant or its subtenants or any of their respective agents, employees or contractors during the Term of this Lease. Landlord waives any right of contribution against Tenant with respect to any cleanup or remediation costs incurred by Landlord with respect to any Hazardous Materials and any such costs shall not be included as a part of any Operating Expenses payable by Tenant hereunder. Further, Landlord shall indemnify, defend, protect and hold Tenant, and each of Tenant's directors, officers, employees, agents, successors and assigns, harmless from and against any and all environmental remediation or cleanup costs, tort damages, fees (including, without limitation, reasonable attorney's fees and costs) and penalties arising from or caused by Landlord's (or Landlord's agents, employees or contractors) use, generation, manufacture, storage, release, disposal or transportation of Hazardous Materials to, in or under, about or from the Premises.

     (c) Landlord hereby represents to Tenant that Landlord has no knowledge of the presence or discharge on, in or under the Premises of any Hazardous Materials in violation of applicable Laws. For the purposes of this Section 4.3(c), "Landlord's knowledge" shall mean the actual current knowledge, without independent investigation or inquiry, of John Raiser, Harvey Chapman, Jr., and Nancy Rancatore.

     (d) The obligations of Landlord and Tenant under this Section 4.3 shall survive the termination of this Lease.

5.0  RENT

5.1  Base Monthly Rent. Tenant shall pay to Landlord at the place designated in
     Section 1.2, or at such place as Landlord may otherwise designate, in writing, without prior notice or demand, as Base Monthly Rent for the Premises, the amount specified in Section 1.6(a) for the applicable Lease Month, All such rent payments shall be payable in advance on the first day of each month during the Lease Term (subject to the provisions of Section 17.3), provided that in the event the Commencement Date is other than the first day of a calendar month, then the rent for the period from and including the Commencement Date to and including the last day of said calendar month, shall be that proportion of said Base Monthly Rent which the number of days between the Commencement Date and the first, day of said calendar month bears to thirty (30), and shall be due and payable on the Commencement Date. The payment of advance rent made by Tenant pursuant to
     Section 1.6(b) shall be applied to the Base Monthly Rent first due from and after the Commencement Date until credited in full.

5.2 Interest. Any installment of rent due under this Lease, or any other sum not paid to Landlord, within five (5) days of the date due hereunder, shall bear interest to the extent enforceable by law, at a rate (the "Default Rate") equal to the lesser of the maximum rate Landlord may then lawfully charge for the lending of money or 10% per annum from the first day of the month in which such installment of rent or other sum became due and payable until the same shall have been fully paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

5.3 Late Charge. Tenant hereby acknowledges that the late payment by Tenant to Landlord of rent or any other sum due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rest, or any other sum due from Tenant, shall not be received by Landlord within five (5) days after the date due under this Lease, then Tenant shall pay to Landlord, in addition to the interest provided above, A LATE CHARGE IN THE AMOUNT OF FIVE CENTS FOR EACH ONE; DOLLAR DUE. The parties agree that such late charge represents a fair, and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant s default with respect to such overdue amount, or prevent Landlord from exercising any of its rights or remedies hereunder.

5.4 Additional Rent; Payment. All sums of money due Landlord hereunder not specifically characterized as rent shall nevertheless constitute additional rent, and if a time for payment is not expressly stated herein, such sums shall be payable on the date on which the next installment of Base Monthly Rent is payable, All payments due from Tenant to Landlord shall be paid to Landlord without deduction, offset or counterclaim.

6.0  OPERATIONS

6.1  Building Operations and Management.

     6.1.1 Management and Operation of the Premises. Landlord, through its property management company, shall provide all services reasonably required in connection with the ordinary management and operation of the Premises. The property manager shall contract with third party providers to provide the following services to the Premises: janitorial; janitorial supplies; window washing; pest control; exterior and lobby landscaping; fire safety monitoring; HVAC maintenance; elevator maintenance; and parking lot maintenance. The original service providers shall be the companies presently employed by Raiser Property Management Company at the Premises. In the event Tenant is dissatisfied with the services of such provider, Tenant shall give written notice to Landlord's property manager, who shall work with the provider to rectify promptly the deficiencies identified by Tenant; provided, however, that if the deficiencies have not been corrected to Tenant's reasonable satisfaction within ninety (90) days, Tenant shall give written notice thereof to Landlord and Landlord shall select a new service provider, after consultation with Tenant. In the event that Tenant is dissatisfied with the services of Raiser Property Management Company, Tenant shall notify Landlord in writing. Tenant agrees to work with Landlord for a period of ninety (90) days following receipt by Landlord of such notice to address Tenant's property management concerns. If, at the end of such ninety (90) day period, Raiser Property Management Company has failed to take any corrective action reasonably requested by Tenant, Tenant may require Landlord to select a replacement property management company. Tenant may also require Landlord, not more frequently than once each Lease Year, to solicit bids for the provision of services rendered by one or more of the providers described above to ensure that the rates being paid with respect to the Premises are competitive with the charges of other providers for similar services. Landlord shall, in all events, consult with Tenant before changing any service provider. All of the foregoing costs shall be Operating Expenses of the Premises, Tenant shall be responsible, at Tenant's sole cost, for all maintenance and repair of its security, telecommunications and electronic systems. In addition, if Tenant is entitled to a lower utility rate than Landlord, Tenant shall pay directly such utilities for the Premises as are available at the lower rate. Landlord shall be entitled to include within Operating Expenses a property management fee equal to 2-1/2% of the Base Monthly Rent. Tenant shall pay no additional charge for the services of Landlord's property management or accounting staff. Operating Expenses shall, however, include the salary costs of the day maintenance engineer.

     6.1.2 Major Repairs Landlord shall make all necessary repairs and replacements to the structural components of the Premises, including, without limitation, the roof, exterior walls and foundations, and all necessary replacements of building systems, upon receipt of written notice from Tenant of the need for such repairs or replacements or upon Landlord's reasonable determination that such repairs or replacements are required. In addition, Landlord shall make all alterations and improvements to the Premises required by any governmental authority after the commencement of the Lease Term or reasonably required for the health and safety of Tenant or Tenant's employees. The cost of all such repairs and replacements shall be amortized over the usable life of the improvement, and Tenant shall pay to Landlord each month as additional rent hereunder an amount equal to the monthly amortization of such cost, together with interest on the unamortized balance at the rate of 10% per annum. Notwithstanding the foregoing, such repairs shall be made by Landlord at Tenant's expense, payable by Tenant upon demand, in the event such repairs are required as a result of damage caused by acts or omissions of Tenant.

     6.1.3 Ordinary Repairs. By entry hereunder, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises. Landlord, as an Operating Expense, shall maintain the Premises in good order and condition promptly make all repairs necessary to maintain such condition, and repair any damage to the Premises caused by Tenant or its agents. Such maintenance and repair obligation shall include without limitation (i) all subfloors and floor coverings, (ii) all plumbing within the Premises (including all sinks, toilets, faucets, pipes and drains), (iii) all fixtures, interior walls, floors, carpets and ceilings, (iv) all interior and exterior windows, doors, entrances, plate glass, showcase and skylights, (v) all electrical facilities, wiring and equipment, including lighting fixtures, lamps, bulbs and tubes, fans, vents and exhaust equipment in the Premises, (vi) all automatic fire extinguisher equipment and systems (including full sprinkler testing) in the Premises, (vii) all HVAC systems appurtenant to the Premises, and (viii) all interior repainting.

6.2    Taxes. Landlord shall pay, as a Shared Operating Expense (as defined in
       Section 6.4.3) all taxes, including any form of assessment, license, fee, commercial rental tax, levy, penalty or tax (other than net income, franchise, inheritance or estate taxes) imposed by any authority having the power to do so with respect to the Property or the improvements, fixtures or activities conducted on the Premises. Shared Operating Expenses shall also include Landlord's cost of contesting any such taxes if Tenant, in its sole discretion, approves any such contest. Alternatively, Tenant shall have the right, at its sole cost and expense, to contest directly any such taxes, and Landlord will cooperate with Tenant in connection with any contest of taxes undertaken by Tenant. Taxes shall include without limitation taxes that are (i) upon any legal or equitable interest of Landlord in the Property; (ii) upon this Lease, the rent payable hereunder or the value thereof; (iii) with respect to any right to occupancy, use, leasing, operation, management, maintenance, alteration, or repair of the Property; or (iv) imposed in substitution for, or in addition to, existing or additional taxes against any part of the Property whether or not now customary or within the contemplation of the parties. If it shall not be lawful for Tenant to reimburse Landlord for any Of the taxes covered by this Article, the Base Monthly Rent payable to Landlord under the terms of this Lease shall be increased by the amount of such taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon its trade fixtures, furnishings, equipment and other personal property.

6.3  Insurance.

6.3.1 Landlord's Insurance. During the Term of this Lease, Landlord shall maintain in effect the following insurance coverages, the cost of which shall be included in the Operating Expenses for the Premises.

     (a)  Coverages:

          (i) Commercial general liability insurance in such amount as shall be required by the holder of any deed of trust encumbering the Premises or in such greater amount as may be reasonably proposed by Landlord and approved by Tenant, which approval will not be unreasonably withheld, insuring against personal or bodily injury and property damage incurred in connection with Landlord's acts or omissions and those Of Landlord's agents, employees, representatives and contractors in, on or about the Premises. Such policy or policies shall include a "separation of insureds" provision and shall (as extended, if necessary, by endorsement) provide contractual liability (including, without limitation, Landlord's indemnity obligations under this Lease) and owner and contractor protective liability.

          (ii) Property Insurance. A policy or policies of insurance covering loss or damage to the Premises (including any alterations), except for foundations, footings and underground installations, in an amount not less than the full replacement cost thereof, on an agreed amount basis, without any deduction being made for depreciation, as such. replacement cost may increase from time to time, together with a "building ordinance" endorsement with limits of not less than Five Hundred Thousand Dollars ($500,000) per occurrence, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) and sprinkler leakage.

          (iii) Boiler and Machinery Insurance. Full coverage boiler and machinery insurance on all boilers, air conditioning equipment and other pressure vessel systems located in or about the Premises, with limits of not less than One Million Dollars ($1,000,000) per occurrence.

          (iv) Rent Loss. Rent (including Operating Expenses and Taxes) loss insurance insuring against any loss of rental from damage or destruction of the Premises for a period of one year from the date of such damage or destruction.

          (v) Any additional coverages which may be required from time to time by applicable Laws or by any Encumbrance Holder (as defined in Section 15.1).

     (b) Approved Deductible. The deductible amount ("Approved Deductible") under any property insurance policy to be obtained by Landlord shall not exceed $25,000 per occurrence, unless Landlord proposes to Tenant and Tenant shall consent to a higher deductible amount. Notwithstanding the foregoing, the deductible under any policy of earthquake insurance shall be in such amount as may be commonly available under policies Of earthquake insurance covering properties similar to the Premises. The "Approved Deductible" for purposes of determining what portion of the costs of repairing any damage and destruction arising from an

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

            earthquake are includable in Operating Expenses shall be an amount equal to the Approved Deductible applicable to other types of casualties. The amount of any loss arising from an earthquake that is within the deductible amount under the earthquake insurance policy, but in excess of such "Approved Deductible" amount shall be considered an uninsured loss for the purposes of Section 10.1.

       (c) Tenant agrees not to do anything or fail to do anything which will violate the terms of any such insurance, increase the cost of such insurance or prevent Landlord from procuring policies satisfactory to Landlord. Tenant shall pay any increases in insurance premiums resulting from the nature of Tenant's occupancy or any act or omission of Tenant upon receipt of written notice from Landlord setting forth the amount of the premium increase and all reasons therefor given by Landlord's insurer.

6.3.2 Tenant's Insurance. Tenant agrees to maintain in full force and effect at all times during the Term, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers reasonably acceptable to Landlord which afford the following coverages:

       (a)  Worker's Compensation. Statutory limits.

       (b)  Employer's Liability - Not less than:

               Bodily Injury by Accident: $250,000 each accident

               Bodily Injury by Disease; $250,000 policy limit

               Bodily Injury by Disease: $250,000 each employee

       (c) Commercial General Liability Insurance with limits not less than the following: $2,000,000 for the occurrence limit, general aggregate limit, product/completed operations aggregate limit, personal injury and advertising aggregate limit, $50,000 fire damage (any one fire), and $5,000 medical expense (any one person), covering Bodily Injury, Personal Injury and Property Damage liability occasioned by or arising out of or in connection with the use, operation and occupancy of the Premises. Such insurance shall be provided on a coverage form at least as broad as the most recent edition of the standard Commercial General Liability Coverage Form (CG0001) published by ISO Commercial Risk Services, Inc. Such policy must cover events that occur during the policy period regardless of when the claim is made. The policy must name Landlord and Raiser Property Management Company as additional insureds using an endorsement form at least as broad as the most recent addition of the Additional Insured Managers or Lessors of Premises Endorsement (CG2011) as published by ISO Commercial Risk Services, Inc. Such insurance shall be primary insurance to, and non-contributing with, any other insurance that may be available to Landlord.

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

       (d) Prior to the commencement of any work with respect to the Initial Tenant Improvements or any alterations (as defined in Section 7.2 below), any contractor (other than Raiser Construction Company) retained by Tenant shall file with Landlord valid certificates of insurance and amendatory riders or endorsements to such contractor's insurance policies, all in form and substance reasonably satisfactory to Landlord, naming Landlord and Raiser Property Management Company as additional insureds thereunder using an endorsement form at least as broad as the most recent edition of Additional Insured - Owners, Lessors or Contractors Form B (CG2010) published by the Insurance Services Office, Inc. These policies shall be primary insurance to any other insurance that may be available to Landlord. Such endorsements or amendatory riders shall indicate that as respects such additional insureds, there shall be severability of interests under such insurance policies for all coverages provided under such insurance policies. The certificates and amendatory riders or endorsements Shall clearly indicate the specific coverage and shall contain a provision requiring the giving of written notice to Landlord at least thirty (30) days prior to the cancellation, non-renewal or material modification of any such policies. All insurance companies must meet with the approval of Landlord and Landlord's lender, Landlord's approval shall not be unreasonably withheld. The insurance required by this Section 6.3.2(d) shall include the following coverages and limits of liability, provided that such insurance shall in all events include all coverages and limits required by Law:

       (i) Commercial General Liability insurance in an aggregate limit of not less than $2,000,000, including the following:

           (1) Product-Comp/OPS aggregate limit of not less than $2,000,000;

           (2) Personal and Advertising Injury limit of not less than $2,000,000;

           (3) Each occurrence limit of not less than $2,000,000;

           (4) Fire Damage (any one fire) limit of not less than $50,000; and

           (5) Medical Expense (any one person) limit of not less than $5,000.

       (ii) Automobile Liability (and auto) insurance in an aggregate limit of not less than $2,000,000.

       (iii) Workmen's Compensation and Employer's Liability insurance for not less than the statutory limits and in no event less than the following:

             1.   Each accident                $100,000

             2.   Disease. policy limit        $500,000

             3.   Disease - each employee      $100,000

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

       If any contractor (other than Raiser Construction Company) hired by Tenant fails to purchase or maintain the liability insurance specified by this Section 6.3.2(d) within ten (10) days following notice by Landlord to Tenant that Landlord intends to purchase such insurance pursuant to this Section 6.3.2(d). Landlord may (but shall not be obligated to) purchase such insurance on such contractor's behalf and at Tenant's expense, and Landlord shall be entitled to reimbursement from Tenant of all sums so spent within ten (10) days of demand therefor, accompanied by evidence of the premiums paid by Landlord, When such insurance, due to the attainment of a normal expiration date or renewal date, shall expire, such contractor shall, prior to expiration, supply Landlord with updated replacement certificates of insurance and amendatory riders or endorsements that clearly evidence the continuation of all coverage in the same manner, limits of protection, and scope of coverage, as was provided by the certificates and amendatory riders or endorsements originally supplied. Tenant's contractor shall protect its own interests against loss or damage by fire, lightning or any other cause to any parts of its tools, equipment and any temporary structure provided by such contractor to facilitate its work.

6.3.3 Certificates. For all insurance required to be maintained by Tenant under this Lease, Tenant shall deliver to Landlord, prior to the Commencement Data, duly executed certificates of insurance, and, with respect to the insurance policy described in Subsection 6.3.2(c) above, a copy of the Additional Insured Managers or Lessors of Premises Endorsement (CG2011). Such certificates shall provide an obligation by the insurer to notify Landlord in writing at least thirty (30) days prior to cancellation or non-renewal of any such insurance, Tenant shall deliver to Landlord duly executed renewal certificates at least thirty (30) days prior to the expiration of any insurance policy required hereunder. Landlord shall likewise deliver to Tenant, prior to the Commencement Date and prior to any expiration date, certificates of insurance or renewal evidencing the insurance coverages Landlord is obligated to maintain pursuant to Section 6.3.1.

6.3.4 Increased Coverage. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require to afford Landlord and Landlord's lender adequate protection, provided that absent a change in applicable law or in the requirements of Landlord's lender. Landlord may not increase Tenant's insurance coverages more often than once every three (3) years during the Term of this Lease.

6.3.5 Co-Insurer. If, on account of the failure of Tenant to comply with any of the provisions hereunder, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including reasonable attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

6.3.6 No Limitation or Liability. Landlord and its Agents make no representation that the limits of liability specified to be carried by Tenant under this Lease are adequate to protect Tenant. If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

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

6.3.7 Insurance Requirements. All insurance required to be maintained by Tenant under this Lease shall be in a form reasonably satisfactory to Landlord and shall be carried with companies that have a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports; shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord; and shall be primary as to Landlord. Tenant's insurance may be carried under blanket policies and, so long as Oracle Corporation is the Tenant hereunder, a portion of such coverages reasonably approved by Landlord may be the subject of self-insurance. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, upon ten (10) days' prior written notice to Tenant and Tenant's continued failure to deliver evidence of the required insurance, order such insurance at Tenant's expense and Tenant's reimbursement to Landlord for the premiums therefor shall be deemed additional rent hereunder. Such reimbursement shall include all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and reasonable attorneys' Fees with interest thereon at the Default Rate.

6.3.8 Waiver. Notwithstanding anything to the contrary contained herein, to the extent of insurance proceeds received with respect to the loss (or which would have been received had the insurance required under this Lease been maintained), Tenant and Landlord each hereby waive any right of recovery against the other party for any loss or damage sustained by such other party with respect to the Property, the Premises, the contents of same, or any Operation therein, whether or not such loss is caused by the fault or negligence of such other party. Landlord and Tenant shall each obtain from their respective insurers under policies of property insurance maintained by either of them at any time during the Term hereof insuring or covering the Property or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.

6.4    Operating Expenses.

6.4.1 Tenant shall pay as additional rent, on a monthly basis and concurrently with Base Monthly Rent, all "Operating Expenses" of the Premises. Initially, Tenant shall pay the amount set forth in Section 1.7 (which may be revised from time to time), which is Landlord's initial estimate of the monthly Operating Expenses. Landlord shall provide Tenant with a statement of the actual amount of such expenses within one hundred twenty
       (120) days following the end of each calendar year, which statement shall be certified by Landlord as to its accuracy and completeness. Within thirty (30) days of Tenant's receipt of such statement, Tenant shall pay to Landlord the amount by which actual Operating Expenses exceed Tenant's Operating Expense payments for such year and any excess amounts paid by Tenant shall be credited to reduce Tenant's payments for the next ensuing period or paid to Tenant, if the Lease Term has expired. Notwithstanding anything to the contrary in this Lease, at Landlord's request, Tenant shall pay to Landlord in a single installment (rather than in monthly installments): (a) each insurance premium included in the Operating Expenses and (b) Tenant's pro rata share of each bill for "taxes" as such term is used in Section 6.2 within ten (10) days before such amount is due and payable by Landlord. The terms of this Section 6.4. i shall survive the termination of this Lease.

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

6.4.2 Definition of Operating Expenses. Operating Expenses shall include all costs reasonably incurred by Landlord to ensure, pay taxes with respect to, manage, operate and maintain and make all necessary repairs to the Premises, including, without limitation, Tenant's pro rata share (as set forth in Section 1.8) of the Shared Operating Expenses described in
       Section 6.4.3. Operating Expenses shall include without limitation costs of janitorial, maintenance, security (if any) and other services; the. property management fee described in Section 6.1.1; costs of all electricity, gas and other power and water, waste disposal and other utilities attributable solely to Tenant's use; costs of materials and supplies; license costs; depreciation on equipment and other personal property; the deductible portion of any insured loss under Landlord's casualty insurance (but not In excess of the amount of the Approved Deductible); and the amortized costs of capital improvements made by Landlord to the premises pursuant to 6.1.2. Operating Expenses shall not include the following:

       (a) leasing commissions and advertising, marketing or promotional expenses, including such expenses incurred in leasing or procuring new tenants;

       (b) repairs or rebuilding necessitated by condemnation or casualty (except for deductible amounts up to the amount of the Approved Deductible);

       (c)  depreciation and amortization of the improvements on the Property;

       (d) debt service payments on any indebtedness applicable to the Premises, including any mortgage debt or ground rents;

       (e) any costs associated with the sale or financing of the Premises or any portion thereof;

       (f)  reserves for repairs, maintenance and/or replacement;

       (g) any amounts paid to any person, firm or corporation related or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners, to the extent the amount paid exceeds arms-length competitive prices paid in the Belmont/San Mateo/Redwood Shores area for the services or goods provided;

       (h) costs relating to maintaining Landlord's existence, either as a corporation, partnership or other entity, such as trustee's fees, annual fees, partnership or organization or administration expenses, deed recordation expenses, legal and accounting fees;

       (i) costs incurred as a result of Landlord's violation of any terms and conditions of this Lease or any law, ordinance or governmental rule or regulation affecting the Premises (other than changes at any time after the Commencement Date in any building codes or other ordinances applicable to the physical condition of the Premises); and

       (j) the cost of removal or replacement of halon, freon or CFC's in the Premises, other than as a part of the ordinary maintenance of the HVAC system.

       Landlord shall not recover through Operating Expenses any item of cost more than once. Subject to Tenant's approval of the Annual Budget in an amount sufficient to do so, Landlord shall, at all times during the term of this Lease, operate and repair the Premises in a lawful, efficient and businesslike manner in accordance with sound property management practices consistent with comparable first class office buildings in the Belmont/San Mateo/Redwood Shores area. Tenant shall only be liable for Operating Expenses incurred by Landlord which are attributable to the Term of this Lease.

6.4.3 Shared Operating Expenses. Shared Operating Expenses shall include all costs incurred by Landlord to pay taxes with respect to the Property and to manage, operate and maintain and make all necessary repairs m the "Common Areas," which shall mean all facilities within the Property, other than the One Davis Drive and Eleven Davis Drive buildings, that are provided by Landlord for the use of tenants of the Property, including, without limitation, the parking areas, sidewalks, landscaped areas, service areas, and trash disposal facilities. Shared Operating Expenses shall include without limitation costs of landscape maintenance and replacement; operation, repair and maintenance of concrete walkway curbs and parking areas; costs of electricity, gas, water and other utilities attributable to the Common Areas; and insurance premiums for any insurance with respect to the Common Areas.

6.5 Waiver. Because this Lease contains the entire agreement of the parties for maintenance of the Premises and the Property, the parties agree that statutory provisions pertaining to maintenance of leased property shall not be applicable to this Lease, and Landlord and Tenant waive their rights under such provisions.

6.6 Annual Budget. Not later than November 1 of each Lease Year, Landlord shall submit to Tenant, for Tenant's approval, an annual budget for estimated Operating Expenses and capital repairs and replacements for the ensuing calendar year (the "Annual Budget"). In addition, in the event that Landlord experiences or anticipates a substantive deviation from the Annual Budget previously approved by Tenant for any calendar year, Landlord shall submit to Tenant a revised Annual Budget. Tenant's approval of the Annual Budget and any revised Annual Budget shall not be unreasonably withheld and shall be deemed given if not objected to in a writing itemizing each objection on a line item basis delivered to Landlord within ten (10) business days following receipt by Tenant of the proposed Annual Budget. Landlord and Tenant shall endeavor in good faith to resolve all disputed items within thirty (30) days following delivery of Tenant's objections, and Landlord shall not expend any sums which are within the control of Landlord in excess of the most recently approved Annual Budget for any disputed line items unless required, in Landlord's reasonable business judgment, to prevent injury to persons, damage to Tenant's property or to prevent further deterioration of the Premises or required by law. Tenant shall have the right, no more often than annually and at Tenant's sole cost, to audit any Operating Expense statements delivered by Landlord during the Term of the Lease.

7.0    ALTERATIONS, ADDITIONS OR FIXTURES

7.1 Installation and Removal. Subject to Article 8, Tenant shall have the right to install its trade fixtures in the Premises during the term of this Lease; provided, however, that no such installation or removal thereof shall adversely affect the structural portion of the Premises or building operating systems and that Tenant shall repair any damage to the Premises caused thereby.

7.2 Landlord's Approval. Except for repainting, carpeting, movement of demountable partitions and other changes which are not structural in nature, do not exceed $10,000 on a per project basis, and do not adversely affect building operating systems or change the existing floor plan of the Premises ("Minor Alterations"), Tenant shall not make or permit to be made any alterations, additions or improvements (collectively "alterations") to the Premises without Landlord's prior written approval as more particularly described in this Section 7.2. Prior to commencing any alterations other than Minor Alterations, Tenant shall submit to Landlord complete, finished drawings and specifications (the "Drawings") for the alterations along with a proposed schedule for their completion. The Drawings shall be subject to Landlord's approval. The Drawings shall be prepared by architects and (if necessary) mechanical, electrical and structural engineers who are duly licensed by the State of California and shall be delivered to Landlord's property manager for Landlord's approval. Within five (5) business days after delivery of the Drawings to Landlord's property manager, Landlord shall notify Tenant of its approval or disapproval of the Drawings, and if Landlord disapproves the Drawings, Landlord shall notify Tenant of the revisions that Landlord requires in order to obtain such approval. If Landlord fails to approve or disapprove the Drawings within such five (5) business day period, Landlord shall be deemed to have approved the Drawings. Tenant and Tenant's architect and engineer (if any) shall meet with Landlord, Landlord's architect, engineer and contractor (or, at Landlord's sole discretion, any one or more of the foregoing) within a reasonable period of time after any request for such meeting by Landlord to answer questions or provide additional information with respect to the Drawings, As promptly as reasonably possible thereafter, Tenant shall submit to Landlord's properly manager modified Drawings, with changes highlighted, incorporating the revisions required by Landlord. The modified Drawings shall be subject to Landlord's approval. If Landlord fails to approve or disapprove the modified Drawings within five (5) business days after delivery of the modified Drawings, Landlord shall be deemed to have approved the modified Drawings. The final Drawings approved by Landlord are hereinafter referred to as the "Final Drawings," Tenant shall not commence any work on the alterations until Landlord has finally approved the Final Drawings. Any changes in the alterations from the Final Drawings shall be subject to Landlord's prior approval. Landlord's review and approval of all Drawings (including without limitation changes to the Final Drawings) shall, at Landlord's election, include the review and approval of Landlord's engineering consultants.

7.3 Alterations. This Section 7.3 shall apply to all alterations including without limitation Minor Alterations. All alterations other than Minor Alterations shall be made by Raiser Construction Company (provided that Raiser Construction Company is then still an affiliate of Landlord) pursuant to a contract substantially in the form of Exhibit "C" to this Lease. Landlord shall not charge a separate fee for construction administration or supervision for any alterations made by Raiser Construction Company. In making any alterations, Tenant shall comply with
     Article 8, All alterations shall be constructed in a good and workmanlike manner, and shall comply with all laws, codes and ordinances applicable to the Premises. In addition, all alterations other than Minor Alterations shall be constructed in accordance with the Final Drawings. Any damage caused by Tenant or its employees or agents shall be repaired at Tenant's expense. Tenant shall hold Landlord harmless from and indemnify, protect, defend and reimburse Landlord against any and all claims arising from the errors and omissions of Tenant's architects and engineers, and Tenant hereby waives all such claims against Landlord. AI{ alterations to the Premises which are made by Tenant shall be the property of Tenant until the expiration or earlier termination of this Lease; at that time all such alterations shall remain on the Premises and become the property of Landlord without payment therefor, unless, as a condition to Landlord's approval of the alterations (other than minor changes in office sizes and configurations, which shall not require restoration provided the total number of offices is not reduced and the reconfigured offices are of a standard and reusable size and incorporate the same finishes as the remainder of the Premises). Landlord reserves the right to require removal of the alterations and Landlord elects by written notice to Tenant to remove the same, in which event Tenant shall remove such alterations and restore to the Premises to its condition prior to making the alterations, reasonable wear and tear excepted. Tenant shall be responsible for the cost of all additional alterations or improvements required by Law to be made to, in, or on the Premises as a result of any alterations made by Tenant. Promptly upon completion of any alterations, Tenant shall deliver to Landlord a complete set of "as-built" plans and specifications showing the subject alterations as installed in the Premises. In addition, upon completion of any alterations, Tenant shall deliver to Landlord, within five (5) days after receipt thereof, copies of any and all required certificates of occupancy (or other necessary authorization to occupy the Premises) issued by the appropriate governmental authorities.

8.0  MECHANICS' LIENS

8.1 Tenant's Rights. Tenant shall give Landlord ten (10) day's written notice prior to the commencement of work in the Premises so that Landlord may post notices of nonresponsibility. Tenant shall keep the Premises and Property free and clear of any liens arising out of work done by or for Tenant. Should any such lien or notice of lien be filed, Tenant shall bond against or discharge the same within fifteen (15) days after such filing, and shall indemnify, defend, reimburse, protect, and hold Landlord harmless from and against any and all loss or liability arising out of Tenant's failure to do so.

9.0  ENTRY BY LANDLORD

9.1 Landlord's Rights. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times and upon reasonable advance notice for the purpose of inspection, maintenance, making repairs, serving or posting notices, showing the Premises to prospective purchasers, lenders, or Tenants, or placing "For Lease" signs at any time within three hundred sixty (360) days prior to the expiration of this Lease, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment thereby occasioned. Tenant shall have the right to require that Landlord or its agents be accompanied by a representative of Tenant and to limit access to any high security or product development areas within the Premises. Landlord shall make reasonable efforts to minimize any inconvenience to Tenant in exercising the foregoing rights and shall make all reasonable efforts to insure that Landlord's maintenance and repair activities are conducted so as not to interfere with Tenant's use of the Premises for Tenant's business purposes, including scheduling work which might be disruptive during non-business hours. Notwithstanding the foregoing, Landlord shall have the right to enter any portion of the Premises without advance notice if reasonably required to prevent injury to persons or damage to property or otherwise to respond to emergencies.

10.0  DAMAGE BY FIRE OR OTHER CASUALTY

10.1 Repair; Landlord's Right to Terminate. If the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, within thirty (30) days following the date of any such notice, shall notify Tenant of Landlord's good faith estimate of the time required to repair such damage in the manner described herein ("Landlord's Repair Notice"). Subject to the conditions set forth in this
      Article 10, Landlord shall promptly repair such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, using materials and workmanship equal to or better in quality than those originally incorporated in the Premises. Landlord's restoration shall not include the repair, restoration or replacement of the fixtures, furniture or any other property of Tenant. All statutory or common law rights of termination with respect to the destruction of leased premises shall not be applicable to this Lease. If a material casualty occurs during the last twelve (12) months of the Term or any extension thereof, Landlord may cancel this Lease, except that Landlord may not so terminate this Lease if Tenant has the right, to extend the Term for at least three (3) more years and does so within thirty (30) days after the date of casualty. If, pursuant to Landlord's Repair Notice, net insurance proceeds available for restoration will not be adequate to complete such restoration (unless due to Landlord's failure to maintain the insurance coverage required hereunder), or it; the Premises cannot be fully repaired within two hundred forty
      (240) days from the date of such damage, either Landlord or Tenant may terminate this Lease by giving written notice (in Landlord's case, such notice to be given concurrently with the delivery of Landlord's Repair Notice and, in Tenant's case, such notice to be delivered within thirty
      (30) days after the delivery of Landlord's Repair Notice) which specifies a termination date no less than thirty (30) days after its transmission.

10.2 Rent Abatement. The Base Monthly Rent and Operating Expenses shall abate during any period when there is substantial interference with Tenant's use of the Premises (in proportion to the unusable area), commencing with the damage or destruction and ending upon substantial completion by Landlord of the repair or reconstruction of the Premises. Tenant shall not be entitled to any compensation or damages from Landlord for loss of use of the Premises, damage to Tenant's personal property or any inconvenience occasioned by such damage, repair or restoration.

11.0  INDEMNIFICATION

11.1 Tenant's Obligations. Subject to Section 6.3.8 above, Tenant shall hold harmless, indemnify, reimburse, protect, and defend Landlord and Landlord's agents, employees, officers, directors,

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      shareholders and partners against all claims, actions, damages, liability and expense (including, without limitation, reasonable fees of attorneys, investigators and experts) howsoever caused (a) in connection with loss of life, injury, or damage to property, in or about the Premises, or (b) arising out of the occupancy or use of the Premises by Tenant or any "transferee" (as defined in Section 14.1 below), or (c) occasioned wholly or in part by any act or omission of Tenant or any transferee, or any Agent of, or any person or entity claiming through, Tenant or any transferee, except to the extent such loss, injury or damage was caused by the negligence or willful misconduct of Landlord or its employees or contractors. Tenant shall also indemnify, defend, reimburse, protect and hold Landlord harmless from, any and all loss, cost, expense, liability or damage howsoever caused arising out of any breach, violation, or nonperformance by Tenant or any transferee, or any Agent of, or any person or entity claiming through, Tenant or any transferee, of any term, covenant, or provision of this Lease. Without limiting the foregoing, Tenant forever releases and waives all claims against Landlord arising out of loss of life, injury or damage to property arising at any time and from any cause other than by reason of the negligence or willful misconduct of Landlord or its employees or contractors. In no event shall Landlord be liable to Tenant for any indirect or consequential damages, including without limitation any claims for lost profits or business opportunities. Tenant shall promptly notify Landlord of any casualty or accident on or about the Premises. All obligations of Tenant set forth in this Section
      11.1 or elsewhere in this Lease to hold harmless, indemnify, reimburse, protect and defend shall survive the termination of this Lease with respect to any event occurring prior to such termination.

11.2 Landlord's Obligations. Landlord shall indemnify, defend, protect and hold harmless Tenant and Tenant's agents, employees, officers, directors, shareholders and partners from and against all liabilities, obligations, damages, penalties; claims, causes of action, costs, charges and expenses, including reasonable attorneys' fees, court costs and administrative costs which may be imposed upon or incurred by, or asserted by reason of, any of the following that shall occur during the Term or during any period of time prior to the Commencement Date:

      (a) any work or act done in or about the Premises by Landlord or its agents, contractors or employees;

      (b) any accident, injury or damage to any persons or property occurring in, or about the Premises to the extent caused by the negligence or willful misconduct of Landlord or its agents, contractors or employees; and

      (c) any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms; provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

      The obligation of Landlord to indemnify contained in this section shall not be limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Landlord, its agents, employees or contractors under Workers' or Workmen's Compensation Acts, Disability Benefit Acts or other employee benefit acts, or under any other insurance coverage Landlord may obtain.

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12.0  CONDEMNATION

12.1 Permanent Taking. If (i) all of the Premises are covered by a condemnation, (ii) any part of the Premises is covered by a condemnation and the remainder thereof is insufficient for the reasonable operation therein of Tenant's business, (iii) as a result of the condemnation, Tenant no longer has. reasonable access to the Premises or Landlord is unable to provide the minimum number of parking spaces required by law or
      (iv) any of the part of the Premises is covered by a condemnation and, in Landlord's opinion, it would be impractical to restore the remainder thereof, then this Lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor. If there is a condemnation and this Lease has not been terminated pursuant to this Section, the obligations of Landlord and Tenant shall be unaffected by such condemnation except that rent shall abate in proportion to the area, if any, of the Premises covered by such condemnation. Statutory provisions with respect to termination upon a partial taking of leased premises shall not be applicable to this Lease.

12.2 Award. In the event of a condemnation, Tenant shall have the right to make a separate claim against the condemnor to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid, Tenant hereby assigns to Landlord all other claims against the condemnor.

12.3 Temporary Taking. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein.

13.0  QUIET ENJOYMENT

13.1 Tenant's Rights. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord, subject, however to the exceptions, reservations and conditions of this Lease.

14.0  ASSIGNMENT AND SUBLETTING

14.1 Limitation. Tenant shall not transfer this Lease, voluntarily or by operation of law, or allow any other person or entity to occupy the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, "Transfer" shall include any sublease, assignment, mortgage or hypothecation of this Lease or Tenant's interest therein or in all or a portion of the Premises, but expressly shall not include (i) any transfer of the stock of Tenant, (ii) any transfer to an entity controlling, controlled by or under common control with Tenant, whether as part of a corporate reorganization or otherwise, (iii) a transfer incident to the sale of a material portion of the assets of

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

      Tenant and (iv) subleases or occupancy agreements with user group representatives, consultants or project development partners. A consent to one transfer shall not be deemed to be a consent to any subsequent transfers. Any transfer without Landlord's consent shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under Article 17 hereof.

14.2 Offer to Landlord. Tenant acknowledges that the terms of this Lease, including rent, have been based on the understanding that Tenant shall physically occupy the Premises for the entire Term. Therefore, upon Tenant's request, to transfer all or a portion of the Premises, Landlord shall be entitled (a) to sublease from Tenant for Landlord's own account the portion of the Premises proposed to be transferred by Tenant, upon the same terms as those proposed but otherwise upon the form of this Lease, or
      (b) if the proposed transfer is for the entire Premises for a term ending within the last year of the Term of this Lease, to terminate this Lease. If Landlord so subleases for its own account or terminates this Lease, Landlord shall have the further right to transfer the Premises to any person and, in the case of a sublet from Tenant by Landlord, Tenant shall be relieved of any liability with respect to such portion of the Premises so subleased by Landlord until the term of such sublease expires or is terminated, Landlord's failure to elect to sublet from Tenant for Landlord's own account or to terminate this Lease pursuant to this Section shall not obligate Landlord to consent to the proposed transfer.

14.3 Conditions. Notwithstanding the above, the following shall apply to any proposed transfer.

      (a) No transfer shall relieve Tenant of its obligation to pay rent and to perform all other obligations to be performed by Tenant hereunder, unless Landlord expressly agrees to such release of Tenant in writing. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer, Any breach of, or default under, any provisions of this Lease by any transferee or any other person or entity claiming through any transferee, shall be deemed to be a breach of, or default under, such provision by Tenant, and in the event of any such breach or default, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such transferee or other person or entity. Landlord may consent to subsequent transfers of this Lease or amendments or modifications to this Lease with transferees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease.

      (b) One half of any consideration received by Tenant as a result of a sublease or assignment which exceeds the total sums which Tenant is obligated to pay Landlord under this Lease, or the prorated portion thereof attributable to the subleased or assigned premises if only a portion of the Premises is transferred, after deducting Tenant's reasonable costs of assigning or subletting, shall be payable to Landlord as additional rent under this Lease without affecting or reducing any other obligation of the Tenant hereunder.

      (c) Each transfer to which Landlord has consented shall be an instrument in writing in a form satisfactory to Landlord, and shall be executed by Tenant and the transferee. Tenant shall

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

           reimburse Landlord for Landlord's reasonable costs and attorneys' fees incurred in conjunction with the processing and documentation of any requested transfer.


15.0  SUBORDINATION; ESTOPPEL CERTIFICATES

15.1 Subordination. As a condition to the effectiveness of this Lease, Landlord shall cause Landlord's existing lender to execute and deliver to Tenant on or before May 1, 1996 a Non-Disturbance Agreement in a form reasonably acceptable to Tenant containing an undertaking on the part of the existing lender that Tenant's rights under this Lease shall not be terminated or foreclosed by reason of any foreclosure of the deed of trust presently encumbering the Property so long as Tenant is not in default under this Lease, At the option of any ground lessor, mortgagee, deed of trust beneficiary, or holder of any other hypothecation (each, an "Encumbrance Holder") under any ground lease, mortgage, deed of trust, or other hypothecation for security (each, an "Encumbrance") hereafter placed upon the Premises, this Lease shall be subordinated to any such Encumbrance and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that the Encumbrance Holder executes a Non-Disturbance Agreement reasonably acceptable to Tenant. Tenant shall execute any documents required to effectuate such subordination and non-disturbance within ten
      (10) days after written request. Tenant shall attorn to any purchasers at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure, provided that such purchaser or transferee agrees to recognize Tenant under the terms of the Lease and performs all of the obligations of Landlord to be performed from and after the date of the transfer. Notwithstanding anything to the contrary in the foregoing, if any Encumbrance Holder shall elect to have this Lease prior to its Encumbrance, and shall give notice thereof to Tenant, then this Lease shall be deemed prior to such Encumbrance.

15.2 Condition of Lease. Within ten (10) days after request therefor, Landlord and Tenant Shall each provide a written statement acknowledging the commencement and termination dates of this Lease, that it is in full force and effect, has not been modified (or if it has, stating such modifications), and providing any other pertinent information as the other party might reasonably request.

15.3 Tenant's Failure. If Tenant fails to execute any of the documents referred to in Section 15.1 within the time required, then Tenant hereby irrevocably appoints Landlord as Tenant's attorney in fact to execute such documents on Tenant's behalf, and all statements made in such documents shall be deemed true and binding upon Tenant. Tenant understands that its failure to execute such documents may cause Landlord serious financial damage by causing the failure of a financing transaction. Failure to comply with Section 15.1 shall be a material breach of this Lease by Tenant, giving Landlord the right to recover damages in addition to the remedies set forth in Article 17. If either Landlord or Tenant shall fail to provide an estoppel certificate when and as required by Section 15.2, all statements set forth in the certificate shall be deemed true and binding on the party failing to execute such certificate.

15.4 Annual Reports. Upon request by Landlord from time to time, Tenant hereby agrees to deliver to the person designated by Landlord the most recent annual report of Tenant.

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

16.0  SURRENDER AND HOLDOVER

16.1 Condition at End of Term. Subject to the terms of Articles 2, 7 and 10, at the expiration or earlier termination of the Term, Tenant shall promptly yield up, in the same condition, order and repair in which they are required to be kept during the Term, the Premises and all alterations thereto, and all fixtures and equipment servicing the Premises, ordinary wear and tear excepted.

16.2 Holdover Terms. If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under: the same terms set forth in this Lease; except that the Base Monthly Rent during such continued occupancy shall (except as otherwise provided in Section 16.3) be one hundred seventy five percent (175%) of the Base Monthly Rent in effect at the end of the Term. Notwithstanding the above, any holding over by Tenant, or any person claiming through Tenant, without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all remedies set forth in Article 17, and Tenant shall indemnify, defend, protect, and reimburse Landlord and any replacement Tenant for the Premises for any damages or loss suffered by either Landlord or the replacement Tenant resulting from the failure of Tenant or any person or entity claiming through Tenant timely to vacate the Premises.

16.3 Right to Hold Over. In the event Tenant gives Landlord not less than twelve (12) months prior written notice of its intent to hold over after the expiration of the Term of this Lease, Tenant shall have the right to remain in possession of the Premises for an additional three (3) months on all the terms and conditions of this Lease except that the Base Monthly Rent during such period shall be one hundred twenty-five percent (125%) of the Base Monthly Rent in effect at the end of the Term.

17.0  DEFAULT AND REMEDIES UPON DEFAULT

17.1 Events. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

      (a) Any failure by Tenant to pay rent or to make any other payment required to be made by Tenant hereunder within five (5) days after the date due.

      (b) A failure by Tenant to observe and perform any other provision of this Lease, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the default cannot reasonably be cured within thirty (30) days, Tenant shall not be deemed to be in default if Tenant shall, within such thirty
      (30) day period, commence to cure and thereafter diligently prosecute the same to completion.


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

      (c) Either (1) the appointment of a receiver (except a receiver appointed at Landlord's request) to take possession of all or substantially all of the assets of Tenant, or (2) a general assignment by Tenant for the benefit of creditors, or (3) any action taken by Tenant or by any other person against Tenant under any insolvency or bankruptcy act. In such event, Landlord may, at its option, declare this Lease terminated and forfeited by Tenant in a written notice to Tenant, and Landlord shall be entitled to immediate possession of the Premises.

      Tenant agrees that any notice given by Landlord pursuant to this Section which is served in compliance with Article 21 of this Lease shall be adequate notice for the purpose of Landlord's exercise of the remedies specified in Section 17.2 or any other remedies provided by law. Therefore, any statutory provision relating to the manner of giving notice shall not be applicable to this Lease.

17.2 Landlord's Rights. In the event of any default by Tenant, Landlord, in addition to all other remedies provided by law or in equity, shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. If Landlord shall elect to so terminate this Lease, Landlord may recover from Tenant all damages suffered by Landlord as result of Tenant's default, including, but not limited to, the worth at the time of award (computed in accordance with Paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided. In the event of any such termination of this Lease, Landlord may then or at any time thereafter by judicial process, re-enter the Premises and remove therefrom all persons and property and again repossess and enjoy the Premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination. Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Consequently, if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or re-let the Premises or any part thereof for such term and at such rent and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises, Any rent received by Landlord from a re-letting shall be applied to the payment of (a) any indebtedness other than rent due hereunder; (b) the reasonable cost of such re-letting; (c) the reasonable cost of any necessary alterations and repairs to the Premises; (d) rent due and unpaid hereunder; and (e) the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder; provided, however, that with respect to the costs specified in clauses (b) and (c) above ("Reletting Costs"), if the term of any such reletting extends beyond the scheduled expiration of the Lease Term, only a portion of such Reletting Costs shall be payable by Tenant, such portion to be equal to such Reletting Costs multiplied by a fraction, the denominator of which is the number of calendar months in the term of such, reletting and the numerator of which is the number of calendar months from the commencement of such term to the scheduled expiration date of the Lease Term. If the rent received from such re-letting is less than the rent payable by Tenant, then Tenant shall pay such deficiency to Landlord immediately upon demand thereof by Landlord. Such deficiency shall be calculated and paid


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

      monthly. Tenant shall also pay to Landlord as soon as ascertained, any expenses incurred by Landlord which are not covered by the rent received from such re-letting.

17.3  Quarterly Payments. In the event that Tenant, during any period of twelve
      (12) consecutive months, fails on two or more occasions to make payments of rent hereunder on or before the date due, Landlord may require Tenant thereafter to make advance payments of rent on a quarterly basis and/or by certified check.

17.4 Termination. No re-entry or taking possession of the Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof is decreed by a Court of competent jurisdiction. Notwithstanding any re-letting without termination by Landlord because of any default by Tenant, Landlord may at any time after such re-letting elect to terminate this Lease for any such default.

17.5 No Waiver. No waiver by either party of any breach by the other shall be a waiver of any subsequent breach, nor shall any forbearance by either party to seek a remedy for any breach by the other be a waiver of any rights and remedies with respect to such or any subsequent breach. Efforts by either party to mitigate the damages caused by the other's default in this Lease shall not constitute a waiver of the mitigating party's right to recover damages hereunder. No custom or practice which may develop between the parties in the administration Of the terms hereof shall be construed to waive or to lessen the right of either party to insist upon the performance by the other in strict accordance with such terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of the preceding breach at the time of acceptance or payment of the rent.

17.6 Landlord's Cure of Tenant's Default. Should Tenant fail to perform any obligation imposed by this Lease, Landlord may perform or contract for the performance of Tenant's obligation after having given Tenant reasonable notice of the failure(s) and a reasonable opportunity which in no case shall exceed thirty (30) days to remedy the failure, and Tenant shall pay Landlord for all costs incurred in connection therewith. The exercise of one right or remedy by Landlord shall not in any way impair its right to any other right or remedy. Should Tenant consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

18.0  LIABILITY OF LANDLORD

18.1 Tenant's Right to Cure; Limitations on Liability. If Landlord shall fail to keep or perform any of its obligations under the Lease in respect to the making of any payment to Tenant or the performance of any other obligation hereunder, and upon the continuance of such failure on Landlord's part for thirty (30) days after the delivery to Landlord and any mortgagee of written notice of such default (or, in the case of any such failure which cannot reasonably be cured within thirty (30) days, within such additional period, if any, as may be reasonably required by Landlord to cure such failure, provided Landlord has

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

      promptly commenced such cure and thereafter continuously prosecutes such cure with all due diligence), and without waiving or releasing Landlord from any obligation, then Tenant may (but is under no obligation to) (i) in the event of Landlord's failure to restore the Premises in accordance with Section 10.1, terminate this Lease without incurring any termination fee if Tenant's use of the Premises or a substantial portion thereof for Tenant's normal business operations has been materially and adversely affected or (ii) in the event of Landlord's failure to perform any required maintenance or. repair of the Premises, make such payment or perform such obligation, and all sums actually paid or incurred by Tenant in connection therewith shall reduce the Operating Expenses otherwise payable by Tenant under this Lease, or (iii) pursue any other remedies available to Tenant at law and in equity to cause Landlord to cure such default or to recover damages attributable to Landlord's breach. Landlord's (which term includes Landlord's partners, co-ventures, co-Tenants, officers, directors, employees, agents (including any property manager for the Property), or representatives, all of whom have the authority to act on Landlord's behalf) liability to Tenant for any such default shall be limited to its ownership interest in the Premises or the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Landlord, plus any insurance proceeds actually received by Landlord with reference to the Premises and not expended on the Premises or to pay claims covered by such proceeds and the net proceeds of any sale or refinancing of the Premises. Landlord shall not be liable for any deficiency beyond its interest in the Premises and the amount of such insurance proceeds; provided, however, that nothing set forth herein shall prevent Tenant from seeking specific performance, declaratory relief or other equitable relief with respect to the enforcement of any obligation of Landlord under this Lease.

18.2 Release or Transfer; Successor Liability. If the original Landlord hereunder or any successor owner of the Premises shall transfer its interest in the Premises and the transferee shall assume in writing the performance of Landlord's obligations under the Lease from and after the date of the transfer, then from and after the effective date of the transfer, such individual or entity shall be released from all obligations under this Lease, except those already accrued. If such individual or entity transfers the security deposit to the transferee, such individual or entity shall be discharged from any further liability in reference thereto. Tenant acknowledges that any successor to Landlord's interest in the Premises pursuant to sale or foreclosure under any deed of trust or mortgage shall not be bound by any agreement between Landlord and Tenant which has not been approved by the holder of such instrument, including without limitation, any agreement relating to any advance rents or security deposits paid by Tenant in excess of an amount equal to two months' rent.

19.0  ATTORNEYS' FEES

19.1 Right to Recover. If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord or Tenant uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or, in the case of Landlord to evict Tenant, the defaulting party shall reimburse the non-defaulting party upon demand for any and all reasonable attorneys' fees and expenses so incurred by the non-defaulting party.


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

20.0  INTERPRETATION

20.1 Captions. The captions in this Lease are for convenience only and are not a part of this Lease and do not in any way define, limit, describe or amplify the terms and provisions of this Lease or the scope or intent thereof.

20.2 Entire Agreement. This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises. No right, easements or licenses are acquired in the Premises or any land adjacent to the Premises by Tenant by implication or otherwise. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon the representations contained in tills Lease. All implied warranties, including implied warranties of merchantability and fitness, are excluded. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

20.3 Exhibits. Each writing or plan referred to herein as being attached hereto as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part hereof.

20.4 Severability; Governing Law. If any provision of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

21.0  NOTICES

21.1 Methods. Any notice or other communication under this Lease by either party to the other shall be in writing and shall be delivered personally or by private messenger service, or by overnight commercial delivery service, or by certified mail, return receipt requested, postage prepaid, and addressed to the parties at the addresses specified in Section 1.2 hereof, or to such other places as Landlord and Tenant may from time to time designate by written notice to the other party. All such notices and other communications shall be deemed delivered, given and received: (a) the day of sending via personal delivery or private messenger service; (b) the following business day after sending via overnight commercial delivery service; or (c) three (3) calendar days after deposit in the United States mail.

22.0  GOOD FAITH DEPOSIT



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22.1  Application of Deposit. Landlord presently holds Tenant's security deposit in the amount of One Hundred Fifty Thousand Dollars ($150,000), plus accrued interest, under the terms of Tenant's current lease of the office building located at 20 Davis Drive, Belmont, California, which lease expires on December 31, 1995, and a good faith deposit in the amount of Thirty Thousand Dollars ($30,000) delivered to Landlord upon execution of that certain letter of intent, dated November 9, 1995, with respect to the lease by Tenant of the Premises and the 20 Davis Drive office building. Landlord shall return to Tenant upon expiration of the current lease that portion of the security deposit which, when added to the good faith deposit, exceeds one month's aggregate Base Monthly Rent under the terms of this Lease and the lease executed simultaneously herewith with respect to the 20 Davis Drive premises. Seventy-Nine Thousand One Hundred Forty Dollars ($79,140.00) shall be applied in payment of the first Base Monthly Rent due and payable under the terms of this Lease and the balance shall be applied in payment of the first Base Monthly Rent due and payable under the terms of the lease of the 20 Davis Drive premises.

23.0  RULES AND REGULATIONS

23.1 Tenant shall faithfully observe and comply with the rules and regulations which are attached hereto as Exhibit "D" and made a part of this Lease and all modifications of and additions thereto from time to time put into effect by Landlord of which Tenant shall have notice.

24.0  PARKING

24.1 Tenant shall have the exclusive right to use and control the use of all of the parking spaces located on the Property, including the right to assign specific parking spaces to designated individuals, other than the seventeen (17) parking spaces located adjacent to Eleven Davis Drive identified by cross-hatching on the site plan attached hereto as Exhibit "B" which shall be reserved for the exclusive use of the tenant of Eleven Davis Drive. In doing so, Tenant shall comply at all times during the term of the Lease with all handicapped and other parking requirements which may be imposed from time to time by the City of Belmont or any other governmental entity having jurisdiction with respect to parking on the Property.

25.0  SIGNAGE; SATELLITE DISH

25.1 Signage. Tenant shall have the right to install monument and building signs on the Premises, which signs shall comply with all requirements imposed by the City of Belmont and shall be subject to the reasonable approval of Landlord. Except to the extent paid for from the Tenant Improvement Allowance, Tenant shall bear all costs associated with the installation of such signage.

25.2 Satellite Dish. Tenant shall have the right, at Tenant's sole cost, to install a satellite dish on the roof of the Premises, provided that Tenant shall have obtained all required governmental approvals and shall otherwise install the satellite dish in accordance with the provisions of all applicable laws. In the event Landlord installs any other electronic transmitter or receiver on the roof of the Premises, such transmitter or receiver shall not interfere with the operation of Tenant's satellite dish, shall be separately metered for utility purposes and shall not cause any increase in Operating Expenses under this Lease.

26.0  OPTION TO EXTEND TERM.

26.1 Condition to Exercise. Tenant shall have two (2) options to extend the Term of the Lease (each, an "option" and collectively, the "options") for consecutive periods of five (5) years each (each, an "Option Period"); the first Option Period shall commence, if at all, on the day immediately succeeding the last day of the initial Term (the "Term Expiration Date"). Tenant's right to exercise each option shall be subject to the following conditions:

      (a) Each option shall be exercised by notice of exercise given to Landlord (1) in the case of the first Option Period, not sooner than the day which is fifteen (15) months prior to the Term Expiration Date nor later than the day which one (1) year prior to the Term Expiration Date, and (2) in the case of the second Option Period, not sooner than the day which is fifteen (15) months prior to the last day of the first Option Period nor later than the day which is one (1) year prior to the last day of the first Option Period.

      (b) At the time an option is exercised, and at the commencement of the applicable Option Period, the Lease shall be in full force and effect and Tenant shall not then be in default thereunder and, as to the second option, the first option shall have been exercised.

      (c) At the time an option is exercised, and at the commencement of the applicable Option Period, Tenant shall have a net worth which is not less than one-half of Tenant's net worth as of the date of this Lease.

26.2 Terms of Option. In the event an option is timely exercised, the Lease shall be extended for the term of the applicable Option Period upon all of the terms and conditions of the Lease; provided that the Base Monthly Rent for each Option Period shall be an amount equal to the "Fair Market Rent" for the Premises; and further provided that Tenant shall not be entitled to any additional Tenant Improvement Allowance or similar allowance. For purposes hereof, the "Fair Market Rent" shall mean the effective triple-net rate being received by owners of similar single occupancy buildings in the vicinity (i.e., of a similar age and quality considering any recent renovations or modernization and floor plate size; or, if such comparable space is not available, adjustments shall be made in the determination of Fair Market Rent to reflect the age and quality of the Premises as contrasted to other buildings used for comparison purposes), with similar amenities, taking into consideration: location, leasehold improvements or allowances provided or to be provided, proposed term of the lease, extent of services to be provided, the financial qualifications of the tenant, the time the particular rate under consideration became or is to become effective, and any other relevant terms or conditions applicable to both new and renewing tenants, but excluding any consideration of the improvements to the Premises paid for by Tenant after the Commencement Date of the Term. In no event, however, shall any adjustment of Base Monthly Rent pursuant to this section result in a Base Monthly Rent for any year of the first Option Period that is less than the Base Monthly Rent in effect during the final month of the initial Term, or a Base Monthly Rent for any year of the second Option Period that is less than the Base Monthly Rent in effect during the final month of the first Option Period.

26.3  Establishment of Base Monthly Rent.

      (a) For each Option Period, within thirty (30) days after receipt of Tenant's notice of exercise, Landlord shall notify Tenant in writing of Landlord's estimate of the Base Monthly Rent for each year of the applicable Option Period, based on the provisions of Section 26.2 above. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) elect to cancel the notice of exercise by written notice to Landlord; (ii) accept Landlord's statement of Base Monthly Rent as the Base Monthly Rent for the applicable Option Period: or
      (iii) elect to determine the Base Monthly Rent for each year of the Option Period pursuant to the "Negotiation/Appraisal Method" set forth below. Failure on the part of Tenant to cancel the notice of exercise or to require determination of the Base Monthly Rent for the applicable Option Period within said thirty (30) day period shall constitute acceptance of the Base Monthly Rent for the applicable Option Period as calculated by Landlord. To the extent that the determination of Base Monthly Rent for the Option Period has not been completed prior to the commencement of the Option Period, Tenant shall pay Base Monthly Rent at the rate calculated by Landlord, with an adjustment (if applicable) to be made once the Fair Market Rent is ultimately determined pursuant to the provisions hereof.

      (b) The "Negotiation/Appraisal Method" of determining the Base Monthly Rent for an Option Period shall consist of the following:

           (i) During the period commencing with Tenant's election to use the Negotiation/Appraisal Method and ending ten (10) days thereafter (the "First Negotiation Period"), Landlord and Tenant may, but shall not be obligated to, negotiate the subject Base Monthly Rent. If the parties agree on such abase Monthly Rent and have executed a written agreement establishing the same prior to the expiration of the First Negotiation Period, then said Base Monthly Rent shall be binding upon the parties. If the parties have not executed such an agreement prior to the expiration of the First Negotiation Period, then Tenant shall, within fifteen (15) days after the expiration of the First Negotiation Period, (1) engage an appraiser ("Tenant's Appraiser"), who shall be a member of the American Institute of Real Estate Appraisers and familiar with the Fair Market Rent of first-class office space in San Mateo County, California, and (2) notify Landlord thereof. If Tenant does not engage such appraiser within such fifteen
           (15) day period, then the Base Monthly Rent initially proposed by Landlord pursuant to Section 26.3(a) above shall be deemed the Minimum Monthly Rent for the applicable Option Period and shall be binding upon the parties. If Tenant engages such an appraiser within such fifteen (15) day period, then Tenant shall, within thirty (30) days after the expiration of the First Negotiation Period, deliver to Landlord a copy of Tenant's Appraiser's determination of Fair Market Rent for each year of the applicable Option Period. If Tenant fails to so deliver a copy of Tenant's Appraiser's determination within such thirty (30) day period, then the Base Monthly Rent initially proposed by Landlord pursuant to Section 26.3(a) above shall be deemed the Base Monthly Rent for the applicable Option Period and shall be binding upon the parties.

           (ii) If the Base Monthly Rent for each year of the applicable Option Period has not been determined by the date which is thirty (30) days after the expiration of the First Negotiation Period, then during the following ten (10) days (the "Second Negotiation Period") Landlord and Tenant may, but shall not be obligated to, negotiate the subject Base Monthly Rent. If the parties agree on such a Base Monthly Rent and have executed a written agreement establishing the same prior to the expiration of the Second Negotiation Period, then said Base Monthly Rent shall be binding upon the parties. If the parties have not executed Such an agreement prior to the expiration of the Second Negotiation Period, then Landlord shall, within fifteen (15) days after the expiration of the Second Negotiation Period, (1) engage an appraiser ("Landlord's Appraiser") who shall have qualifications which satisfy the requirements set forth above for Tenant's Appraiser, and (2) notify Tenant thereof. If Landlord does not engage such an appraiser within such fifteen (15) day period, then the Fair Market Rent proposed by Tenant's Appraiser shall be deemed the Base Monthly Rent for the applicable Option Period and shall be binding upon the parties. If Landlord engages such an appraiser within such fifteen (15) day period, then Landlord shall, with in thirty (30) days after the expiration of the Second Negotiation Period, deliver to Tenant a copy of Landlord's Appraiser's determination of Fair Market Rent for each year of the applicable Option Period. If Landlord fails to so deliver a copy of Landlord's Appraiser's determination within such thirty (30) day period, then the Pair Market Rent Proposed by Tenant's Appraiser shall be deemed the Base Monthly Rent for the applicable Option Period and shall be binding upon the parties.

           (iii) If the Base Monthly Rent for each year of the applicable Option Period has not been determined by the date which is thirty (30) days after the expiration of the Second Negotiation Period, then during the following ten (10) days (the "Third Negotiation Period") Landlord and Tenant may, but shall not be obligated to, negotiate the subject Base Monthly Rent. If the parties agree on such a Base Monthly Rent and have executed a written agreement establishing the same prior to the expiration of the Third Negotiation Period, then said Base Monthly Rent shall be binding upon the parties. If the parties have not executed such an agreement prior to the expiration of the Third Negotiation Period, then Tenant's Appraiser and Landlord's Appraiser shall, within fifteen (15) days after the expiration of the Third Negotiation Period, (1) appoint a third appraiser (the "Third Appraiser") who shall have qualifications which satisfy the requirements set forth above for Tenant's Appraiser, and (2) notify Landlord and Tenant of their appointment. If Tenant's Appraiser and Landlord's Appraiser shall be unable to timely agree on the appointment of the Third Appraiser, then either Landlord or Tenant, on behalf of both, may request such an appointment by the American Arbitration Association. Within twenty (20) days after the appointment of the Third Appraiser, the Third Appraiser shall determine the Fair Market Rent for each year of the applicable Option Period by selecting either (A) the Pair Market Rent determined by Tenant's Appraiser pursuant to clause (i) above, or (B) the Fair Market Rent determined by Landlord's Appraiser pursuant to clause
           (ii) above, whichever most closely approximates the Third Appraiser's determination of Fair Market Rent for each year of the applicable Option Period. The Third Appraiser shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he or she chooses as most closely approximating his or her determination shall constitute the decision of the app, raisers and such amount shall be final and binding upon the parties as the Base Monthly Rent for each year of the applicable Option Period.

           (iv) Each party shall pay the fees and expenses of its respective appraiser (if any) and both shall share equally the fees and expenses of the Third Appraiser (if any). In the event any of the dates set forth in this Section 26.3(b) occur on a Saturday, Sunday, or federal holiday, then the time for performance shall be extended to the next business day.

           (v) Notwithstanding any provisions of this Section 26.3(b) to the contrary, Tenant shall have (he right at any time on or before the date which is nine (9) months prior to the expiration of the then current term of the Lease to cancel its notice of exercise by delivery of written notice of cancellation to Landlord.

27.0  FIRST RIGHT OF OFFER

27.1 Terms. In the event Landlord decides to sell the Property during the Term of the Lease (including any Option Period and provided that Tenant is not then in default under the Lease, Landlord shall give Tenant written notice of Landlord's desire to sell and the terms, including the purchase price, which price shall be net of all sales commissions, upon which Landlord is willing to sell the Property ("Landlord's Notice") prior to offering the Property for sale to any other person or entity. Tenant shall have a period of thirty (30) days following receipt of Landlord's Notice in which to notify Landlord of Tenant's interest in purchasing the Property substantially on the terms set forth in Landlord's Notice ("Tenant's Notice"). The parties shall then enter into good faith negotiations with respect to all of the terms of purchase, which shall be set forth in a separate Purchase and Sale Agreement. In the event Landlord and Tenant fail to enter into a binding Purchase and Sale Agreement on terms acceptable to both parties within thirty (30) days following delivery of Tenant's Notice to Landlord or in the event Tenant elects not to purchase the Property or fails to respond to Landlord's Notice within the thirty
      (30) day period following receipt thereof Landlord shall have the right to sell the Property to a third party for a purchase price, after deduction of any applicable commissions, which is not less than 90% of the purchase price set forth in Landlord's Notice and otherwise on terms substantially no less favorable to Landlord than those set forth in Landlord's Notice without again offering the Property to Tenant. Tenant shall have the right to assign its rights under the terms of any Purchase and Sale Agreement executed by Landlord and Tenant pursuant to the provisions of this Section
      27.1 to any assignee, provided that Tenant shall not be relieved of any liability thereunder for the failure of its assignee to perform the terms of the Agreement. In addition, Tenant shall agree to cooperate with Landlord in effecting, at no cost to Tenant, a tax-deferred exchange of the Property qualifying as such under the terms of Section 1031 of the Internal Revenue Code.

28.0  RIGHT OF FIRST REFUSAL

28.1 Terms. Tenant shall have a right of first refusal to lease the approximately 8,450 rentable square foot warehouse building located adjacent to the Premises, having a street address of Eleven Davis Drive, Belmont, California (the "Warehouse"). If, at any time during the Lease Term, Landlord receives a bona fide offer from a third party to lease the Warehouse, Landlord must give Tenant notice of its intent to lease and the terms upon which it proposes to lease. Tenant shall then have five (5) days in which to accept or reject Landlord's offer to lease. In the event Tenant fails to give written notice of its acceptance to Landlord prior to the close of business on the fifth day following receipt of the offer, the offer shall expire and Landlord shall have the right to rent the offered space to any other person or entity on terms not less favorable than those contained in the offer. In the event Landlord fails to enter into a lease with another tenant for such space within six months following the date of the offer, Landlord must again offer the space to Tenant prior to entering into a lease with any other party.

29.0  REASONABLENESS STANDARD

29.1 In any instance under this Lease where a party proposing to take some action is required to obtain the consent or approval of the other party, the party whose consent or approval is required agrees that such consent or approval shall not be unreasonably withheld or delayed unless otherwise expressly set forth herein. Tenant agrees that with respect to assignments or subleases, it would be reasonable for Landlord to withhold its consent if the proposed assignee (a) would make a more intensive or burdensome use of the Premises than Tenant's use thereof, or (b) did not have adequate financial capacity to perform the obligations of Tenant under the Lease.

30.0  BROKERAGE COMMISSIONS

30.1 Landlord and Tenant each represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Landlord's Broker and the Cooperating Broker identified in Section 1.13, and Landlord and Tenet each agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. The provisions of this Section shall survive the termination of this Lease.

31.0  MISCELLANEOUS

31.1 Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination Or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or operate as an assignment to it of any or all such subleases or subtenancies, if Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that the corporation has full right, and authority to enter into this Lease, and that each of the persons signing on behalf of the corporation are authorized to do so; if so requested by Landlord, Tenant shall deliver to Landlord a corporate resolution to this effect.

31.2 If requested by Tenant, Landlord and Tenant shall execute and cause to be recorded in the Official Records of San Mateo County, California, a memorandum of this Lease in a form reasonably acceptable to both Landlord and Tenant.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates set forth below.

LANDLORD: DAVIS ASSOCIATES, a California limited partnership

          By:  /s/ ^^^
             ----------------------------
             General Partner


Date of Execution by Landlord:  12.21.95
                                ----------------

TENANT:   ORACLE CORPORATION, a Delaware corporation

          By:   /s/ Bruce Lange
              ----------------------------------
          Its:      BRUCE LANGE
              ----------------------------------
                VP AND CORPORATE TREASURER

Date of Execution by Tenant:   12/21/95
                               -----------------

               EXHIBIT A                            FOUNDERS TITLE COMPANY
               ---------
          LEGAL DESCRIPTION                         ORDER NO. 153322
           ONE DAVIS DRIVE                            Run-to-Date

The land referred to in this Report is situated in the County of San Mateo, City
                                                                 ---------------
of Belmont, State of California, and is described as follows:
-----------


A portion of Lot 1, as delineated upon that certain Map entitled "RALSTON PARK SUBDIVISION, BELMONT, SAN MATED COUNTY, CALIFORNIA", filed for record in the Office Of the Recorder of the County of San Mateo, State of California, on February 10th, 1965 in Book 61 of Maps, at Page 37, said portion of Lot 1, being more particularly described as follows:

BEGINNING at the most Northerly corner of said Got l; thence from said point of beginning along the most Northerly line of said Lot 1 South 75 52' 04" East
363.78 feet; thence tangent to the preceding course along the arc of a curve to the left having a radius of 1250 feet and a central angle of 0 degrees 37' 06", an arc length of 13.49 feet; thence South l0 degrees 04' 26" West 41.89 feet; thence South 79 degrees 55' 34" East 45.00 feet; thence North 10 degrees 04' 26" East 40.00 feet; thence from a tangent that bears South 78 degrees 33' 02" East, along the arc of a curve to the left having a radius of 1250 feet and a central angle of 3 degrees 33' 31", an arc length of 77.64 feet; thence leaving said Northerly line South 2 degrees 38' 36" West 338.22 feet to a point on the Northerly line of Davis Drive as shown on the herein described Map; thence from said point along said Northerly line South 76 degrees 25' 44" West 234.24 feet; thence tangent to the preceding course along the arc of a curve to the right having a radius of 50 feet and a central angle of 33 degrees 21' 19", an arc length of 29.11 feet; thence tangent to the preceding curve North 70 degrees 12' 57"West 36.80 feet; thence tangent to the preceding course along the arc of a curve to the right having a radius of 50 feet and a central angle of 48 degrees 11' 23", an act length of 42.05 feet; thence tangent to the preceding curve North 22 degrees 01' 34" West 420.56 feet; thence tangent to the preceding course along the arc of a curve to the right having a radius of 50 feet and a central angle of 31 degrees 54'30", an arc length of 27.85 feet; thence tangent to the preceding course North9 degrees 52' 56" East 40.33 feet; thence tangent to the preceding course along the arc of a curve to the right having a radius of 22 feet and a central angle of 23 degrees44' 29", an arc length of 9.12 feet to the point of beginning.

EXCEPTING THEREFROM an area Deeded to the City of Belmont for Ralston Avenue Widening described as follows:

BEGINNING at the above described point of beginning of Parcel I; thence from said point of beginning along the Northerly line of said Parcel I, South 75 degrees 52' 04" East 237.10 feet; thence leaving said Northerly line North 77 degrees 52' 04" West 168.67 feet; thence along the arc of a curve to the right, tangent to the preceding course, having a radius of 1006.50 feet through a central angle of 2 degrees 00' 00", an arc length of 35.13 feet; thence tangent to the preceding curve North 75 degrees S2' 04" West 15.13 feet; thence along the arc of a curve to the left, tangent to the preceding course, having a radius of 21.50 feet and a central angle of 61 degrees 09' 52", an arc length of 22.95 feet to a point of cusp on the Easterly line of Davis Drive as shown on the herein described Map; thence along said Easterly line in a Northerly direction North 9 degrees 52' 56" East 8.68 feet;

                           Page   2  of   8  Pages
                                ----    ----

                                                         FOUNDERS TITLE COMPANY

                                                         ORDER NO. 153322
                                                         Run-to-Date


thence along the arc of a curve to the right, tangent to the preceding course, having a radius of 22.00 feet and a central angle 23 degrees 44' 29", an arc length of 9.12 feet to the point of beginning.

A.P.N. 043-340-130                      J.P.N. 43-34-340-13


                           Page   3  of   8  Pages
                                ----    ----

SITE PLAN
--------------------------------------------------------------------------------




          [DIAGRAM APPEARS HERE]                    EXHIBIT B
                                                    ---------

                                                    One Davis Drive

                             CONSTRUCTION AGREEMENT
                                      FOR
                             INTERIOR IMPROVEMENTS
                                       IN

                             ----------------------
                             __________, CALIFORNIA





                               _________, 199__



                                   EXHIBIT C

                               TABLE OF CONTENTS

                                                                Page
                                                                ----

A.      The Work and the Contract Documents.....................   1

B.      Cost of the work........................................   1

C.      Commencement of the Work................................   6

D.      Time of Substantial Completion..........................   8

E.      Force Majeure: Damages for Delays.......................   8

F.      Contractor's Duties and Status..........................   9

G.      Change Orders...........................................  12

H.      Progress Payments.......................................  13

I.      Substantial Completion Procedures and Payments..........  17

J.      Mechanic's Liens........................................  19

K.      Insurance...............................................  20

L.      Contractor's Warranties.................................  23

M.      Owner's Occupancy Before Completion of Work.............  25

N.      Termination of Agreement................................  25

O.      General Provisions......................................  27
        1.  Assignment..........................................  27
        2.  Notices.............................................  27
        3.  Complete Agreement..................................  28
        4.  Successors..........................................  28
        5.  Governing Law.......................................  28
        6.  Remedies............................................  28
        7.  No Waiver...........................................  28
        8.  Governing Contract Documents........................  28
        9.  Contractor's Notice.................................  29
        10. Subcontract Work....................................  29
        11. Status of Architect.................................  29
        12. Confidentiality.....................................  30
        13. Attorneys' Fees.....................................  30

                             CONSTRUCTION AGREEMENT

     THIS CONSTRUCTION AGREEMENT is made as of the __ day of _________________, 199 __ by and between ORACLE CORPORATION, a Delaware corporation (hereinafter "Owner"), and ________________ ,a ___________________ corporation (hereinafter
"Contractor"), with respect to the construction of the interior improvements in the building located at ______________________ in ____________, California (the
"Building"), which Building contains approximately __________________rentable square feet of space. The construction and completion of the interior improvements for the Building pursuant to this Agreement is referred to as the "Project". The Architect for the Project is _______________ (hereinafter called "Architect").

     A.  The Work and the Contract Documents. Contractor agrees to provide all
         -----------------------------------
labor, materials, supplies, appliances, tools, equipment and supervision and to do all things necessary to construct and complete the interior improvements for the Building as described in and reasonably inferable from the plans and specifications identified in Exhibit A attached hereto (the "Work"). This
                             ---------
Agreement, including all exhibits hereto, the drawings, plans, specifications, and any addenda or amendments thereto, together with all Change Orders, are sometimes referred to collectively herein as the "Contract Documents."

     B.   Cost of the Work.
          ----------------

          1. Owner shall reimburse Contractor for the "Cost of the Work" (as defined in Paragraph B.6 below) plus a fee ("Contractor's Fee") determined as provided in Paragraph B.4 below. Contractor guarantees that the maximum price to the Owner for the Cost of the Work and the Contractor's Fee, subject to authorized adjustments, shall not exceed the sum of _________ Dollars ($______), which sum shall be called the Guaranteed Maximum Price, hereinafter sometimes referred to as the "GMP."

          2. A contingency fund (the "Contingency Fund") in the amount of ___________________ Dollars ($ ______) is included in the Guaranteed Maximum Price; this represents _________ percent (______%) of the estimated Cost of the Work. The Contingency Fund shall be administered jointly by Owner and Contractor; however, Owner shall not unreasonably withhold approvals of withdrawals from the Contingency Fund. This Contingency Fund shall not be used for changes in the Scope of Work (as defined in Article G below) or for upgrades in the quality of finishes, nor shall the Contingency Fund be used for the convenience of Contractor in the ordinary scheduling or execution of the Work. General examples of the use of the Contingency Fund are as follows:

              (a) Coordination items necessary for a complete Project and inadvertently missed in the Exhibit A documents by
                            ---------

Architect or other consultants. Examples include items not shown on plans and/or in specifications which cause a "gap" between subcontractor scope of work or "gap" between general contractor and subcontractor work and items which are shown incorrectly, or are impractical, in the plans and/or specifications and must be modified at a cost.

              (b) Building costs associated with Fire Department plan check revisions, or compliance with local interpretation of the building/fire codes.

          3. Allowances for items of equipment and materials are included in the Guaranteed Maximum Price to the extent the Contract Documents are not sufficiently specific to permit Subcontractor or vendor pricing for such items. From time to time after commencement of performance of the Work, Owner shall cause plans and specifications for the Allowances, or portions thereof, to be delivered to Contractor. Such plans and specifications shall be deemed to be part of the Contract Documents. Contractor shall obtain bids for all Allowance items in accordance with the procedure set forth in Paragraph O.10 below. If the actual Cost of the Work with respect to an item covered by an Allowance is greater than the Allowance, the Contractor shall be paid the actual Cost of the Work for such item, plus a profit and overhead fee equal to ______ percent (_%) of the amount by which the actual Cost of the Work for that item exceeds the Allowance for the item. The Guaranteed Maximum Price shall be increased by the aggregate amount of such excess costs and fees. If the Cost of the Work for an item is less than the Allowance for that item, the Guaranteed Maximum Price shall be decreased by the aggregate of the difference between the Allowance and the actual Cost of the Work for such item, plus ______ percent (___%) of the amount by which the Allowance for such item exceeds the actual Cost of the Work for the item (representing the decrease in the Contractor's profit and overhead fee). Any such increases or decreases in the Guaranteed Maximum Price and payments relating thereto shall be confirmed in a Change Order pursuant to the provisions of Article G below.

          4. In consideration of the performance of this Agreement, Owner agrees to pay to Contractor in current funds as compensation for his services a Contractor's Fee equal to _____ percent (__%) of the total Cost of the Work, subject to the Guaranteed Maximum Price provisions of Paragraph B.1 above. The Contractor's Fee will be payable in pro rata installments as payments for Cost of the Work are made to Contractor, pursuant to the progress payment provisions of Article H below.

          5. In the event the Cost of the Work plus the Contractor's Fee shall equal a sum which is less than the Guaranteed Maximum Price, as adjusted pursuant to the terms of this Agreement, the resulting savings shall be returned _____ percent ( ___%) to the Owner and percent (____%) to the Contractor.

          6. The term "Cost of the Work" shall mean only the following costs necessarily incurred by Contractor in the proper performance of the Work at rates no higher than the standard paid at the place of the Project, except with the prior written consent of Owner:

              (a) Application, permit, license, and testing fees required to commence and perform the Work, with the exception of testing fees related to defective or nonconforming Work.

              (b) Losses, expenses, damages and costs reasonably sustained or incurred in connection with the Work, when not compensated by insurance or otherwise, and lost deposits (including deposits, lost by reasons of settlement of disputes related to such deposits), which are sustained by the Contractor in connection with the Work, but excluding all such losses, expenses, damages and costs caused by Contractor's (or any supervisory, administrative, managerial or other personnel of Contractor) negligence, willful misconduct or breach of this Agreement and warranty repair work required of Contractor by this Agreement.

              (c) Rental charges of all machinery and equipment, exclusive of hand tools, used for the performance of the Work, whether rented from the Contractor or others, including installations, repairs and replacements, dismantling, removal, and cost of lubrication, transportation and delivery thereof. Notwithstanding the foregoing, any machinery or equipment rented by Contractor shall be subject to the prior written approval of Owner. The rental rates for such machinery and equipment shall not exceed eighty percent (80%) of the blue book rates, and the total rental charges for any such machinery and equipment shall not exceed the market value of such items.

              (d) All sales, use, gross receipts and other taxes related to the Work or purchases made in connection therewith which are imposed by any governmental authority and for which Contractor is liable.

              (e) A pro rata portion, up to an agreed maximum percentage, of premiums on all bonds and insurance policies to be furnished by Contractor under this Agreement, with respect to the period of time Contractor is performing the Work hereunder and taking into consideration other projects of the Contractor being performed simultaneously with the Work.

              (f) The reasonable travel expenses of the Contractor or employees of the Contractor outside the counties of San Mateo, San Francisco, Santa Clara and Alameda, incurred in the discharge of duties related to the performance of the Work (other than travel between the Project site and the Contractor's main office or any employee's home), if approved in advance by Owner.

              (g) The following costs incurred by Contractor, as specified in the Schedule of General Conditions attached hereto as Exhibit B:
                                                      ---------

                  (i) All labor costs with respect to personnel in the direct employment of Contractor in the performance of the Work, including such standard fringe benefits as employee group insurance coverage, employer payroll taxes, workers' compensation premiums, and other similar costs related thereto.

                  (ii) Salaries and related standard fringe benefits of Contractor's employees working solely at the field office, either full-time or part-time and in whatever capacity employed, covering such portion of their time as they have devoted to the Work.

                  (iii) Costs of utilities and all materials, supplies and equipment used in connection with or incorporated into the Work, including costs of transportation and storage thereof.

                  (iv) Costs, including transportation and maintenance, of all materials, supplies, equipment, temporary facilities and hand tools (other than those owned by the workmen) which are employed or consumed in the performance of the Work. All purchases of such materials, supplies, equipment, temporary facilities and hand tools shall be recorded in a log maintained at the Project site or Contractor's principal office and shall be subject to inspection by Owner upon demand. Any such materials, supplies, equipment or tools which are used, but not consumed, in the performance of the Work shall remain the property of the Contractor upon completion of the Work; provided, however, that with respect to any such equipment or tools which cost in excess of $2,000 and have a useful life of more than one year, the cost of same shall be adjusted as appropriate on the basis of their market value.

                  (v) Miscellaneous expenses such as telegrams, facsimiles, telephone services, express mail, and similar petty cash items related to the Work and customarily incurred in projects of this nature.

                  (vi) Costs (excluding promotional expenses, costs of safety awards and incentives) incurred in connection with job safety requirements for the performance of the Work such as handrails, ramps, barricades, warning lights, and required scaffolding, and costs incurred due to an emergency affecting the safety of persons or property.

                  (vii) Costs of removal of debris and the final Building clean-up.

                  (viii) Amounts due to all Subcontractors under subcontracts related to the performance of the Work.

          7.  The term Cost of the Work shall not include any of the following:

              (a) Salaries of the off-site employees of Contractor.

              (b) Overhead or general expenses of any kind, except as may be expressly provided otherwise in this Agreement.

              (c) Contractor's capital expenses, including interest on Contractor's capital employed either in construction plants or in expenditures on the Work, except as may be expressly provided otherwise in this Agreement.

              (d) Costs due to any warranty work required from Contractor hereunder or due to the negligence or wilful misconduct of, or the breach of this Agreement or any other agreement related to the Work by, the Contractor, any Subcontractor, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including, but not limited to, costs for the correction of defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, making good any damage to property or the Work, or repair of casualty losses not included in Subparagraph B.6(b) above.

              (e) Costs in excess of the Guaranteed Maximum Price, as set forth in Article B above and adjusted pursuant to Change Order.

              (f) Fines, penalties, assessments and other costs related to the failure of Contractor or any Subcontractor to comply with any law, statute, ordinance, code, rule or regulation applicable to the Work or its performance, including, without limitation, the Federal Occupational Safety and Health Act, federal and state fair employment laws, and federal and state wage and hours laws.

              (g) Amounts to be paid by Contractor for federal, state or local income and franchise taxes.

              (h) Increases in the Cost of the Work caused by events of Force Majeure (as defined in Article E below), except to the extent otherwise provided by way of Change Order in accordance with Articles E and G below.

              (i) Expenses of Contractor's principal office and offices other than the site office.

              (j) Rental costs of machinery and equipment, except as expressly provided in Paragraph B.6.

              (k) Any cost not specifically and expressly described in Paragraph B.6.

              (l) Costs that would cause the GMP (as adjusted by approved Change Orders) to be exceeded.

              (m) Cost of overtime premium required to meet the Construction Schedule, unless approved by Change Order.

              (n) Cost of consultants unless approved by Owner in writing.

              (o) Salaries of corporate officers, directors, key administrators or sales personnel of Contractor.

              (p)  Costs due to weather delays.

          8. The following items shall be credited against the Cost of the Work or shall be reimbursed by Contractor to Owner:

              (a) Proceeds of any sale by Contractor of surplus materials, construction equipment, and temporary structures which have been charged to the Cost of the Work (other than as a rental charge), whether such sale is made to Owner, to Contractor, or to a third party, plus the fair market value of non-expendable tools purchased by the Contractor.

              (b) Discounts earned by the Contractor through advanced or prompt payments. The Contractor shall obtain all possible trade and time discounts on bills for materials, supplies and equipment furnished, and shall pay said bills within the discount periods, provided that Owner timely pays Contractor pursuant to the terms of this Agreement.

              (c) The full amount of any deposits originally funded by or charged to Owner which have been returned to the Contractor.

          9. Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Agreement, and Contractor's accounting and control systems shall be satisfactory to Owner. Owner and Owner's accountants shall have access to Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Agreement, and Contractor shall preserve such items for a period of three (3) years after final payment, or for such longer period as may be required by law.

     C.   Commencement of the Work. The date the Work is commenced shall be
          ------------------------
known as the "Construction Commencement Date," and the Contractor shall thereafter promptly execute the Work in a diligent manner.

          1. The Work shall commence after all of the following conditions have been satisfied and a separate document in the form of Exhibit C has been
                                                      ---------
executed by Owner and Contractor.

              (a) Receipt by Contractor of a copy of this Agreement, fully executed by the Owner and Contractor.

              (b) Receipt by the Owner of certificates of insurance evidencing that the insurance coverages required by this Agreement are in force.

              (c) Receipt by Contractor of certificates of insurance evidencing that the insurance coverages required by this Agreement are in force.

              (d) Issuance of all necessary building permits, which shall be obtained by Contractor but with all permit fees to be at Owner's expense.

              (e) Receipt by the Contractor of fully authorized Working Drawings and Space Plans for the Work in accordance with the following:

                  (i) The "Space Plan" shall be an easily readable and scalable floor plan of the entire occupiable space in the Building. Each blueprint component of the Space Plan shall identify the name, address and phone number of the architect; name and address of the Project, the date drawn, the name of the draftperson, a sheet number, the room and intended use; it shall also include mechanical, electrical and plumbing requirements specifying the rooms or areas to receive finishes.

                  (ii) The "Working Drawings" shall be a complete set of blueprints developed from the Space Plan and suitable to permit competitive subcontractor bidding and the issuance of all building permits. The level of detail of Working Drawings is intended to permit commencement of construction and completion of the Work in accordance with such Working Drawings. Working Drawings include but are not limited to all fully dimensioned floor plans; plans for all reflected ceilings, electrical outlets/data/telephones, finishes, HVAC, fire sprinklers, plumbing and electrical installations and all necessary elevations, details and specifications.

          2. Within _________ (__) days following execution of this Agreement, Contractor shall prepare a submittal schedule for all shop drawings, details, samples, equipment data and other submittal information required herein. In addition, Contractor shall comply with the Project Schedule prepared by the Architect or Owner, as such may be periodically updated, for the processing of all governmental approvals and permits, the prepurchasing of materials and equipment and the attainment of designated milestones.

          3. Contractor agrees to keep Owner informed as to the progress of the Work, and throughout the performance of the Work, Contractor will confer and cooperate with Owner and will plan and execute the Work so as to ensure the timely and efficient completion thereof.

     D.  Time of Substantial Completion. Subject to the occurrence of any events
         ------------------------------
of Force Majeure as defined below in Article E and to all other provisions of this Agreement, Contractor agrees to cause the Work to be "Substantially Completed" as defined in Article I below on or before __________, all in accordance with the schedule (including delivery dates for materials and equipment) attached hereto as Exhibit D (the "Construction Schedule").
                              ---------

     E.  Force Majeure; Damages for Delays. If Contractor shall be delayed at
         ---------------------------------
any time in the progress of the work by any act or neglect of Owner or Architect, any contractor independently employed by Owner (or any agent or employee of the foregoing), by changes in the Work ordered by Owner, by governmental act or failure to act (including issuance of building permits), by embargo, strike or labor disputes (except where such disputes arise because Contractor without the consent of Owner has hired non-union workers), by fire or other casualty, unusual delay in transportation, unavoidable casualties, unavailability of materials, acts of God (including inclement weather conditions), or by other causes beyond Contractor's reasonable control, or by any other cause which Owner and Architect decide justify the delay (collectively, events of "Force Majeure,") then the time allowed for the Work to be Substantially Completed shall be extended by the period of such delay and the GMP shall be equitably adjusted. Contractor shall deliver written notice to Owner, within five (5) business days after the cause of such delay is known, or reasonably should be known, to Contractor, of the fact and estimated extent of such delay. In case of a continuing cause of delay, only one claim is necessary as long as it is submitted within five (5) business days from the date that the cause first became known to Contractor.

          If the Work is not Substantially Completed by _____________ (__) days after the date required for Substantial Completion under the Construction Schedule, as such date may be extended for events of Force Majeure, then on the thirty-first (31st) day after such date Contractor will pay Owner for such delay as damages, an amount equal to ___________________ ($_____) per day until the Work is Substantially Complete. THE PARTIES HAVE AGREED THAT OWNER'S ACTUAL DAMAGES, IN THE EVENT THAT CONTRACTOR FAILS TO SUBSTANTIALLY COMPLETE THE WORK WITHIN THE TIME ESTABLISHED BY THIS AGREEMENT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE ABOVE AMOUNT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF OWNER'S DAMAGES IN THE EVENT THAT CONTRACTOR FAILS TO SUBSTANTIALLY COMPLETE THE WORK WITHIN THE TIME ESTABLISHED BY THIS AGREEMENT.

                  Contractor: _______     Owner:  _______

If Contractor has not Substantially Completed the entire Work by _________ (___) the date the Work is to be Substantially Completed under the schedule in Article D above (as such date may be extended by events of Force Majeure), Owner may terminate this Agreement in accordance with the provisions of Article N below and in addition may retain the damages for delay provided above.

     F.   Contractor's Duties and Status.
          ------------------------------

          1. Contractor recognizes the relationship of trust and Confidence established between Contractor and the Owner by this Agreement. Contractor covenants with the Owner to furnish its best skill and judgement and to cooperate with the Architect in promoting the interest of the Owner. Contractor agrees to (a) furnish efficient business administration and superintendence, (b) keep upon the Work at all times an adequate supply of skilled and qualified workmen and materials; (c) secure the execution of the Work in an expeditious and economical manner; and (d) maintain quality standards commensurate with reputable northern California contractors. Owner and Architect shall at all times have access to the Work for review thereof.

          2. The Contractor shall carefully study and compare the Contract Documents with each other and with information furnished by the Owner and shall at once report to the Architect errors, inconsistencies or omissions (including, without limitation, any variance from applicable laws) discovered. The Contractor shall not be liable to the Owner or Architect for damage resulting solely from errors, inconsistencies or omissions in the Contract Documents unless the Contractor recognized such error, inconsistency or omission and knowingly failed to report it to the Architect. If the Contractor performs any construction activity knowing it involves a recognized error, inconsistency or omission in the Contract Documents without such notice to the Architect, the Contractor shall assume appropriate responsibility for such performance and shall bear the attributable costs for correction. Nothing in this Paragraph F.2 shall relieve the Contractor from responsibility to use good faith efforts in its examination and review of the existing conditions at the Project, the Construction Schedule, and the Contract Documents, to the end that errors, omissions or inconsistencies in the Contract Documents that are discovered shall be promptly reported to the Architect and Owner.

          3. Before ordering any materials or doing any Work, Contractor and each of its Subcontractors shall verify all measurements at the site and shall be responsible for the correctness of same. No extra charge or compensation will be allowed on account of differences between actual dimensions and the measurements indicated on the drawings or the plans and specifications. It shall be understood as part of the Agreement that Contractor and each of its Subcontractors visited the site and examined the environs and satisfied themselves as to the conditions under which they would be required to perform the Work. No allowance shall be made on behalf of Contractor or any Subcontractor for any failure to so acquaint themselves with working conditions except concealed and unforeseeable conditions.

          4. The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless Contract Documents give other specific instructions concerning these matters.

          5. The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and any other persons performing portions of the Work under a contract with the Contractor or claiming by, through or under the Contractor and for any damages, losses, costs and expenses resulting from such acts or omissions.

          6. The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

          7. The Contractor shall be responsible for inspection of portions of Work already performed under this Contract to determine that such portions are in proper condition to receive subsequent Work.

          8. If any of the Work is required to be inspected or approved by any public authority, the Contractor shall cause such inspection or approval to be performed. No inspection performed or failed to be performed by the Owner shall be a waiver of any of the Contractor's obligations hereunder or be construed as an approval or acceptance of the Work or any part thereof.

          9. Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

          10. The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

          11. Tradesmen whose work is unsatisfactory to the Owner or Architect, or are considered by either Owner or the Architect to be careless, incompetent, unskilled or otherwise objectionable, shall be dismissed immediately from the work upon notice from the Owner.

          12. Contractor shall construct and complete the Project in strict compliance with all laws, statutes, ordinances, codes, rules and regulations of all governmental and public authorities having jurisdiction over the Project or any aspect thereof. Contractor represents and warrants that it is an experienced general contractor and that it has inspected and is familiar with all visible conditions at the Project site. It shall be the obligation of Contractor to review the Contract Documents to determine and to notify the Owner and the Architect of any discrepancy with building codes and regulations of which the Contractor has knowledge. If the Contractor observes that portions of the Contract Documents are at variance with applicable laws, statutes, ordinances, building codes, rules or regulations, the Contractor promptly shall notify the Owner and Architect in writing, and necessary changes shall be accomplished by appropriate Change Order. If Contractor performs any Work which it knows is contrary to laws, statutes, ordinances, building codes, rules and regulations, the Contractor shall assume appropriate responsibility therefor and shall bear the costs and expenses attributable thereto.

          13. Contractor shall prepare as part of the Work all shop and other detailed drawings that are required to enable Contractor to perform the work. Before submitting shop drawings for review, Contractor shall check drawings of all Subcontractors for conformity with contract requirements, and Contractor shall see that all work contiguous with and having bearing on the work indicated on the shop drawings is accurately and distinctly illustrated. Contractor shall stamp the drawings as evidence that such drawings have been checked, approved or corrected. Such stamp shall constitute Contractor's warranty to Owner and Architect that (a) Contractor has utilized reasonable efforts to insure that such drawings are in strict conformity with the plans and specifications, and
(b) such submitted shop and other drawings have been coordinated with other components of the Work. Architect will review and approve shop drawings and other submissions for general conformance with the design concept only and such review shall not relieve Contractor and each Subcontractor from the responsibility for adherence to this Agreement concerning quantity and quality of materials and workmanship, nor shall it relieve Contractor of the responsibility for dimensions, tolerance and proper assembly.

          14. Owner reserves the right to perform construction or operations related to the Project with Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site; provided, however, that Owner shall use all reasonable efforts to ensure that the exercise of such right does not interfere with the Construction Schedule or create labor disputes.

          15. Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, approvals, licenses and inspections necessary for proper execution and completion of the Work.

          16. The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities bearing on performance of the Work.

          17. Notwithstanding the fact that a dispute, controversy or question shall have arisen in the interpretation of any provision of the Agreement, the performance of any work, the delivery of any material, the payment of any monies to Contractor, or otherwise, Contractor agrees that it will not directly or indirectly stop or delay the Work, or any part thereof, or stop or delay the delivery of any materials on its part required to be furnished under this Agreement, pending the determination of such dispute or controversy. Owner shall continue to make payments for Work that is not the subject of a dispute.

          18. Contractor at all times shall keep the Project free from accumulation of waste materials or rubbish caused by its operations. At the completion of the Work, Contractor shall remove all of Contractor's waste materials and rubbish from and about the Project, as well as all of Contractor's tools, construction equipment, machinery and surplus materials, and shall clean the inside of all glass surfaces and leave the Work clean and ready for occupancy in accord with the standards of a first class office facility. If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor who shall pay such cost immediately upon demand of Owner.

     G.   Change Orders. Changes in the scope of the Work and/or the Guaranteed
          -------------
Maximum Price may be made only in accordance with the following Change Order provisions.

          1. Owner may from time to time, by written instructions or drawings issued to the Contractor, make changes in the Work, issue additional instructions, require additional Work, or direct the omission of Work previously ordered, and the provisions of this Agreement shall apply to all such changes, modifications, and additions (all of the foregoing constitute changes in the "Scope of the work") with the same effect as if they were embodied in the original plans and specifications. Any such change shall hereinafter be referred to as a "Change Order". A Change Order shall consist of a written document signed by Owner, Architect and Contractor and shall include (i) a description of the change in the Work; (ii) the amount of adjustment, if any, to the Guaranteed Maximum Price; and (iii) the amount of adjustment, if any, to the Construction Schedule.

          2. Owner may request changes in the Work by giving Contractor a written Change Order request through the Architect ("Change Order Request"), setting forth the nature of the requested change. Upon receipt of a Change Order Request, Contractor shall promptly furnish to Owner a statement setting forth in detail (with a labor and material breakdown by trade and work classification) Contractor's good faith estimate of (i) the changes, be they additive or deductive in nature, in the Guaranteed Maximum Price attributable to the changes set forth in such Change Order Request, and (ii) the adjustment, if any, to the Construction Schedule and the date of Substantial Completion resulting from such Change Order Request. Upon approval by Owner, a Change Order shall be issued and the Guaranteed Maximum Price and Construction Schedule shall be adjusted as set forth in such Change Order.

          3. If a Change Order results in additional costs in order to prosecute the Work, the Owner shall pay to Contractor an amount equal to the sum of such additional costs plus a Contractor's Fee of ______ percent (__%) of the sum of such additional costs; the Guaranteed Maximum Price shall be increased by the aggregate amount of such additional costs and fees. If a Change Order results in a decrease in the Cost of the work, the Guaranteed Maximum Price shall be decreased by an amount equal to the sum of the decrease in such costs plus _________ percent (__%) of the decrease in such costs. Additional costs shall be limited to (a) costs of labor; (b) costs of materials, supplies and equipment; (c) rental costs of machinery and equipment, exclusive of hand tools; and (d) additional costs of supervision and field office personnel directly attributable to the change. As work is completed pursuant to a Change Order, the Contractor shall be reimbursed the Cost of the Work completed pursuant to a Change Order and paid a pro rata portion of the Contractor's Fee payable with respect to the Change Order on a percentage of completion basis in accordance with the provisions of Article H. Retention on Change Orders shall be withheld in accordance with the provisions of Article H.

     H.   Progress Payments. owner agrees to make progress payments to
          -----------------
Contractor according to the following procedures.

          1.  Included in this Agreement and attached hereto as Exhibit E is a
                                                                ---------
Schedule of Values representing a line item breakdown of the Cost of the Work. This Schedule of Values shall be used as a basis for Contractor's Applications for Payment.

          2. By close of business on the last day of each month Contractor will submit to Owner an Application for Payment ("Application for Payment") based on the Schedule of Values and showing as of the end of the month covered by the Application the percentage of completion of the Work performed under this Agreement, the value of said completed Work based on the Schedule of Values, and the amount due and owing to Contractor under the terms of this Agreement, including amounts due under any fully executed Change Orders. The Application for Payment shall be submitted on AIA forms G702 and G703 and shall contain such supporting data as Owner or Architect may reasonably request, together with lien waivers, conditional upon payment, for Contractor and any Subcontractor, supplier and vendor for which payment is requested in such Application for Payment, and unconditional lien waivers for all prior payment periods from Contractor, and all Subcontractors, suppliers and vendors. Without limiting the generality of the foregoing, with each Application for Payment Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by Owner or Architect to demonstrate that cash disbursements already made by Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment; plus (4) retainage applicable to prior progress payments. In addition, Contractor's Applications for Payment shall be submitted together with Contractor's Declaration to Procure Payment, in a form approved by Owner, listing all persons and firms who have furnished subcontract work, equipment or materials to the Contractor for the Project and stating that full payment for all such work, equipment and materials has been made except as otherwise stated therein. Materials and equipment not yet incorporated into the Work but delivered, clearly marked as Owner's property, and suitably stored at the site of the Project shall be considered completed items of Work for purposes of an Application for Payment, and may be included therein. Contractor shall not made advance payments to Contractor's, Subcontractors, materialmen or suppliers without Owner's prior written approval.

          3. Within twenty-five (25) days after receipt by Owner of an Application for Payment, and provided Contractor is not in default under this Agreement, Owner shall pay to Contractor the amount requested subject to the provisions regarding retainage and disputed amounts described below.

          4. Owner shall retain ten percent (10%) of the aggregate amount requested for payment with respect to each Application for Payment. Funds so retained shall be released in accordance with Paragraph 1.4.

          5. If any item on an Application for Payment is disputed by Owner or Architect, Contractor immediately shall be notified of such dispute and shall submit a verification of such item or a revised Application for Payment. This procedure, however, shall not be deemed cause for any delay in making a timely progress payment with regard to all undisputed items on the Application for Payment. Any payments due Contractor for undisputed items in an Application for Payment that are not made within thirty-five ('35) days after receipt by Owner of such Application for Payment shall bear interest at the rate of eight percent (8%) per annum. For any disputed amount that is later determined to be due Contractor, Owner shall also pay Contractor eight percent (8%) interest per annum on such amount from the date that is thirty-five (35) days after receipt by Owner of the Application for Payment with respect to such amount until the date of payment.

          6. Should Contractor neglect or refuse to pay, within thirty (30) days after it falls due, any bill legitimately incurred and due from Contractor for which Contractor has been paid on a progress payment basis, Owner, after giving five (5) days written notice to Contractor of its intention to do so, shall have the right but not the obligation to pay such bill directly. In such event, said payment shall be treated as a progress payment made for the benefit of Contractor.

          7. Contractor shall promptly pay each Subcontractor, materialman and supplier, upon receipt of payment from Owner, out of the amount paid to Contractor on account of such Subcontractor's, materialman's or supplier's portion of the work, the amount to which such Subcontractor, materialman or supplier is entitled, reflecting percentages actually retained from payments to Contractor on account of such Subcontractor's, materialman's or supplier's portion of the work. Contractor shall, by appropriate agreement with each Subcontractor, require such Subcontractor to make payments to Sub-subcontractors in similar manner.

          8.  The amount of each progress payment shall be computed as follows:

              (a) Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the Schedule of Values, less retainage of ten percent (10%).

              (b) Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, less retainage of ten percent (10%).

              (c) Add the Contractor's Fee, less retainage of ten percent (10%). The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding clauses at the rate stated in Paragraph B.4.

              (d) Subtract the aggregate of previous payments made by Owner.

              (e) Subtract the shortfall, if any, indicated by Contractor in the documentation required to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

               (f) Subtract amounts, if any, for which Architect or Owner has withheld or nullified a Certificate for Payment.

          9. Except with Owner's prior approval, payments to Subcontractors included in Contractor's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

               (a) Take that portion of the Subcontract sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract sum allocated to that portion in the Subcontractor's Schedule of Values, less retainage of ten percent (10%).

               (b) Add that portion of the Subcontract sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, less retainage of ten percent (10%).

               (c) Subtract the aggregate of previous payments made by Contractor to the Subcontractor.

               (d) Subtract amounts, if any, for which Architect or Owner has withheld or nullified a Certificate for Payment by Owner to Contractor for reasons which are the fault of the Subcontractor.

               (e) Add, upon Substantial Completion of the entire Work of Contractor, a sum sufficient to increase the total payments to the Subcontractor to one hundred percent (100%) of the Subcontract sum, less amounts, if any, for incomplete Work and unsettled claims. The Subcontract sum is the total amount stipulated in the Subcontract to be paid by Contractor to the Subcontractor for the Subcontractor's performance of the Subcontract.

          10. Nothing contained in this Article H shall be construed to affect the right to reject in whole or in part any of the Work, should such Work later be found not to comply with the provisions of this Agreement. All progress payments are subject to review and correction on subsequent progress payments and/or on the final payment, to such extent as may be necessary in the reasonable opinion of Owner to protect Owner from loss arising from the default of Contractor or the existence of claims. Payment by Owner and acceptance by Contractor of progress payments based on periodic estimates of quantities of Work performed shall not, in any way, constitute acceptance of the estimated quantities used as the basis for computing the amounts of the progress payments.

          11. Owner shall have title to all completed work, all Work in the course of construction, and all materials, equipment, tools and supplies for which payment has been made by Owner under the terms of this Agreement. The Contractor warrants that title to all such Work, materials, equipment, tools and supplies shall pass to the Owner simultaneously upon payment therefor. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates of Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

     I.   Substantial Completion Procedures and Payments.
          ----------------------------------------------

          1. Upon receipt from Contractor of written notice that the Work is Substantially Completed and ready for final inspection and acceptance and Contractor has obtained a Certificate of Occupancy for the Project, if applicable (or, if not applicable, evidence of the applicable final inspection by any relevant governmental authority) (an "Inspection Notice"), Owner and Architect shall, within ten (10) days, inspect the Work for compliance with the requirements of this Agreement. The Inspection Notice shall be submitted together with a complete set of "As Built" drawings and plans covering all of the Work. For purposes of this Agreement, "Substantially Completed" means completion of the entire Work, including floor coverings, ceiling systems, partitions, mechanical equipment, and all utilities in accordance with the Plans and this Agreement so as to permit occupancy or use of the Project for the purposes intended by Owner, subject only to minor corrective work or "punch list" work not rendering the premises unfit for occupancy or use, such as replacement of broken or defective materials, and adjustments to mechanical systems. In the event that Owner and Architect shall find the Work described in the Inspection Notice to have been Substantially Completed in accordance with this Agreement, the Architect shall promptly issue a Certificate of Substantial Completion which shall set forth: (i) A statement that the Work described in the Inspection Notice is Substantially Completed in accordance with this Agreement and has been accepted by the Owner and Architect; and (ii) the total unpaid balance of the amount due to Contractor hereunder for such Work, including any amounts due under Change Orders and any retained amounts.

          2. All minor corrective work or "punch list" work shall be completed by Contractor within thirty (30) days after preparation of the punchlist, except that those items that Contractor, using reasonably diligent efforts, is not able to complete in such thirty-day period shall be completed as soon as reasonably possible. If any "punch list" work that would reasonably be expected to be completed within such thirty (30) day period remains uncompleted at the expiration of such thirty (30) day period, or if any "punch list" work that would take longer than thirty (30) days to complete remains uncompleted at the time such work should reasonably be expected to have been completed, then, in either such case, the GMP shall be reduced by $_________________ per day for each day thereafter that any "punch list" work remains uncompleted.

          3. If the inspection by Architect and Owner discloses any item that is not in accordance with the requirements of this Agreement, Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item(s) upon notification from Architect or Owner. Contractor shall then submit a request for another inspection by Architect and Owner to determine Substantial Completion. All warranties shall commence on the date of Substantial Completion of the Work unless otherwise provided in the Certificate of Substantial Completion.

          4. Upon issuance of the Certificate of Substantial Completion, Owner shall file a Notice of Completion with the County Recorder of San Mateo County. Subject to the provisions of subparagraphs (a) through (e) of this Paragraph 1.4, and provided Contractor is not in default under this Agreement, upon the expiration of a period of thirty-five (35) days after the filing of the Notice of Completion, Owner shall pay to Contractor such amount (the "Final Payment") as is shown by the Certificate of Substantial Completion to be the unpaid balance of the Cost of Work and Contractor's Fee (including any remaining retained funds and amounts due under Change Orders except those Change Orders which expressly provide that the work described therein is to be completed and paid for after the date of Substantial Completion and Final Payment).

               (a) If any mechanic's or materialmen's lien has at that time been recorded, Owner may withhold the amount thereof until the lien or claim is removed and released of record or until the Owner is indemnified against such claim by bond or other means reasonably satisfactory to the Owner; provided, however, that Contractor shall have such lien removed from the Project by bonding or otherwise if, as and when required by Owner.

               (b) So long as any item of Work remains uncompleted, Owner shall retain an amount equal to two hundred percent (200%) of the value of such uncompleted item of work based on the Schedule of Values and Architect's certification, which shall be paid only when such item of Work is completed to the reasonable satisfaction of Architect and Owner.

               (c) As condition precedent to the Final Payment, Contractor shall furnish mechanic's lien waivers and releases from Contractor and from all Subcontractors, suppliers, and vendors with remaining lien rights respecting the Project; such waivers and releases shall be on forms acceptable to Owner.

               (d) Any portion of the Final Payment not paid when due shall be a late payment and shall bear interest at the rate of eight percent (8%) per annum.

               (e) Upon Substantial Completion of all the items of Work required by the Plans and any Change Orders for a separate and distinct floor of the Building, and provided Contractor is not in default under this Agreement, Contractor shall have the right to receive all retainages previously withheld with respect to the Work allocable to that floor.

          5. All plans and specifications, drawings, computations, sketches, test data, survey results, models, photographs, renderings, plans, shop and proposal drawings and material relating to the Work and prepared by Contractor or any other person or entity under Contractor (i) are the property of Owner,
(ii) shall not be retained by Contractor or any Subcontractor, supplier or materialman after the completion of the Work, (iii) shall be delivered to Owner upon request by Owner (and Contractor shall see that all such material is obtained from Subcontractors, materialmen and suppliers and delivered to Owner) and (iv) shall not be used by Contractor or any other person or entity under Contractor in any way connected with any other work. Contractor shall deliver to Owner a complete set of coordinated and bound "As Built" drawings and plans covering all of the Work, plus all operating manuals and warranties relating to the Work, prior to Final Payment by the Owner.

     J.   Mechanic's Liens. Contractor agrees to make prompt payment to all
          ----------------
Subcontractors, laborers, materialmen and suppliers performing labor upon or furnishing materials for the Work, subject only to receipt of timely payment from the Owner for such labor and materials through the progress payments to which Contractor is then entitled. Contractor agrees to keep the Project and the Project site free and clear of any and all liens and claims of such Subcontractors, laborers, materialmen and suppliers, subject to Owner's performance of its own payment obligations. If any such lien shall be filed at any time during the progress of the Work, Owner may withhold the amount of such lien from payments otherwise due Contractor until the same is discharged and released of record or until the Owner is indemnified by bond or other means reasonably satisfactory to Owner; provided, however, that Contractor shall have such lien removed from the Project by bonding or otherwise if, as and when required by the Owner. Provided that Owner makes timely progress payments of all undisputed amounts in accordance with the provisions of this Agreement, Contractor will indemnify Owner from and hold Owner harmless against all liens and claims of liens for such materials, equipment, labor and other costs, or any of them, filed against the Project or the Project site or any part thereof (unless the lien results from a disputed payment that is later resolved against the Owner), and from and against all expense and liability in connection therewith, including, but not limited to, court costs and reasonable attorneys' fees resulting or arising therefrom. Notwithstanding anything to the contrary contained herein, Contractor shall not be responsible for liens filed or claims made against the Project by Architect or by any contractor (other than Contractor) under direct contract with Owner, or by the agents or employees of any such contractor.

     K.   Insurance.
          ----------

          1.   Contractor's Safety Responsibility. Contractor shall take all
               ----------------------------------
reasonable and legally required precautions for the safety of employees and all other persons in or about the Project and at any other location where any portion of the Work is being performed, including, without limitation, the maintenance of fences, barricades, warning lights, scaffolds, walkways and ladders which are adequate for safety of such employees and other persons. Contractor shall also exercise due care in order to protect all work and material against loss, injury or destruction and shall take all precautionary measures reasonably required for such purpose.

          2.   Loss or Damage to Work. With the exception of any loss or damage
               ----------------------
to the Work for which Owner is reimbursed under the insurance coverage described in Paragraph K.6(b) below, Contractor shall be responsible for any loss or damage to the Work to be performed and furnished under this Agreement however caused, until after Substantial Completion and final acceptance and payment by Owner. Contractor shall be responsible for loss of or damage to materials, tools, equipment, appliances or other personal property owned, rented or used by Contractor or any Subcontractor or anyone employed by them in the performance of the Work from whatever cause.

          3.   Contractor's Indemnification and Insurance.
               ------------------------------------------

               (a) Contractor agrees to indemnify, defend (with counsel reasonably satisfactory to Owner), and hold Owner and Owner's officers, directors, agents and employees harmless from and against all liability, claims, demands, causes of action, damages, losses, or expenses (including attorney's fees) of any kind or nature arising out of or resulting from any negligent act or omission, willful misconduct, or breach of this Agreement by Contractor, any Subcontractor engaged by Contractor, anyone directly employed by any of them or anyone whose acts any of them may be liable for, except if such shall arise from the negligence or wilful misconduct of Owner. The obligations of Contractor under this Paragraph K.3(a) shall not extend to the liability of the Architect, engineers or other consultants hired and retained directly by Owner, or their respective agents or employees, arising out of (i) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs, or specifications, or (ii) the giving or the failure to give directions or instructions by the Architect, engineers or other consultants hired by Owner, or their respective agents or employees, provided such giving or failure to give directions or instructions is the sole cause of the injury or damage. This indemnification shall survive termination of this Agreement.

               (b) Contractor and its Subcontractors shall price all Work with and without the insurance coverage required pursuant to this Paragraph K.3(b). Owner shall notify Contractor whether

Contractor and its Subcontractors shall be required to procure and maintain such coverage. If Owner so notifies Contractor, then prior to the commencement of the Work, or any portion thereof, Contractor shall procure the following insurance coverage, at its own expense, with respect to performance of the Work. Such insurance shall be issued by insurance carriers satisfactory to Owner with minimum limits as set forth below. Such insurance shall be maintained in full force and effect until Substantial Completion and final acceptance and payment by Owner:

               (c) Workers Compensation: Statutory Workers Compensation as required by state law and Employer's Liability with a minimum limit of $1,000,000.

               (d) Commercial General Liability Insurance including Completed Operations and Contractual Liability Insurance against the liability assumed in this Agreement with the following minimum limits for bodily injury and property damage on a claims made basis:

               $5,000,000 per claim made;
               $5,000,000 aggregate per project.

               (e) Comprehensive Automobile Liability Insurance covering owned, non-owned and hired automobiles used in connection with the Work covering bodily injury and property damage with a minimum limit of $1,000,000 per accident.

          Prior to commencing the Work, the Contractor shall furnish a certificate, satisfactory to Owner, from each insurance company showing that the above insurance is in force, stating policy numbers, dates of expiration and limits of liability, and further providing that the insurance will not be canceled or changed until the expiration of at least thirty (30) days after written notice of such cancellation or change has been mailed to and received by Owner. Owner shall be named as an additional insured under each such policy of insurance with the exception of Contractor's workers compensation policy. Further, the certificate shall show that the Contractor's insurance is primary.

               (f) Completed Operations Coverage: Contractor shall provide Owner with evidence that completed operations insurance is maintained in effect covering loss sustained during a period of four (4) years following Owner's filing for record a Notice of Completion.

          4.  Subcontractors' Insurance. Subject to Owner's notification that
              -------------------------
Subcontractors shall be required to procure and maintain insurance, Contractor shall be responsible to ensure that all Subcontractors have procured Workers Compensation Insurance, Commercial General Liability Insurance and Comprehensive Automobile Liability Insurance for losses arising out of the performance of their work. Contractor shall obtain a certificate from each Subcontractors insurance company showing that the above insurance is in force, stating policy numbers, dates of expiration and limits of liability, and further providing that the insurance will not be canceled or changed until the expiration of at least thirty (30) days after written notice of such cancellation or change has been mailed and received by Contractor. Contractor shall ensure that Owner is named as an additional insured under each such policy of insurance. Subcontractor limits shall be as follows:

               (a) Statutory Workers Compensation as required by state law and Employer's Liability Insurance as follows:

                    (i)    $500,000 each accident for bodily injury by accident;

                    (ii)   $500,000 policy limit for bodily injury by disease;

                    (iii) $500,000 each employee for bodily injury by disease.

               (b)  Comprehensive General Liability Insurance:

                    (i)    $1,000,000 each occurrence;

                    (ii)   $1,000,000 aggregate, or

                    Occurrence form Commercial General Liability Insurance:

                    (i)    $1,000,000 each occurrence;

                    (ii)   $1,000,000 personal injury liability;

                    (iii) $1,000,000 aggregate for products-completed operations;

                    (iv)   $1,000,000 general aggregate.

          5.   Owner's Liability Insurance. Owner shall be responsible for
               ---------------------------
purchasing and maintaining the Owner's usual liability insurance. Optionally, Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under this Agreement, Contractor shall not be responsible for purchasing and maintaining this optional Owner's liability insurance unless specifically required by the Contract Documents.

          6.   Property Insurance.
               ------------------

               (a)  Loss of Use Insurance. Owner, at its option, may purchase
                    ---------------------
     and maintain such insurance as will insure Owner against loss of use of Owner's property during construction due to fire or other hazards, however caused, prior to Substantial Completion and final acceptance and payment. Owner waives all rights of action against Contractor for loss of use of Owner's property prior to Substantial Completion, including consequential losses due to fire or other hazards, however caused, to the extent covered by such insurance and provided Owner's insurance company agrees to such waiver.

               (b)  Builder's Risk Coverage.
                    -----------------------

                    (i) Owner shall obtain builder's risk insurance on an "all risk" policy form, in an amount not less than one hundred percent (100%) of the completed insurable value of the Work being performed, including, to the extent not covered by other insurance, the structures upon and in which the Work is being done and all Work in progress including materials to be incorporated in the Work which qualify for payment under the terms of this Agreement. Such insurance shall cover the interests of both Owner and Contractor in the Work as their interests may appear.

                    (ii) Contractor shall assist Owner in filing and pursuing any claim and collecting any amounts payable under the builder's risk coverage described above. All sums payable under the builder's risk coverage shall be paid to Owner for the purpose of paying the cost, in whole or in part, of restoring or rebuilding the Work to be constructed in order to assure Contractor's compliance with its obligation to complete the Work. Owner shall have the authority to adjust and settle any loss with the insurers. Any costs incurred in connection with restoring or rebuilding the work which are not reimbursed by the insurance proceeds shall be treated as a Change Order within the meaning of Article G of this Agreement, and the Guaranteed Maximum Price shall be adjusted accordingly.

          7.   Waivers of Subrogation. Contractor and Owner hereby grant to each
               ----------------------
other on behalf of any insurer providing insurance under this Agreement, a waiver of any right of subrogation as such insurer may acquire against the other party by virtue of payment of any loss under such insurance; provided, however, that any such waiver shall be effective only in the event that, and only so long as, both parties are empowered to grant such a waiver under the terms of the policy or policies involved without affecting the insurance coverage. This waiver shall apply only with respect to insurance proceeds and shall not be applicable to deductibles.

          8.   Bonds. If Owner requests a performance bond and/or a payment bond
               -----
from any of Contractor's Subcontractors, Contractor will be responsible for ensuring that such Subcontractors provide the same to Owner.

     L.   Contractor's Warranties.
          -----------------------

          1. Contractor warrants that (i) Contractor is a duly licensed contractor in compliance with all applicable laws, Contractor will exercise due care and diligence in the construction of the Work and the Work shall be performed in accordance with this

Agreement, (ii) all of the Work and services to be performed by Contractor pursuant to this Agreement shall be the standard and quality specified in the Contract Documents, and (iii) subject to the qualifications hereunder, performance of the Work shall comply with the Contract Documents and all safety codes. Wherever the plans specify use of certain materials and equipment, Contractor, upon written approval by Owner and Architect, which approval may be withheld in their sole discretion, may use equivalent materials and equipment. The Contractor also shall have the right to employ alternate methods of construction upon written approval of Owner and Architect to the extent that the scope of the Work and the standards of quality set forth in the Contract Documents are not adversely affected. Contractor shall be solely responsible for the adequacy of design executed by Contractor or its Subcontractors in employing any such alternate methods or materials.

          2. Contractor warrants for one (1) year from the date of issuance of the Certificate of Substantial Completion (the "Warranty Period"), on behalf of the Contractor, its Subcontractors, materialmen and suppliers, that the Work performed under this Agreement shall be of good quality and free from defects in workmanship and materials and in compliance with the provisions of Paragraph L(1). All warranties procured by Contractor from its Subcontractors, materialmen and suppliers shall be properly executed on a form approved by Owner and shall be submitted to the Owner prior to the final acceptance of the Work. Contractor shall cause such warranties to be made directly to Owner, or if the same shall be made to Contractor, Contractor, if possible, shall assign same to Owner. During the Warranty Period, upon written request from Owner, such warranties as may not be assignable shall be enforced (to the extent enforceable) by Contractor for the Owner's benefit. Contractor shall also deliver to Owner all operating manuals for equipment installed in the Work.

          3. Contractor shall to Owner's satisfaction (i) re-execute any parts of the Work that fail to conform with the requirements of the Contract Documents and that become apparent during the progress of the Work, (ii) remedy any defects in the Work due to faulty materials or workmanship that become apparent within the Warranty Period or within such longer period of time as may be set forth in the plans and specifications, and (iii) replace, repair or restore any other parts of the Work or furniture, fixtures, equipment or other items placed therein (whether by Owner or any other party) that are injured or damaged by any parts of the Work that do not conform to the requirements of the Contract Documents or as a result of defects in the Work. The cost to Contractor of performing any of Contractor's obligations under this Paragraph L shall not be included in the Cost of the Work, and all corrective work shall be at no cost to Owner. If Contractor fails to proceed within ten (10) business days after written notice from Owner to comply with the terms of this paragraph, Owner may correct any defects in the Work and Contractor shall be liable for all reasonable costs of such corrective work. If, however, Owner does not desire Contractor to repair Work damaged or not done in accordance with this Agreement, a deduction reasonably specified by Owner from the Contractor's Fee and the Guaranteed Maximum Price shall be made by Owner, such deduction to be based upon the reasonably anticipated cost to the Owner of such corrective work.

          4. Contractor's express warranty in this Paragraph L shall be in addition to, and not in lieu of, any other remedies Owner may have under this Agreement, at law, or in equity for defective Work. No payment made by Owner to Contractor, nor any acceptance, use or occupancy of the Work by Owner or any other person or entity, shall constitute acceptance of any defective Work or any Work not in compliance with this Agreement.

     M.   Owner's Occupancy Before Completion of Work. Owner shall have the
          -------------------------------------------
right to occupy any part or parts of the project, and to install its own fixtures and equipment thereon prior to completion of the Work by Contractor, provided, however, that any such occupancy or use shall not constitute acceptance of Work not complying with the requirements of this Agreement. Any such occupancy must be consistent with the Contractor's sequence for completing the Work in the occupied part or parts or in other areas of the Project, and may not materially interfere with the completion of such Work. Contractor shall coordinate its efforts with any occupancy prior to completion of the Work, and shall give reasonable notice to Owner of any damage or delay likely to result from such occupancy, but Owner will assume the risk of Owner's fixtures, equipment and other personal property, and of any damage to or material delay in the Work arising out of such occupancy.

     N.   Termination of Agreement.
          ------------------------

          1. Contractor shall have the following rights with respect to termination of this Agreement.

               (a) If through no act or fault of Contractor or any of its subcontractors, or anyone employed by them, Owner, without justification under provisions of this Agreement, orders the Work to be stopped for a period in excess of ninety (90) consecutive days, Contractor, after five (5) days' written notice to Owner, may elect to terminate this Agreement. If Owner shall not make any undisputed payment due to Contractor hereunder within thirty (30) days after the due date for such payment, and provided Contractor is not in default under this Agreement, Contractor may suspend the Work upon written notice to Owner. Owner shall be liable to Contractor for the amount of Contractor's actual, reasonable costs of shut-down, delay and start-up occasioned by a stoppage or suspension of the Work pursuant to this paragraph, by adjustment to the GMP and Construction Schedule.

               (b) If through no act or fault of Contractor or any of its Subcontractors, construction of the Work shall be stopped pursuant to court order, or other governmental act or regulation, fire or action of the elements, national emergency, or any other cause beyond Contractor's reasonable control (other than those causes described in Subparagraph N.1(a)), then Contractor, after seven (7) days' written notice to Owner, may temporarily cease construction of the Work. If the cause of such stoppage of work is removed within sixty (60) days after Contractor so ceases construction, Contractor shall resume construction and proceed with the Work; provided, however, that the amount payable to Contractor hereunder and the Guaranteed Maximum Price and the Construction Schedule shall be subject to equitable adjustment as provided above in Article G to account for the Contractor's additional cost and delays caused by the work stoppage. If the cause of such stoppage of work cannot be removed for a period of six (6) months, then either the Contractor or the Owner may elect in writing to terminate this Agreement.

               (c) If this Agreement should be terminated as provided in Subparagraph (a) or (b) above, then Owner shall pay the Contractor, subject to the provisions of Article H (Progress Payments) for all costs incurred in connection with the Work (including, without limitation, any costs incurred pursuant to a Change Order) theretofore completed, plus a Contractor's Fee in an
amount, equal to        percent (    %) of the sum of such costs.

     2.   Termination by Owner.

          (a) If the Contractor should be adjudged as bankrupt, or if the Contractor should make a general assignment for the benefit of his creditors, or if a receiver should be appointed on account of Contractor's insolvency, or if Contractor should fail to supply enough properly skilled workmen or proper materials to prosecute the Work as provided herein, or if Contractor should fail to make prompt payment of amounts properly due to Subcontractors or for materials or labor after receiving payments from Owner, or if Contractor should disregard applicable laws or ordinances or otherwise be guilty of a breach of any material provision of this Agreement or if Contractor should fail to remove a mechanic's lien on the Project for which Contractor is responsible in the manner required under this Agreement, then the Owner, upon ten (10) days' written notice to Contractor, may terminate the employment of the Contractor and take possession of the Project, the Project site, materials, suppliers, equipment and tools and finish the Work by whatever method Owner may deem expedient, and, at Owner's option, assume any or all of the subcontracts now or hereafter executed by the Contractor hereunder. If this Agreement is so terminated by Owner, Contractor shall be entitled to receive payment only for Work completed as of the date of termination, which amounts shall be paid upon Substantial Completion of the Work by Owner. Contractor shall be responsible for all costs incurred by Owner due to Contractor's non-performance, default or negligence. Contractor shall execute and deliver all papers and take all steps, including assignment of contractual rights, as Owner may reasonably require to permit Owner to complete the Work.

               (b) Owner may, without cause, order Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as Owner may determine. Should Owner choose to suspend, delay or interrupt the Work, an adjustment shall be made to the Construction Schedule and for increases in the cost of performance of the Contract caused by such suspension, delay or interruption. No adjustment shall be made to the extent that performance is, was or would have been so suspended, delayed or interrupted by another cause for which Contractor is responsible, or if an equitable adjustment is made or denied under another provision of the Agreement.

               (c) If Contractor defaults or neglects to carry out the Work in accordance with this Agreement and fails within a seven (7) day period after receipt of written notice from Owner to commence and continue correction of such default or neglect with diligence and promptness, Owner shall have the right, without prejudice to other remedies Owner may have, to correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due Contractor the cost of correcting such deficiencies, including compensation for Architect's additional services and expenses made necessary by such default, neglect or failure. If payments then or thereafter due Contractor are not sufficient to cover such amounts, Contractor shall pay the difference to Owner.

               (d) If this Agreement shall be terminated by Owner pursuant to Subparagraph (a) above, Owner shall have the right to recover from Contractor any costs in excess of the GMP incurred due to Contractor's nonperformance, default or negligence. Contractor shall execute and deliver all papers and take all steps, including assignment of contractual rights, as Owner may reasonably require to permit Owner to complete the Work.

     O.   General Provisions.
          ------------------

          1.   Assignment. Contractor shall not assign this Agreement, nor shall
               ----------
Contractor assign any monies due or to become due to Contractor hereunder, without the prior written consent of Owner, which consent may be withheld in Owner's sole discretion. Owner shall have the right to assign this Agreement only to a financially responsible person or entity that is capable of discharging the obligations of the Owner hereunder.

          2.   Notices. All notices hereunder shall be in writing, shall be sent
               -------
by registered or certified mail, return receipt requested, or by personal delivery or courier service with a request for an acknowledgment of receipt, and shall be effective on receipt. Notices shall be sent to or delivered to the following addresses or such other address(es) as a party may designate by notice given in the manner provided herein:

                    Oracle Corporation
                    500 Oracle Parkway, Box 659506
                    Redwood Shores, California 94065
                    Attention: Corporate Treasurer

          with a copy to:

                    Oracle Corporation
                    500 Oracle Parkway, Box 659507
                    Redwood Shores, California 94065
                    Attention: General Counsel

          and in the case of the Contractor to:

                    _____________________________
                    _____________________________
                    _____________________________
                    Attention:___________________

          and in the case of the Architect to:

                    _____________________________
                    _____________________________
                    _____________________________
                    Attention:___________________

          3.   Complete Agreement. This Agreement, including all exhibits
               ------------------
hereto, represents the full complete understanding of the parties and supersedes any previous agreements, representations, or understandings, oral or written, with respect to the subject matter hereof. This Agreement may be modified or altered only by a written instrument signed by the parties.

          4.   Successors. This Agreement shall inure to the benefit of and
               ----------
shall be binding upon the successors and assigns of Owner and upon the permitted successors and assigns of Contractor.

          5.   Governing Law. This Agreement shall be governed by and
               -------------
interpreted under the laws of the State of California.

          6.   Remedies. Remedies available hereunder shall be in addition to
               --------
and not a limitation of remedies otherwise available by law.

          7.   No Waiver. No consent or waiver either expressed or implied by
               ---------
either Owner or Architect to any breach by Contractor of any covenant, obligation, or liability shall be construed as a waiver of right or consent to any other breach of the same or any other covenant, obligation, or duty.

          8.   Governing Contract Documents. In general, plans and
               ----------------------------
specifications indicate qualities of materials and workmanship, and drawings indicate dimensions, locations, quantities, and details of construction. Detailed drawings and specifications shall take precedence over general drawings and specifications. Supplementary or revised details and instructions, if approved by the Owner, shall take precedence over original documents, information and earlier addenda to which they refer. Any item of Work mentioned in specifications but not shown on drawings or shown on drawings but not mentioned in specifications, shall be provided as if shown and mentioned in both.

          9.   Contractor's Notice. Contractors are required by law to be
               -------------------
licensed and regulated by the Contractor's State License Board. Any questions concerning a contractor may be referred to the Registrar, Contractor's State License Board, 1020 N. Street, Sacramento, California 95814. Contractor's license number is __________________.

          10.  Subcontract Work. All portions of the Work shall be performed by
               ----------------
Contractor or under subcontracts entered into by Contractor. The Contractor shall obtain a minimum of three (3} responsive bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work, all of which bids shall be presented to the Contractor as sealed bids and which sealed bids shall be delivered to the Architect and opened and tabulated in the presence of the Owner, Architect and Contractor. The Owner will then determine which bids will be accepted. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, the Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection. Owner shall have, at Owner's request, the right to review the bid invitations and bid packages prepared by Contractor. Contractor will receive warranties from all Subcontractors in accordance with specifications and contractor licensing requirements.

          Contractor shall secure from the electrical and mechanical subcontractors a covenant warranting the adequacy of their design or engineering specifications and holding Owner and Contractor harmless from any injury, liability, delay, or other expenses resulting from any fault or negligence of the subcontractor in the preparation thereof.

          Each subcontract agreement is assigned by Contractor to Owner, provided that such assignment shall be effective only after the termination of this Agreement and only for those subcontract agreements that Owner accepts by notifying the Subcontractor in writing.

          11.  Status of Architect. Whenever a right to approve or make a
               -------------------
determination or other right is reserved hereunder to Owner, it is understood that Owner may delegate the exercise of such right to Architect or any other entity in writing, and Contractor shall be wholly protected in relying upon any action taken by such representative in the exercise of such right, unless Contractor is earlier notified in writing by the Owner to the contrary.

Architect shall have authority to review and approve shop drawings for the Work and, upon prior approval of Owner, Architect also shall have authority to stop the Work whenever such stoppage may be necessary in Architect's reasonable opinion to ensure proper performance of this Agreement. Reexamination of questioned work may be ordered by the Architect or Owner and, if so ordered, the Work must be uncovered by Contractor. If such Work is found not to be substantially in accordance with the requirements of the Contract Documents, Contractor shall pay the cost of uncovering the Work. If the Work is found to be in accordance with the Contract. Documents, Owner shall pay said cost. Contractor shall promptly correct all Work rejected by Architect because it fails to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. Contractor shall bear the costs of correcting such rejected Work, including additional testing and inspections and compensation for Architect's services and expenses made necessary thereby.

          It is understood that the performance of this Agreement by Contractor is dependent upon the cooperation and the prompt performance by the Owner and Architect of their respective duties. Owner shall cause Architect to promptly provide all necessary design details, working drawings, and changes in drawings or specifications as may be required from time to time. Should errors, omissions, or discrepancies appear to Contractor in or between the drawings and/or specifications, or in the work done by others affecting the Work, the Contractor shall notify the Architect and Owner at once, and the Architect, subject to Owner's approval, shall instruct the Contractor regarding the manner in which the Contractor is to proceed with respect to the Work so affected. If the Contractor proceeds with the work affected without instructions from the Architect, Contractor shall be responsible for, and shall make good, any resulting damage or defect.

          12.  Confidentiality. Contractor shall treat all information relating
               ---------------
to the Work and all information supplied to Contractor by Owner or Architect as confidential and proprietary information of Owner and shall not permit its release to other parties or make any public announcement or publicity releases without Owner's written authorization. Contractor shall also require all Subcontractors, materialmen and suppliers to comply with this requirement.

          13.  Attorneys' Fees. If any party brings any action for the
               ---------------
enforcement or interpretation of this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs incurred by the prevailing party. The "prevailing party" will be determined, at the conclusion of any appeals, if any, by the court before whom the action was brought, based upon an assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues, in the final decision of the court or any appellate court.

          IN WITNESS WHEREOF, the Owner and Contractor have executed this Agreement as of the date first written above.

                         OWNER:  ORACLE CORPORATION,
                         a Delaware corporation

                         By: /s/ Bruce Lange
                             -----------------------------------
                         Its: VP and Corporate Treasurer
                             -----------------------------------

                         CONTRACTOR:  Kaiser Construction, Inc.
                                      --------------------------
                         By: /s/ XXX
                             -----------------------------------
                         Its: President
                             -----------------------------------

                                   Exhibit A
                                   ---------

                           PLANS AND SPECIFICATIONS

                               [TO BE COMPLETED]

                                   Exhibit B
                                   ---------

                        SCHEDULE OF GENERAL CONDITIONS

                               [TO BE COMPLETED]

                                   EXHIBIT D

                             RULES AND REGULATIONS

     1. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture and other property brought into the Premises. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to distribute properly the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Premises by moving or maintaining such property shall be repaired at the expense of Tenant.

     2. Tenant shall not use or keep in or about the Premises any kerosene, gasoline or other inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord.

     3. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window of the Premises without the prior written consent of Landlord. With the prior consent of Landlord, such items shall be installed on the office side of the standard window covering for the Premises and shall in no way be visible from the exterior of the Premises.

     4. Tenant shall see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall make good all injuries sustained to the Premises.

     5. The toilet rooms, toilets, urinals, washbowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall he borne by Tenant.

     6. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash or garbage in the City of Belmont without being in violation of any law or ordinance governing such disposal.

     7. The requirements of Tenant will be attended to only upon application by telephone or in person at the office of Landlord's Property Manager. Employees of Landlord or Landlord's Property Manager shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

     8. These rules and regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

     9. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises and for the preservation of good order therein.

                                      D-1